    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 4, 1999
                                                           REGISTRATION NO. 333-
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          CHARMING SHOPPES MASTER TRUST
                                    (Issuer)

                       CHARMING SHOPPES RECEIVABLES CORP.
             (Exact name of Registrant as specified in its charter)

           DELAWARE                                     9999                                 51-0383871
(State or other jurisdiction of             (Primary Standard Industrial                 (I.R.S.  Employer
 incorporation or organization)              Classification Code Number)                 Identification No.)

                              3411 SILVERSIDE ROAD
                           WILMINGTON, DELAWARE 19810
                                 (302) 479-5510
       (Address, including zip code, and telephone number, including area code, of principal executive offices of Registrant)

                                   COLIN STERN
                            C/O CHARMING SHOPPES INC.
                                 450 WINKS LANE
                          BENSALEM, PENNSYLVANIA 19020
                                 (215) 638-6898
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   COPIES TO:

    MARY C. FONTAINE                                       PAUL WEIFFENBACH
  MAYER, BROWN & PLATT                            ORRICK, HERRINGTON & SUTCLIFFE LLP
190 SOUTH LASALLE STREET                                  3050 K STREET, N.W.
 CHICAGO, ILLINOIS 60603                                WASHINGTON, D.C. 20007

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |_|
    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
   If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

                                                    PROPOSED           PROPOSED
  TITLE OF EACH                                      MAXIMUM            MAXIMUM           AMOUNT OF
CLASS OF SECURITIES            AMOUNT TO BE      OFFERING PRICE        AGGREGATE        REGISTRATION
 TO BE REGISTERED               REGISTERED         PER UNIT(1)     OFFERING PRICE(1)         FEE
 ----------------               ----------         -----------     -----------------         ---
Class A Certificates           $1,000,000                100%         $1,000,000            $278
Class B Certificates           $1,000,000                100%         $1,000,000            $278

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS         SUBJECT TO COMPLETION, DATED [______________], 1999

                          CHARMING SHOPPES MASTER TRUST
                                     Issuer
                       CHARMING SHOPPES RECEIVABLES CORP.
                                     Seller
                             SPIRIT OF AMERICA, INC.
                                    Servicer

                                  SERIES 1999-1

          $[_________] Floating Rate Class A Asset Backed Certificates $[_________] Floating Rate Class B Asset Backed Certificates


CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 11 IN THE PROSPECTUS.

A certificate is not a deposit and neither the certificates nor the underlying accounts or receivables are insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

The certificates offered in this prospectus will represent interests in the trust only and will not represent interests in or obligations of Charming Shoppes Receivables Corp., Spirit of America National Bank or any of their affiliates.

                                              Class A Certificates      Class B Certificates
                                              --------------------      --------------------
Principal amount                              $                         $
Price to public per certificate                                %                          %
Underwriting discount per certificate                          %                          %
Proceeds to seller per certificate                             %                          %

Certificate rate per certificate             One-Month LIBOR            One-Month LIBOR
                                             plus [___]% annually*      plus [___]% annually**
Interest paid                                Monthly                    Monthly
First interest payment date                  [______________]         [______________]
Scheduled first principal payment
date                                         [______________]         [______________]
Expected final principal payment
date                                         [______________]         [______________]
Series termination date                      [______________]         [______________]


* After the Class A expected final payment date, one-month LIBOR may not exceed [ ]%.
** After the Class B expected final payment date, one-month LIBOR may not exceed [ ]%.

The total price to public is $______, the total amount of the underwriting discount is $_____ and the total amount of proceeds plus accrued interest and before deduction of expenses is $_____.

CREDIT ENHANCEMENT--

- Subordination of the Class B Certificates provides credit enhancement for the Class A Certificates.

The Trust is also issuing:

- Class C Certificates in the amount of $__________. The Class C Certificates are subordinated to and provide credit enhancement for the Class A and the Class B Certificates.

- A Class D Certificate in the amount of $________. The Class D Certificate is subordinated to and provides credit enhancement for the Class A, Class B and Class C Certificates.


This prospectus relates to the offering of the Class A and Class B Certificates only.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE CLASS A CERTIFICATES OR THE CLASS B CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              --------------------
                              Class A Underwriters

BEAR, STEARNS & CO. INC.                                              [OTHERS]


                               Class B Underwriter

                            BEAR, STEARNS & CO. INC.

                              ______________, 1999

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS

  We include cross-references in this prospectus to captions in these materials where you can find further related discussions. The following table of contents provide the pages on which these captions are located.

  You can find a listing of the pages where capitalized terms used in this prospectus are defined under the caption "Index of Terms for Prospectus" beginning on page __ in this document.

                                TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----
SUMMARY...........................................................................................................1
   THE TRUST......................................................................................................1
   THE TRUSTEE....................................................................................................1
   ORIGINATOR.....................................................................................................1
   SELLER.........................................................................................................1
   SERVICER.......................................................................................................1
   SECURITIES.....................................................................................................1
     The Offered Certificates.....................................................................................1
     Additional Series 1999-1 Certificates........................................................................1
     Interest Payments............................................................................................2
     Principal Payments...........................................................................................2
     Credit Enhancement...........................................................................................2
   OTHER INTERESTS IN THE TRUST...................................................................................3
     Other Series.................................................................................................3
     The Seller Interest..........................................................................................3
   TRUST ASSETS...................................................................................................3
   THE RECEIVABLES................................................................................................4
   COLLECTIONS BY THE SERVICER....................................................................................4
   ALLOCATION OF TRUST ASSETS.....................................................................................4
     Allocations of Collections of Finance Charge Receivables.....................................................5
     Interest Rate Cap Agreements.................................................................................6
     Shared Excess Finance Charge Collections.....................................................................6
   Allocations of Collections of Principal
     Receivables..................................................................................................6
     Revolving Period.............................................................................................7
     Controlled Amortization Period...............................................................................7
     Early Amortization Period....................................................................................7
     Early Amortization Events....................................................................................7
     Shared Excess Principal Collections..........................................................................8
     Minimum Seller Interest......................................................................................8
   DENOMINATIONS..................................................................................................9
   REGISTRATION, CLEARANCE AND SETTLEMENT.........................................................................9
   OPTIONAL REPURCHASE............................................................................................9
   TAX STATUS.....................................................................................................9
   ERISA CONSIDERATIONS..........................................................................................10
   CERTIFICATE RATING............................................................................................10
RISK FACTORS.....................................................................................................11
   It may not be possible to find an investor to purchase your certificates......................................11
   The credit enhancement provided for your certificates is limited and may not be sufficient to prevent losses..11
   The Class B certificates are subordinated to the Class A certificates and trust assets may be diverted from Class B to pay Class A.................................................................................11
   If the transfer of the receivables were held to be merely a grant of a security interest or if a conservator or receiver is appointed for the originator or the seller, you may experience delays and/or reductions in payments on your certificates...............................................................................12
   If the servicer becomes insolvent or a receiver is appointed, you may experience a loss on your certificates..14
   Consumer protection laws may restrict the servicer's ability to collect receivables, maintain yield on the portfolio and lead to an early pay out or inability to pay your certificates in full........................14
   Principal may be paid earlier than expected creating a reinvestment risk to you or later than expected resulting in a failure to receive payment when expected.....................................................15
   The return on your certificates may be sensitive to social, economic and geographic factors that are unpredictable...........................................................................................15
   The return on your certificates will be sensitive to the ability of Fashion Bug stores to generate receivables........................................................................................16
   Competition in the credit card industry could lead to early payment of your certificates......................16
   If credit card account holders are concentrated in one state or geographic location, laws, economic downturn or natural disasters in that area may adversely affect collections of receivables...........................16
   Issuance of additional series by the trust may adversely affect your payments or rights.......................17

                                                                                                               PAGE
                                                                                                               ----
   The credit quality of the receivables may change over time, which may affect the timing and amount of payments on your certificates.....................................................................17
   A change by the originator in the terms of the accounts may adversely affect the amount and timing of collections and payments on your certificates.....................................................17
   It may be difficult for you to achieve your desired investment results if the interests of other investors are different from yours....................................................................18
   If the seller elects to treat a percentage of principal receivables as finance charge receivables, principal payments on your certificates could be delayed.......................................18
   Payments from trust assets are the sole source of payments on your certificates...............................18
   Other liens may have priority over the trustee's lien on the receivables which may affect the timing and amount of payments on your certificates..........................................................18
   Credit card rates may decline without a corresponding change in amounts needed to pay your certificates...........................................................................................19
   The credit enhancement provided by the interest rate cap agreements may not prevent you from incurring a loss on your investment.........................................................................19

TRUST............................................................................................................20

MATURITY CONSIDERATIONS..........................................................................................20
   Generally.....................................................................................................20
   The Revolving Period..........................................................................................21
   The Controlled Amortization Period............................................................................22
   The Early Amortization Period.................................................................................23
   Paired Series.................................................................................................23

SPIRIT OF AMERICA'S CREDIT CARD ACTIVITIES.......................................................................23
   General.......................................................................................................23
   New Account Underwriting......................................................................................24
   Description of Subservicer....................................................................................25
   Billing and Payments..........................................................................................25
   Delinquencies and Collections -- Collection Efforts...........................................................25
   Credit Return Policy..........................................................................................26
   Delinquency and Loss Experience...............................................................................26
   Revenue Experience............................................................................................27
   Payment Rates.................................................................................................28

THE RECEIVABLES..................................................................................................28

USE OF PROCEEDS..................................................................................................33

CHARMING SHOPPES PARTIES.........................................................................................33
   General.......................................................................................................33
   Year 2000 Compliance..........................................................................................33

DESCRIPTION OF THE CERTIFICATES..................................................................................34
   General.......................................................................................................34
   Interest Payments.............................................................................................35
   Interest Rate Cap Agreements..................................................................................37
   Principal Payments............................................................................................38
   Subordination of Certain Classes..............................................................................39
   Allocation Percentages........................................................................................39
   Reallocation of Cash Flows....................................................................................42
   Servicing Fees................................................................................................43
   Application of Collections....................................................................................43
   Series Shared Excess Finance Charge Collections...............................................................49
   Series Shared Principal Collections...........................................................................50
   Loss Amounts; Dilution Amounts; Investor Charge-Offs..........................................................51
   Paired Series.................................................................................................53
   Limitations on Addition of Accounts...........................................................................53
   Early Amortization Events.....................................................................................54
   Series Termination............................................................................................57

THE POOLING AGREEMENT............................................................................................57
   Transfer and Assignment of Receivables........................................................................57
   Exchanges.....................................................................................................58
   Receivables Purchase Series...................................................................................59
   Book-Entry Registration.......................................................................................60
   Definitive Certificates.......................................................................................63
   Representations and Warranties................................................................................64
   Eligible Accounts; Eligible Receivables.......................................................................66
   Addition of Accounts..........................................................................................67
   Removal of Accounts...........................................................................................69
   Collection and Other Servicing Procedures.....................................................................69
   Collection Account............................................................................................69
   Deposits in Collection Account................................................................................70
   Shared Excess Finance Charge Collections......................................................................71
   Shared Principal Collections..................................................................................71
   Excess Funding Account........................................................................................72
   Loss Amount; Dilution Amounts.................................................................................72
   Discount Option...............................................................................................73
   Defeasance....................................................................................................74
   Optional Repurchase; Final Payment of Principal; Termination..................................................74
   Servicing Compensation and Payment of Expenses................................................................75
   Certain Matters Regarding the Seller and the Servicer.........................................................75
   Servicer Default..............................................................................................76

                                                                                                               PAGE
                                                                                                               ----
   Reports to Series 1999-1 Certificateholders...................................................................78
   Evidence as to Compliance.....................................................................................78
   Amendments....................................................................................................79
   List of Investor Certificateholders...........................................................................80
   The Trustee...................................................................................................80

DESCRIPTION OF THE PURCHASE AGREEMENT............................................................................80
   Restructuring of Trust........................................................................................80
   Purchase Price for Receivables................................................................................81
   Representations and Warranties................................................................................82
   Certain Covenants.............................................................................................83
   Addition and Removal of Accounts..............................................................................84
   Termination of Purchase Agreement.............................................................................85

DESCRIPTION OF THE SECURITY AGREEMENT............................................................................85

CERTAIN LEGAL ASPECTS OF THE RECEIVABLES.........................................................................86
   Insolvency Laws Affecting Transfers...........................................................................86
   Other Issues Under Insolvency Laws............................................................................87
   Consumer Protection Laws......................................................................................88

U.S. FEDERAL INCOME TAX CONSEQUENCES.............................................................................88
   General.......................................................................................................88
   Characterization of the Certificates as Indebtedness..........................................................89
   Taxation of Interest Income of Certificateholders.............................................................90
   Sale of a Certificate.........................................................................................90
   Tax Classification of Trust...................................................................................91
   FASIT Legislation.............................................................................................91
   Possible Classification as a Partnership or as an Association Taxable as a Corporation........................91
   Foreign Investors.............................................................................................92
   Backup Withholding............................................................................................93

ERISA CONSIDERATIONS.............................................................................................93

UNDERWRITING.....................................................................................................94

LEGAL MATTERS....................................................................................................95

CERTIFICATE RATINGS..............................................................................................95

REPORTS TO CERTIFICATEHOLDERS....................................................................................95

WHERE YOU CAN FIND MORE INFORMATION..............................................................................96

ANNEX I

OTHER SERIES OUTSTANDING........................................................................................103

ANNEX II

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES...................................................104

                                     SUMMARY

- THIS SUMMARY PROVIDES AN OVERVIEW OF CERTAIN CALCULATIONS, CASH FLOWS AND OTHER INFORMATION TO AID YOUR UNDERSTANDING OF THIS OFFERING. THIS SUMMARY DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. THIS SUMMARY PROVIDES GENERAL, SIMPLIFIED DESCRIPTIONS OF MATTERS WHICH, IN SOME CASES, ARE HIGHLY TECHNICAL AND COMPLEX. MORE DETAIL IS PROVIDED IN OTHER SECTIONS OF THIS PROSPECTUS. YOU SHOULD READ THIS ENTIRE PROSPECTUS CAREFULLY PRIOR TO MAKING YOUR INVESTMENT DECISIONS SO THAT YOU UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE CERTIFICATES AND THE RISKS INVOLVED WITH A PURCHASE OF THE CERTIFICATES.


THE TRUST

Charming Shoppes Master Trust was formed in December of 1992.

The purpose of the trust is to:

   -  acquire certain credit card receivables originated by the originator; and

   - finance such acquisitions by issuing securities and receivables purchase interests that represent undivided interests in the receivables and other specified assets of the trust and by borrowing on a secured basis.

The trust may not engage in any other activities unless they relate to the activities described above.

THE TRUSTEE

First Union National Bank serves as trustee for the trust.

ORIGINATOR

Spirit of America National Bank is a national banking association whose principal place of business is 1103 Allen Drive, Milford, Ohio 45150 and whose telephone number is (513) 576-5300.

SELLER

Charming Shoppes Receivables Corp., is a Delaware corporation whose principal place of business is 3411 Silverside Road, Wilmington, Delaware 19810 and whose telephone number is (302) 479-5510.

SERVICER

Spirit of America, Inc., is a Delaware corporation whose principal place of business is 1103 Allen Drive, Milford, Ohio 45150 and whose telephone number is
(513) 576-5300.

SECURITIES

THE OFFERED CERTIFICATES

The trust will issue a new series of certificates designated as the "Series 1999-1 Certificates."

The Series 1999-1 Certificates that are being offered to you pursuant to this prospectus are:

   - Floating Rate Class A Asset Backed Certificates with an initial principal balance of $[__________]; and

   - Floating Rate Class B Asset Backed Certificates with an initial principal balance of $[__________].

ADDITIONAL SERIES 1999-1 CERTIFICATES

The other Series 1999-1 Certificates that the trust will issue are:

   - Floating Rate Class C Asset Backed Certificates with an initial principal balance of $[__________]; and

   - a Floating Rate Class D Asset Backed Certificate with an initial principal balance of $[__________].

The Class C Certificates will be sold in private transactions. All or a portion of the Class D Certificate may be purchased by an affiliate of the seller and/or sold in a private transaction.

The seller expects that the trust will issue the Series 1999-1 Certificates on _____, _____, 1999.

INTEREST PAYMENTS

The Class A Certificates will accrue interest for each interest period at an annual rate equal to one-month LIBOR as determined each month plus ___%; except that after the Class A expected final payment date, one-month LIBOR may not exceed [_]% for any interest period.

The Class B Certificates will accrue interest for each interest period at an annual rate equal to one-month LIBOR as determined each month plus ___%; except that after the Class B expected final payment date, one-month LIBOR may not exceed [_]% for any interest period.

See "Description of the Certificates--Interest Payments" for a description of how and when LIBOR will be determined each month.

Interest accrued during each interest period will be due on each distribution date. Any interest due but not paid on a distribution date will be payable on the next distribution date together with additional interest at the applicable certificate rate plus 1% per annum.

   - A distribution date is the 15th day of each month, or if that day is not a business day, the next business day. The first distribution date is __________, 1999.

   - Each interest period begins on and includes a distribution date and ends on and excludes the next distribution date. The first interest period, however, will begin on and include______, 1999 and end on and exclude the first distribution date.

You may obtain the certificate rates for any current and immediately preceding interest period by telephoning First Union National Bank, the trustee, at (215) 985-7585.

For a discussion of the amounts available to make payments of interest on any distribution date, see "Description of the Certificates--Application of Collections."

PRINCIPAL PAYMENTS

If you hold a Class A Certificate, the seller expects you will begin receiving payments of principal during the controlled amortization period, scheduled to begin on [________, ____] and the end of which is scheduled to be the distribution date in ____, ____, the Class A expected final payment date. The Seller expects you will receive principal payments in an amount calculated so that the outstanding principal balance of the Class A Certificates at the commencement of such period is paid out in equal installments of [$_____] on each distribution date in the controlled amortization period.

If you hold a Class B Certificate, you will not receive payments of principal until the Class A Certificates have been paid in full. The Seller expects you will receive payment of principal in full on the distribution date in _____, _____, the Class B expected final payment date.

Certain circumstances could cause principal to be paid earlier or later than the expected dates and could cause payments to be made in reduced amounts. For a discussion of these circumstances, see "Maturity Considerations." You will not receive any premium for early or late payment of principal.

The final payment of principal and interest on the Series 1999-1 Certificates will be made no later than ___________, ____, or if that day is not a business day, the next business day, which is called the Series 1999-1 termination date.

For a discussion of the amounts available to make payments of principal on any distribution date, see "Description of the Certificates--Application of Collections."

CREDIT ENHANCEMENT

Credit enhancement for your series is for the benefit of your series only. You are not entitled to the benefit of any credit enhancement available to other series.

Credit enhancement is provided for the Class A Certificates by the subordination of the Class B Certificates, the Class C Certificates and the Class D Certificate.

Credit enhancement is provided for the Class B Certificates by the subordination of the Class C Certificates and the Class D Certificate.

The Class D investor interest must be reduced to zero before the Class C Certificates will suffer any loss of principal. The Class C investor interest must be reduced to zero before the Class B Certificates will suffer any loss of principal. The Class B investor interest must be reduced to zero before the Class A Certificates will suffer any loss of principal.

For a description of events that may lead to a reduction of the investor interest of any class, see "Description of the Certificates--Application of Collections--Reallocations and Payments of Principal," and "--Loss Amounts; Dilution Amounts; Investor Charge-Offs."

OTHER INTERESTS IN THE TRUST

OTHER SERIES

The trust has issued other series of certificates and may issue additional series of certificates. Each series of certificates represents an undivided ownership interest in the receivables and other specified assets of the trust. Additionally, the trust has issued a series of receivables purchase interests and may issue additional series of receivables purchase interests. Each series of receivables purchase interests also represents an undivided ownership interest in the receivables and other specified assets of the trust conveyed to the purchasers of such interests.

You can review a summary of each series previously issued and currently outstanding under the caption "Annex 1: Other Series Outstanding" at the end of this prospectus.

The trust may issue additional series with terms that may be different from any other series without your prior consent.

THE SELLER INTEREST

Charming Shoppes Receivables Corp. is currently entitled to the remaining interest in the assets of the trust not represented by the Series 1999-1 Certificates or any other series. This interest does not provide credit enhancement for your series or any other series. This interest is represented by the exchangeable seller certificate.

TRUST ASSETS

Spirit of America National Bank has transferred to Charming Shoppes Receivables Corp., which in turn has transferred to the trust, the receivables arising under certain credit card accounts owned by the bank. All new receivables generated in these accounts will automatically be transferred by the bank to Charming Shoppes Receivables Corp. and by Charming Shoppes Receivables Corp. to the trust. The total amount of receivables in the trust will fluctuate daily as new receivables are generated and payments are received on the accounts. For a discussion of additional similar assets that may be transferred to the trust, see
"The Receivables" and "The Pooling Agreement--Addition of Accounts."

The trust assets will also include payments due on the receivables and other proceeds of the receivables and of related credit insurance policies, including net amounts received on receivables charged-off as uncollectible.

Additional assets include:

- all of the rights and remedies of Charming Shoppes Receivables Corp. under the agreement by which Spirit of America National Bank transfers the receivables to it;

- monies on deposit in the trust's bank accounts and investment earnings on such monies;

- any credit enhancement issued with respect to any series issued by the trust; and

-    the proceeds of all other assets.

Your series will not have any interest in the following trust assets:

-    credit enhancement (including any hedge agreement) issued for other series,

- monies on deposit in bank accounts established for other series or investment earnings on such monies, or

-    undivided interests in trust assets sold to other series.

The seller may remove receivables that it transferred to the trust under the limited circumstances described in "The Pooling Agreement--Removal of Accounts."

THE RECEIVABLES

The receivables arise in accounts selected from the portfolio of credit card accounts owned by Spirit of America National Bank based on certain criteria described in "The Pooling Agreement--Eligible Accounts; Eligible
Receivables."

The receivables consist of both principal receivables and finance charge receivables.

Principal receivables are, generally, amounts charged by cardholders for purchases of merchandise, services or credit insurance premiums and other fees that Spirit of America, Inc., as servicer, has designated to be treated as principal receivables.

Finance charge receivables are the related finance charges, late payment fees, returned check charges and certain other credit card fees. Allocated interchange fees, if included in the trust in the future, would also be considered finance charge receivables. See "The Pooling Agreement--Addition of Accounts."

Charming Shoppes Receivables Corp., as seller, may designate a fixed or variable percentage of principal receivables to be treated as finance charge receivables under the limited circumstances described in "The Pooling Agreement--Discount Option."

COLLECTIONS BY THE SERVICER

Spirit of America, Inc. will service the receivables under the agreement. In limited cases, Spirit of America, Inc. may resign or be removed and either the trustee or a third party may be appointed as the new servicer. Spirit of America, Inc., or any new servicer, is called the servicer. The servicer receives a servicing fee from the trust for each series. See "The Pooling Agreement--Servicing Compensation and Payment of Expenses."

The servicer receives collections on the receivables, deposits those collections in an account and keeps track of those collections for finance charge receivables and principal receivables. The servicer then allocates those collections as summarized below.

Spirit of America, Inc. has delegated a portion of its servicing duties to Alliance Data Systems, Inc. See "Spirit of America's Credit Card
Activities--Description of Subservicer."

ALLOCATION OF TRUST ASSETS

Each due period, the servicer will allocate collections of finance charge receivables, principal receivables and the loss amount, which is the amount of receivables not collected and charged-off as uncollectible, and, if required as described in "The Pooling Agreement--Loss Amount; Dilution Amounts," dilution amounts, which are reductions to principal receivables (other than loss amounts) by the servicer for reasons other than payments on such receivables, among:

- your series, based on the size of the investor interest relative to the amount of principal receivables in the trust and amounts on deposit in the excess funding account;

- other outstanding series, based on the size of their respective interests in the trust relative to the amount of principal receivables in the trust and amounts on deposit in the excess funding account; and

- the holder of the exchangeable seller certificate, based on the size of the seller's interest relative to the amount of principal receivables in the trust and amounts on deposit in the excess funding account.

The trust assets allocated to your series will be further allocated to each class based on the size of the investor interest of that class relative to the size of the investor interest of Series 1999- 1. See "Description of the Certificates--Allocation Percentages."

You are entitled to receive payments of interest and principal based on allocations to your series. The investor interest of your series, which is the basis for allocations to your series is the sum of the investor interest for each class in your series. The investor interest for each class will initially equal the outstanding principal balance of such class.

The investor interest of a class will decline as a result of any of the following:

-    principal payments made on such class;

- reallocation of principal receivables allocated to such class (in the case of Class B, Class C and Class D Certificates) to cover required payments for more senior classes; and

- reductions caused by loss amounts and unfunded dilution amounts allocated to such class if allocations (and reallocations) are insufficient to cover such amounts and such class is the only or the most subordinated class then outstanding.

If the investor interest of your class or series declines, amounts allocated and available for payment of your class or series will be reduced. For a more detailed discussion of events that may lead to reductions to the investor interest for reasons other than the payment of principal, see "Description of the Certificates--Application of Collections--Reallocations and Payments of Principal;" and "--Loss Amounts; Dilution Amounts; Investor Charge-Offs."

ALLOCATIONS OF COLLECTIONS OF FINANCE CHARGE RECEIVABLES

The Servicer will allocate collections of finance charge receivables to your series for application on each distribution date as described in the following steps. The following steps are a simplified description of certain allocation and payment provisions and are qualified by the detailed descriptions of these provisions in this prospectus.

Step 1: Collections of finance charge receivables for your series are allocated, based on varying percentages, among the investor interest of each class.

Step 2: Collections allocated to the Class A investor interest are applied to cover, in the following order of priority: the interest payment due on Class A, Class A's portion of the servicing fee due to the servicer, Class A's portion of the loss amount and Class A's portion of the dilution amount.

Collections allocated to the Class B investor interest are applied to cover, in the following order of priority: the interest payment due on Class B and Class B's portion of the servicing fee due to the servicer.

Collections allocated to the Class C investor interest and the Class D investor interest will each be applied to cover the portion of the servicing fee due to the servicer for such class.

Step 3: Collections not used in Step 2 are combined with any collections of excess finance charge receivables allocated to your series from any other series that remain after all applications required by that series (if the terms of that series permit such collections to be shared with other series), are treated as excess spread and are applied, if necessary, to cover:

- the interest payment due to Class A, Class A's portion of the servicing fee then due, Class A's portion of the loss amount and Class A's portion of the dilution amount, each to the extent not covered in Step 2;

- reimbursement of reductions of the Class A investor interest for reasons other than principal payments;

- the interest payment due to Class B and Class B's portion of the servicing fee then due, each to the extent not covered in Step 2, then to Class B's portion of the loss amount and Class B's portion of the dilution amount;

- reimbursement of reductions of the Class B investor interest for reasons other than principal payments;

- Class C's portion of the servicing fee then due to the extent not covered in Step 2, then to the interest payment due to Class C, Class C's portion of the loss amount and Class C's portion of the dilution amount;

- reimbursement of reductions of the Class C investor interest for reasons other than principal payments;

- other amounts then due to the Class C Certificates or required to be applied under the purchase agreement with the holders of the Class C Certificates;

- Class D's portion of the servicing fee then due to the extent not covered in Step 2, then to the interest payment due to Class D, Class D's portion of the loss amount and Class D's portion of the dilution amount;

- reimbursement of reductions of the Class D investor interest for reasons other than principal payments; and

-    to be applied as Available Principal Collections, if necessary.

Step 4: Collections of finance charge receivables allocated to your series and not used in Steps 2 and 3 above may be paid to other series to cover finance charge shortfalls in those series, to the seller or to any other person then entitled to receive such payments.

For a more detailed description of the allocation and payment process for your series, see "Description of the Certificates--Allocation Percentages," and "--Application of Collections."

INTEREST RATE CAP AGREEMENTS

As additional protection for your certificates, the trust will receive the benefit of interest rate cap agreements relating to your certificates. Under these agreements, the trust will receive payments from counterparties if the interest rate on your certificates for any interest period exceeds a specified rate. These payments will generally equal the difference between the amount of interest you accrue on your certificates (if it exceeds the specified rate) over the interest that would have accrued on your certificates at the specified rate. These amounts will be treated as finance charge receivables allocated to your class for application in accordance with Step 2 above.

The specified rate for the Class A Certificates is [____]%. The specified rate for the Class B Certificates is [____]%.

The interest rate cap agreements will terminate on the expected final payment date for your class. After that date, if you have not been paid in full, interest will continue to accrue on your certificates, but will not exceed the specified rate in any interest period thereafter.

SHARED EXCESS FINANCE CHARGE COLLECTIONS

Your series is included in a group of series issued by the trust designated as group one. Each other outstanding certificate series (as identified in "Annex I:
Other Series Issued" at the end of this prospectus) of the trust is also in group one and other series issued in the future may also be in group one. Each certificate series in group one may share finance charge collections not needed to make required payments for that series with each other certificate series in group one. Any reallocation for this purpose will not reduce your series' investor interest. In addition, you may benefit if your series has a finance charge shortfall and other certificate series in group one have excess finance charge collections available for sharing. See "Description of the Certificates--Series Shared Excess Finance Charge Collections."

ALLOCATIONS OF COLLECTIONS OF PRINCIPAL RECEIVABLES

The servicer will allocate collections of principal receivables to your series for application on each distribution date as described in the following steps. The accompanying steps are a simplified demonstration of certain allocation and payment provisions and are qualified by the detailed descriptions of these provisions in this prospectus.

Step 1: Collections of principal receivables for your series are allocated, based on varying percentages, among the investor interest of each class.

Step 2: Collections allocated to the Class D investor interest, the Class C investor interest and the Class B investor interest may be reallocated and treated as finance charge receivables if the amounts required to be covered in Step 2 of Allocations of Collections of Finance Charge Receivables above for any class remain uncovered after application of all finance charge receivables and excess spread. If collections for any class are required to be reallocated, they will not be available for application as described in Step 3.

Step 3: Collections allocated to your series and not reallocated in Step 2 are combined with any shared excess principal collections from any other series, to the extent available and necessary, and are treated as available investor principal collections.

These collections may be paid to you as payments of principal as discussed below. The amount, if any, priority and timing of your principal payments depend on whether your series is in the revolving period, the controlled amortization period or the early amortization period, as described below.

The Class A Certificates will be paid in full before the Class B Certificates receive any payments of principal. The Class B Certificates will be paid in full before the Class C Certificates receive any payments of principal. See "Maturity

Considerations" and "Description of the Certificates--Application of Collections."

Step 4: Collections not used in Steps 2 and 3 above may be paid to other series, if required, or to the holder of the exchangeable seller certificate representing the seller's interest, unless necessary to cover any shortfall in the excess funding account. See "Description of the Certificates--Application of Collections."

REVOLVING PERIOD: Your series will have an initial period of time, called the revolving period, when the trust will not pay principal on any certificate. In general, during the revolving period, the trust will pay principal collections to other series, deposit such collections in the excess funding account when necessary to fund any shortfall or pay such collections to the holder of the exchangeable seller certificate. See "Description of the Certificates--Principal Payments" and "--Application of Collections."

The revolving period starts on __________, 1999 and ends on the earlier to begin of:

-    the controlled amortization period; and

-    the early amortization period.

CONTROLLED AMORTIZATION PERIOD: During the period called the controlled amortization period, each month the servicer will pay to the holders of Class A Certificates an amount calculated so that the outstanding investor interest of the Class A Certificates at the commencement of such period is paid out in equal installments of [$_____] on each distribution date in the controlled amortization period.

Once the Class A Certificates have been paid in full, the trust will use available principal collections to pay the Class B investor interest.

In general, the trust will pay principal collections to other series, deposit such collections in the excess funding account when necessary to fund any shortfall or pay such collections to the holder of the exchangeable seller certificate. See "Description of the Certificates--Reallocations of Cash Flows" and "--Application of Collections."

If the amount actually paid on the Class A Certificates in any month is less than the required payment, the amount of this deficiency will be carried forward as a shortfall and included in the next month's required payment.

You should be aware that there may not be sufficient amounts available to pay principal in full for your investor interest. If the Class A investor interest or the Class B investor interest is not paid in full on its expected final payment date, the early amortization period will begin and the timing of your principal payments could change. See "Maturity Considerations."

The controlled amortization period is scheduled to commence on [________, ____]. See "Maturity Considerations--The Controlled Amortization Period."

The controlled amortization period will end upon the earlier to occur of the following:

-    the repayment of the investor interest for your series, and

-    the beginning of the early amortization period.

EARLY AMORTIZATION PERIOD: If an early amortization event occurs, the early amortization period begins, and the trust will use any available principal collections allocated to your series each month to make payments in the following priority:

-    on the Class A investor interest, until paid in full, then

-    on the Class B investor interest, until paid in full, then

-    to other amounts due, as described in this prospectus.

The early amortization period will end when any one of the following occurs:

-    the investor interest for your series is repaid,

-    the trust termination date, or

-    the Series 1999-1 termination.

EARLY AMORTIZATION EVENTS: Certain adverse events called early amortization events might lead to the start of an early amortization period and the end of either the revolving period or the controlled amortization period.

An early amortization event for your series will occur if:

- the seller or the originator does not make any required payment or deposit, subject to a five day grace period;

- the seller or the originator materially violates any other obligation or agreement relating to the certificates causing you to be materially and adversely affected, if (a) the seller or originator does not remedy the violation within 60 days after it has received written notice and (b) you continue to be materially and adversely affected for the 60-day period;

- the seller or the originator provides certain representations, warranties or other information which were materially incorrect at the time they were provided causing you to be materially and adversely affected, if (a) they continue to be materially incorrect 60 days after the seller has received written notice and (b) you continue to be materially and adversely affected for the 60-day period;

- the three month average yield on the receivables net of losses on the receivables is below the three month average of the sum of monthly interest and monthly servicing fees payable for each month in such three month period;

-    the seller fails to transfer additional assets to the trust when required;

- certain defaults by the servicer occur that have a material adverse effect on you;

- the Class A investor interest is not paid in full on its expected final payment date or the Class B investor interest is not paid in full on its expected final payment date;

- the interest rate cap provider fails to make certain payments when due to the trustee, subject to a five day grace period;

- the interest rate cap provider is downgraded below a specified level and is not replaced by a provider or arrangement satisfactory to the applicable rating agencies;

- certain events of insolvency or receivership relating to the seller or certain of its affiliates occur;

- the originator is unable to transfer receivables to the trust as required under the agreement; or

- the seller or the trust becomes an "investment company" under the Investment Company Act of 1940.

For a more detailed discussion of these events that can lead to the beginning of the early amortization period, see "Description of the Certificates -- Early Amortization Events."

SHARED EXCESS PRINCIPAL COLLECTIONS

Your series is included in a group of series issued by the trust designated as group one. Each other outstanding certificate series of the trust is also in group one and other certificate series issued in the future may also be in group one. Each certificate series in group one may share principal collections not needed to make required payments for that certificate series with each other certificate series in group one. Any reallocation for this purpose will not reduce your series' investor interest. In addition, you may benefit if your series has a principal shortfall and other certificate series in group one have excess principal collections available for sharing. See "Description of the Certificates--Series Shared Excess Principal Collections."

MINIMUM SELLER INTEREST

Charming Shoppes Receivables Corp. is required to maintain the seller interest at a minimum level equal to the greater of the sum of the amounts specified for each outstanding series and zero. The minimum requirement for each other series outstanding on the closing date is described in "Annex 1: Other Series Outstanding" at the end of this prospectus. The initial minimum requirement for your series will be zero. If the required minimum seller interest at any time were equal to zero, failure to maintain the seller interest at that level would mean that the aggregate outstanding amount of all series would exceed the sum of receivables in the trust and amounts on deposit in the excess funding account.

Like your certificates, the seller interest can be reduced because of allocations of loss amounts and dilution amounts. See "Description of the Certificates--Allocation Percentages."

If the seller interest is reduced below the minimum required seller interest and the shortfall remains for a specified grace period, the seller will be required to designate additional accounts for the trust. The balance of receivables in the new accounts should at least equal the shortfall. If no additional accounts are available, the servicer will deposit amounts allocable to the seller in the excess funding account rather than paying such amounts to the seller.

Additionally, if such shortfall is caused by allocated dilution amounts, the seller will be required to make a deposit in the amount of such shortfall in the excess funding account.

The failure of the seller to take any of these actions will be an early amortization event, but will not create a claim against the seller, unless the seller fails to deposit the amount of any shortfall relating to dilution allocations.

Investment earnings on amounts on deposit in the excess funding account will be deposited in the collection account each month and allocated and applied as finance charge receivables.

If any series, including your series, is in an amortization or accumulation period, an amount equal to the principal shortfalls on such series will be withdrawn from the excess funding account and distributed as principal collections to each series with a principal shortfall. See "The Pooling Agreement--Excess Funding Account."

Amounts on deposit in the excess funding account in excess of the amount required to maintain the required minimum seller interest will be released to the holder of the exchangeable seller certificate each month.

DENOMINATIONS

The trust will offer beneficial interests in Class A Certificates and Class B Certificates in minimum denominations of $1,000 and integral multiples of that amount.

REGISTRATION, CLEARANCE AND SETTLEMENT

Your certificates will be registered in the name of Cede & Co., as the nominee of The Depository Trust Company. You will not receive a definitive certificate representing your interest, except in limited circumstances when certificates in fully registered, certificated form are issued. See "The Pooling
Agreement--Definitive Certificates."

You may elect to hold your certificates through DTC, in the United States, or Cedel Bank, societe anonyme or the Euroclear System, in Europe. Transfers within DTC, Cedel or Euroclear, as the case may be, will be made in accordance with the usual rules and operating procedures of such system. See "The Pooling Agreement--Book-Entry Registration."

We expect that your certificates will be delivered in book-entry form through the facilities of DTC, Cedel and Euroclear on or about _____________, 1999.

Cross-market transfers between persons holding directly or indirectly through DTC and counterparties holding directly or indirectly through Cedel or Euroclear will be made in DTC through the relevant depositaries of Cedel or Euroclear.

OPTIONAL REPURCHASE

The seller has the option to repurchase any series of certificates once the investor interest for the series is reduced to 10% or less of the initial investor interest. See "The Pooling Agreement--Optional Repurchase; Final Payment of Principal; Termination."

TAX STATUS

Special counsel to the seller is of the opinion that, under existing law, the Class A Certificates and Class B Certificates will be characterized as debt for federal income tax purposes and the trust will not be classified as an association (or publicly traded partnership) taxable as a corporation. Under the pooling and servicing agreement creating the certificates, you and the seller agree to treat your certificates as debt for federal, state and local income tax purposes and franchise tax purposes. See "U.S. Federal Income Tax Consequences" for additional information concerning the application of federal income tax law.

ERISA CONSIDERATIONS

Generally, you may not acquire Class A Certificates or Class B Certificates if you are purchasing with the assets of a retirement plan, individual retirement plan or other employee benefit plan. See "ERISA Considerations."

CERTIFICATE RATING

The Class A Certificates are required to be initially rated AAA or its equivalent by at least one nationally recognized rating agency.

The Class B Certificates are required to be initially rated A or its equivalent by at least one nationally recognized rating agency.

A rating is not a recommendation to buy, sell or hold the certificates. A rating may be lowered or withdrawn at any time by a rating agency.

When we refer to a "Rating Agency" in this prospectus, we mean any nationally recognized rating agency that has rated any outstanding series issued by the trust.

See "Certificate Ratings."

                                  RISK FACTORS

     Potential investors should consider, among other things, the following risk factors in connection with the purchase of any Class A Certificate or Class B Certificate.

IT MAY NOT BE POSSIBLE TO FIND AN INVESTOR TO PURCHASE YOUR CERTIFICATES.

                                    The underwriters may assist in resales of
                                      the certificates but they are not required to do so. A secondary market for any certificates may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your certificates.

THE CREDIT ENHANCEMENT PROVIDED FOR YOUR CERTIFICATES IS LIMITED AND MAY NOT BE SUFFICIENT TO PREVENT LOSSES.

                                    The subordination of the Class B
                                      Certificates provides credit enhancement for the Class A Certificates. The subordination of the Class C Certificates and the Class D Certificates provide credit enhancement for both the Class A Certificates and the Class B Certificates. The amount of such credit enhancement is limited and may decline under the circumstances described in this prospectus. The Class B Certificates will bear directly the credit and other risks associated with the certificates if the investor interests of the Class C and the Class D Certificates are reduced to zero. The Class A Certificates will bear directly the credit and other risks associated with the certificates if the Class B investor interest is reduced to zero. Additionally, if the investor interest of any class is reduced, the amount of collections allocated to your series will be reduced, thus reducing the amount available to make payments of interest and principal on the certificates. See "Description of the Certificates--Subordination of Certain
                                      Classes," "--Reallocations and Payment of
                                      Principal" and "--Loss Amounts; Dilution
                                      Amounts; Investor Charge-Offs."

THE CLASS B CERTIFICATES ARE SUBORDINATED TO THE CLASS A CERTIFICATES AND TRUST ASSETS MAY BE DIVERTED FROM CLASS B TO PAY CLASS A.

                                    If you purchase a Class B certificate, your
                                      right to receive principal payments is
                                      subordinated to the payment in full of the Class A certificates. No principal will be paid to you until the full amount of principal has been paid on the Class A certificates.

                                    If Class A's share of collections of finance
                                      charge receivables allocated to Series
                                      1999-1, excess spread, and Class C's and Class D's share of principal collections are not sufficient to make all required payments for the Class A certificates, collections of principal receivables allocated to Class B may be diverted to Class A.

                                    Also, if Class A's share of losses and
                                      dilutions on the receivables exceeds the collections and credit enhancement available to cover those losses, the seller fails to make any required payment to cover dilution amounts and the Class C and Class D investor interests are reduced to zero, the Class B investor interest may be reduced to avoid reducing the Class A investor interest. If this occurs, the Class B investor interest and future allocations to Class B would be reduced.

                                    As a result of the subordination, you may
                                      receive payments of interest or principal later than you expect or you may not receive the full amount of principal and interest due to you. See "Description of the Certificates--Allocation Percentages" and "--Application of
                                      Collections--Subordination of Certain
                                      Classes" herein.

IF THE TRANSFER OF THE RECEIVABLES WERE HELD TO BE MERELY A GRANT OF A SECURITY INTEREST OR IF A CONSERVATOR OR RECEIVER IS APPOINTED FOR THE ORIGINATOR OR THE SELLER, YOU MAY EXPERIENCE DELAYS AND/OR REDUCTIONS IN PAYMENTS ON YOUR CERTIFICATES.

                                    There are three transfers of receivables
                                      made in connection with the ultimate
                                      transfer of receivables from Spirit of
                                      America National Bank, as originator, to the trust--

                                      -     the transfer by the originator to
                                            the seller,
                                      -     the transfer by the seller to the
                                            trustee, and
                                      -     the grant of a security interest by
                                            the originator in favor of the
                                            trustee for the benefit of investors
                                            that are not affiliates of the
                                            originator.

                                    The transfer of receivables from the
                                      originator to the seller and from the
                                      seller to the trustee are intended to be treated as sales. It is possible that creditors or other persons (including a trustee, receiver or conservator of the originator or the seller, or the seller as debtor- in-possession in bankruptcy) could take the position that such transfer instead constituted a grant of a security interest in the receivables. The transfer by the originator to the trustee under the security agreement is a grant of a security interest. The effect of characterizing any of the foregoing transfers as the grant of a security interest is discussed below.

                                    Transfers by Spirit of America National
                                      Bank. Under the Federal Deposit Insurance
                                      Act, as amended (the "FDIA"), a
                                      conservator or receiver for a federally
                                      insured bank can avoid certain security
                                      interests granted by the bank. In its 1993 policy statement regarding security interests, the Federal Deposit Insurance Corporation (the "FDIC") indicated that it would not seek to avoid a security interest that was validly perfected before the insolvency of the bank if certain other conditions were satisfied, including that such security interest was not granted or taken in contemplation of insolvency or with the intent to hinder, delay or defraud such bank or its creditors. One of such conditions was that the security interest not be granted for the benefit of any affiliate of the bank. Consequently, if the transfer by Spirit of America National Bank, as originator, to Charming Shoppes Receivables Corp., as seller, were characterized as the grant of a security interest, it may not benefit from the policy statement.

                                    To give you additional protection (and to
                                      carry out the intent of the parties), the originator has granted a security interest directly to the trustee for your benefit (among others) if you are not an affiliate of the originator. It is possible, however, that a conservator or receiver for the originator could assert a position contrary to the policy statement and:

                                      -     seek to avoid the security interest
                                            and/or recover payments to the
                                            seller or the trustee with respect
                                            to the receivables;

                                      -     require the seller or the trustee to
                                            establish its right to payments on
                                            the receivables by submitting to and
                                            completing the administration claims
                                            procedures under the FDIA; or

                                      -     request a stay of proceedings with
                                            respect to the originator as
                                            provided under the FDIA.

                                    In any or all of such events, delays in
                                      payments on the certificates and possible reductions in the amount of those payments could occur.

                                    Whether or not the circumstances described
                                      above exist, the FDIC may repudiate
                                      contracts determined by it to be
                                      burdensome and, in such case, claims (and therefore any security interests securing such claims) would be limited to "actual direct compensatory damages". The meaning of this phrase could be subject to different interpretations. If the FDIC were to take a position adverse to the certificateholders, delays in payment, and possible reductions in payment, could occur.

                                    Additionally, the appointment of a receiver
                                      or conservator could result in
                                      administrative expenses of the receiver, the conservator or banking authorities having priority over the interests of the seller or the trustee in the receivables. The FDIC, as conservator or receiver, would also have the rights and powers conferred under applicable federal or state laws.

                                    If the only triggering event to occur is the
                                      insolvency of the seller or the
                                      appointment of a conservator or receiver for the originator, the FDIC, as conservator or receiver of the originator, would have the power (notwithstanding the terms of the relevant agreements) to prevent the termination of the receivables sale contract between the originator and the seller and the early sale, liquidation or disposition of the receivables. The conservator or receiver may also have the power to cause the early sale of the receivables and therefore the early retirement of your certificates, and to prohibit the continued transfer of receivables to the seller.

                                    Transfers by the Charming Shoppes
                                      Receivables Corp. Charming Shoppes
                                      Receivables Corp., as seller, intends that the transfers by it to the trust be characterized as sale. The seller will take certain actions under the Uniform Commercial Code (the "UCC") in effect in Delaware (the principal place of business of the seller) to perfect the trustee's interest in the receivables. Nevertheless, a tax or other statutory or nonconsensual lien on the property of the originator or the seller arising before an interest in a receivable is transferred to the trustee may have priority over the trustee's interest in such receivable. If the seller were to become a debtor in a bankruptcy case and a bankruptcy trustee or creditor of the seller were to take the position that the transfer of an interest in the receivables to the trustee should be recharacterized as a pledge of such receivables, then delays in distributions on your certificates or reductions in such distributions could result.

                                    Upon the occurrence of an early amortization
                                      event, if the seller were the subject of bankruptcy or insolvency proceedings, the bankruptcy court may have the power (notwithstanding the terms of the trust documents) to prevent the termination of the receivables sale agreement between the originator and the seller, or the seller and the trust, and the early sale, liquidation or disposition of the receivables and the commencement of an early amortization period. The bankruptcy court may also have the power to cause the early retirement of your certificates, and to prohibit the continued transfer of receivables to the seller or the trust.

IF THE SERVICER BECOMES INSOLVENT OR A RECEIVER IS APPOINTED, YOU MAY EXPERIENCE A LOSS ON YOUR CERTIFICATES.

                                    Cash collections held by the servicer may,
                                      subject to certain conditions, be
                                      commingled and used for the benefit of the servicer prior to the date on which such collections are required to be deposited in a trust account. In the event of the insolvency or receivership of the servicer or, in certain circumstances, the lapse of certain time periods provided for in the UCC, the trust may not have a perfected interest in such collections. In such event, the trust may not receive all or part of such collections, which may result in a loss on the certificates.

                                    If certain events relating to the
                                      bankruptcy, insolvency or receivership of the originator, the seller or certain of their affiliates were to occur, then, under the terms of the relevant agreements:

                                    - an early amortization event will occur
                                      with respect to each series;

                                    - new principal receivables will not be
                                      transferred to the trust; and

                                    - unless the persons specified in
                                      "Description of the Certificates--Early
                                      Amortization Events" object, the trustee will sell the receivables, thereby causing early termination of the trust.

                                    The proceeds of any such sale will be
                                      treated as collections and allocated to
                                      your series, other outstanding series and the seller's interest. If the proceeds were insufficient to repay the certificates in full, you would suffer a loss.

                                    If a servicer default occurs solely because
                                      an insolvency event occurs with respect to the servicer, and no other servicer default exists, the relevant court may have the power to prevent either the trustee or certificateholders and other investors from appointing a successor servicer.

                                    Application of federal and state bankruptcy
                                      and debtor relief laws would affect the
                                      interest of certificateholders in the
                                      receivables if such laws result in any
                                      receivables being charged off as
                                      uncollectible.

CONSUMER PROTECTION LAWS MAY RESTRICT THE SERVICER'S ABILITY TO COLLECT RECEIVABLES, MAINTAIN YIELD ON THE PORTFOLIO AND LEAD TO AN EARLY PAY OUT OR INABILITY TO PAY YOUR CERTIFICATES IN FULL.

                                    Many federal and state consumer protection
                                      laws regulate the making, enforcement and collection of consumer loans. Congress and the states may enact laws and amendments to existing laws to regulate further the credit card and consumer revolving loan industry or to reduce finance charges or other fees or charges applicable to credit card and other consumer revolving loan accounts. Such laws, as well as any new laws or rulings that may be adopted, may adversely affect the servicer's ability to collect on the receivables or maintain the current level of periodic rate finance charges and other fees and charges with respect to the accounts. For example, if the transferor were required to reduce its finance charges and other fees, resulting in a corresponding decrease in the accounts' effective yield, this could lead to an early amortization event, resulting in the payment of principal sooner than expected. In addition, failure by the servicer to comply with such requirements could adversely affect the servicer's ability to enforce the receivables.

                                    Both the seller and the originator make
                                      certain representations and warranties
                                      relating to the validity and
                                      enforceability of the accounts and the
                                      receivables. The trustee will not,
                                      however, make any examination of the
                                      receivables or the related records for
                                      purposes of establishing the presence or absence of defects, compliance with such representations or warranties, or for any other purpose. The sole remedy if any such representation or warranty is breached, and such breach continues beyond the applicable cure period, is that the affected receivables will be reassigned to the seller and by the seller to the originator. Payments made in respect of any such reassignment of receivables by the seller or the originator may be recoverable by it or on its behalf if such payments were made within one year prior to the filing of a bankruptcy case involving it.

PRINCIPAL MAY BE PAID EARLIER THAN EXPECTED CREATING A REINVESTMENT RISK TO YOU OR LATER THAN EXPECTED RESULTING IN A FAILURE TO RECEIVE PAYMENT WHEN EXPECTED.

                                    The receivables may be paid at any time.
                                      There is no assurance that there will be new receivables created in the accounts, receivables will be added to the trust, or any particular pattern of repayments will occur. Additionally, the seller has substantial discretion as to when the controlled amortization period will commence.

                                    The actual rate of payments of principal on
                                      the certificates during the controlled
                                      amortization period and the early
                                      amortization period will depend on, among other factors--

                                    - the rate of accountholder repayments,
                                    - the timing of the receipt of repayments,
                                    - the length of the controlled amortization
                                      period,
                                    - the amount of dilution adjustments and
                                    - the rate of default by accountholders.

                                    As a result, the seller cannot assure you
                                      that the Class A investor interest or the Class B investor interest will be paid on its expected final payment date.

                                    The continuation of the revolving period
                                      until its scheduled ending date will be
                                      dependent on the continued generation of new receivables for the trust. A decline in the amount of receivables for any reason could result in the occurrence of the early amortization period. If that happened, the certificates would be paid out earlier than expected and you would bear the risk of reinvestment of the principal amounts you are paid.

THE RETURN ON YOUR CERTIFICATES MAY BE SENSITIVE TO SOCIAL, ECONOMIC AND GEOGRAPHIC FACTORS THAT ARE UNPREDICTABLE.

                                    Monthly payment rates by accountholders
                                      depend on a variety of factors, including seasonal purchasing and individual payment habits, the availability of other sources of credit, general economic conditions, and the terms of the account agreements (which are subject to change by the originator). Increased convenience use, where accountholders pay their balances in full on or prior to the due date and thus avoid all finance charges, would decrease the yield on the accounts and could cause the commencement of an early amortization period, as well as a decrease in protection to you against defaults under the accounts. The seller cannot assure you of the accountholder monthly payment rates that will actually occur in any future period, as to the actual rate of payment of principal of the certificates or whether the terms of any previously or subsequently issued series might have an impact on the amount or timing of any such payment of principal.

THE RETURN ON YOUR CERTIFICATES WILL BE SENSITIVE TO THE ABILITY OF FASHION BUG STORES TO GENERATE RECEIVABLES.

                                    Since the majority of the currently
                                      outstanding Spirit of America credit cards can be used primarily to purchase merchandise or services from the Fashion Bug(R) and Fashion Bug Plus(R) stores owned by affiliates of Charming Shoppes, the trust is substantially dependent upon the Fashion Bug Stores for the generation of receivables. The business of marketing clothing merchandise and related services is highly competitive. Many considerations enter into the competition for the consumer's patronage, including price, quality, style, service, product mix, convenience and credit availability and terms. Additionally, store closings in a concentrated area could decrease the amount of receivables generated or increase losses. There can therefore be no assurance that the Fashion Bug Stores will continue to generate receivables at the same rate as in prior years.

COMPETITION IN THE CREDIT CARD INDUSTRY COULD LEAD TO EARLY PAYMENT OF YOUR CERTIFICATES.

                                    Because the Fashion Bug Stores accept, in
                                      addition to Spirit of America credit
                                      cards, American Express cards and
                                      MasterCard, Visa and Discover credit
                                      cards, credit sales at Fashion Bug Stores will not always generate receivables. There can be no assurance that the originator will continue to maintain its historic percentage share of Fashion Bug Stores credit card sales against competition from such other credit cards. If the originator is unable to generate receivables at the same rate as in prior years, an early amortization event and early payout of your certificates could occur.

IF CREDIT CARD ACCOUNT HOLDERS ARE CONCENTRATED IN ONE STATE OR GEOGRAPHIC LOCATION, LAWS, ECONOMIC DOWNTURN OR NATURAL DISASTERS IN THAT AREA MAY ADVERSELY AFFECT COLLECTIONS OF RECEIVABLES.

                                    If the trust contains a high concentration
                                      of receivables relating to cardholders
                                      located within a single state or region of the United States, events in that state or region may have a magnified effect on the trust due to such concentration. This prospectus contains a detailed geographic breakdown of the number of accounts and the amount of receivables relating to cardholders with addresses in each applicable state. See "The Receivables-- Geographic Distributions of Accounts."

                                    As of February 28, 1999, approximately [__]%
                                      and [__]% of the outstanding balance of
                                      receivables were located in Ohio and
                                      Pennsylvania, respectively. No other state accounts for more than 10% of the receivables.

                                    The originator has no way of predicting how
                                      a future geographic event or a change in the geographic distribution of the receivables may affect the certificates.

ISSUANCE OF ADDITIONAL SERIES BY THE TRUST MAY ADVERSELY AFFECT YOUR PAYMENTS OR RIGHTS.

                                    The trust, as a master trust, has issued and
                                      may issue additional series from time to time without your consent. It is a condition to any new issuance that the rating agencies that have rated your series and other outstanding series confirm that a new issuance would not result in a downgrade or withdrawal of its current ratings. These new series may have terms that are different from your series which could affect the timing and amounts of payments on your series. See "The Pooling Agreement -- Exchanges."

THE CREDIT QUALITY OF THE RECEIVABLES MAY CHANGE OVER TIME, WHICH MAY AFFECT THE TIMING AND AMOUNT OF PAYMENTS ON YOUR CERTIFICATES.

                                    The seller expects, and in some cases will
                                      be obligated, to designate additional
                                      accounts the receivables in which will be conveyed to the trust. Such new accounts may include accounts originated using criteria different from those which were applied to the initial accounts because such accounts were originated at a different date and may also include different types of accounts than those in the trust today. While the seller is not permitted to add additional accounts if it believes that such addition would have an adverse effect on the timing or amounts of payments to you, the seller cannot assure that such accounts will have the same terms and characteristics as the existing accounts. These accounts could have lower finance charges and other fees and have higher loss or delinquency experiences, the result of which could reduce the average yield on the receivables held by the trust. See "The Pooling
                                      Agreement--Addition of Accounts."

A CHANGE BY THE ORIGINATOR IN THE TERMS OF THE ACCOUNTS MAY ADVERSELY AFFECT THE AMOUNT AND TIMING OF COLLECTIONS AND PAYMENTS ON YOUR CERTIFICATES.

                                    Although receivables arising under accounts
                                      are transferred to the trust, the
                                      originator does not transfer the accounts themselves. As owner of the accounts, the originator will have the right to determine the periodic rate finance charge, the fees and the other charges that will be applicable from time to time to the accounts, to alter the minimum monthly payment required under the accounts and to change various other terms with respect to the accounts. Changes in the terms of the accounts could reduce the amount of receivables arising under the accounts, reduce the amount of collections on the receivables or otherwise alter payment patterns.

                                    The originator has agreed not to change the
                                      terms of the accounts if such change would have a material adverse effect on the collectibility of the receivables unless it is required by law to make a change. Except as specified above, there are no restrictions on the originator's ability to change the terms of the accounts. There can be no assurance that changes in applicable law, changes in the marketplace, or prudent business practice might not result in a determination by the originator to decrease customer finance charges or otherwise take actions that would change any account terms.

IT MAY BE DIFFICULT FOR YOU TO ACHIEVE YOUR DESIRED INVESTMENT RESULTS IF THE INTERESTS OF OTHER INVESTORS ARE DIFFERENT FROM YOURS.

                                    Certificateholders of any series, including
                                      your series, or any class within any
                                      series may need the consent or approval of a specified percentage of the investor interests of other series or classes to take or direct that certain actions be taken by the trust. These actions include appointing a successor servicer, amending the operative agreements under which the trust and your certificates are governed, commencing an early amortization period and preventing the liquidation of the trust under certain circumstances. The interests of any other series or class may not coincide with yours, making it more difficult to achieve the results you desire.

IF THE SELLER ELECTS TO TREAT A PERCENTAGE OF PRINCIPAL RECEIVABLES AS FINANCE CHARGE RECEIVABLES, PRINCIPAL PAYMENTS ON YOUR CERTIFICATES COULD BE DELAYED.

                                    The seller may, without your consent,
                                      designate a percentage of the receivables that would otherwise be treated as principal receivables to be treated as finance charge receivables, and thereafter may change such percentage from time to time. Such designation will increase the percentage of collections on the receivables that are treated as collections of finance charge receivables, which will increase the excess spread over what it would otherwise be. As a result, such designation should decrease the likelihood of the occurrence of an early amortization event based on the reduction of the average excess spread for a certain period. However, such designation will also reduce the aggregate amount of principal receivables, which may increase the likelihood that the seller will be required to add receivables to the trust. If the seller were not able to add such receivables and could not make a sufficient cash deposit into the excess funding account, such failure could cause the occurrence of an early amortization event.

PAYMENTS FROM TRUST ASSETS ARE THE SOLE SOURCE OF PAYMENTS ON YOUR CERTIFICATES.

                                    The certificates will represent interests in
                                      the trust only, and will not represent an interest in or obligation of the originator, the seller, the servicer, the trustee or any of their affiliates and will not be guaranteed or insured by any of the foregoing. The certificates are not deposits and neither the certificates nor the underlying accounts or receivables are insured or guaranteed by the FDIC or any other government agency. A specified percentage of collections and certain amounts on deposit in the trust's accounts will be the sole source of payment on the certificates, and there will be no recourse to the originator, the seller, the servicer, the trustee or any other entity if such proceeds are insufficient or otherwise unavailable to make all payments provided for under the certificates.

OTHER LIENS MAY HAVE PRIORITY OVER THE TRUSTEE'S LIEN ON THE RECEIVABLES WHICH MAY AFFECT THE TIMING AND AMOUNT OF PAYMENTS ON YOUR CERTIFICATES.

                                    There are certain limited circumstances
                                      under the UCC and applicable Federal law in which prior or subsequent transferees of receivables could have an interest in such receivables with priority over the trustee's interest. In addition, a tax or other statutory lien on the property of the originator or the seller arising before any receivables come into existence may have priority over the seller's or the trustee's interests in such receivables.

CREDIT CARD RATES MAY DECLINE WITHOUT A CORRESPONDING CHANGE IN AMOUNTS NEEDED TO PAY YOUR CERTIFICATES.

                                    The accounts generally have finance charges
                                      set at a variable rate above the prime
                                      rate or other specified index. The
                                      certificates bear interest at a floating rate based on a different floating rate index. If there is a decline in the prime rate or such other specified index, the amount of collections of finance charge receivables may be reduced, whereas the amounts payable as interest with respect to the certificates and other amounts required to be funded out of collections of finance charge receivables may not be similarly reduced.

                                    Additionally, when the seller is obligated
                                      to designate additional accounts for the trust because its interest has declined below the required minimum interest, it may elect to cure such deficiency by making a cash deposit to the excess funding account. If contributions are made to the excess funding account, then the trust may receive significantly less finance charge receivables than it would if the seller had designated additional accounts. Additionally, amounts on deposit in the excess funding account may accrue interest at a lower rate than finance charge receivables do. This will result in less excess spread for application to cover interest on the certificates, or to reimburse loss amounts and dilution amounts allocated to the certificates.

THE CREDIT ENHANCEMENT PROVIDED BY THE INTEREST RATE CAP AGREEMENTS MAY NOT PREVENT YOU FROM INCURRING A LOSS ON YOUR INVESTMENT.

                                    Fashion Service Corp. will provide
                                      additional enhancement for you by entering into and assigning to the trust interest rate cap agreements that will require the counterparties to make payments to the trust if the rate of interest on the Class A or Class B Certificates exceeds a specified rate. There can be no assurance, however, if the applicable rating agencies downgrade the credit rating of any counterparty to such agreements, that the trust will be able to enter into replacement interest rate cap agreements or make other arrangements that will forestall the occurrence of an early amortization event.

                                    Interest rate cap agreements are not traded
                                      on markets regulated by the Securities and Exchange Commission or the Commodity Futures Trading Commission, but are arranged through financial institutions acting as principals or agents. In an over-the-counter market many of the protections afforded to exchange participants are not available. For example, there are no daily fluctuation limits, and adverse market movements could therefore continue to an unlimited extent over a period of time. Because the performance of over-the-counter interest rate cap agreements is not guaranteed by any settlement agency, there is also a risk of counterparty default.

You can find a listing of the pages where capitalized terms used in this prospectus are defined under the caption "Index of Terms for Prospectus" beginning on page __ in this document.


                                      TRUST

     The Charming Shoppes Master Trust (the "Trust") was formed in accordance with the laws of the State of New York. It is operated pursuant to the Second Amended and Restated Pooling Agreement, dated as of November 25, 1997 (as amended prior to the date hereof and from time to time hereafter, the "Pooling Agreement"), among Charming Shoppes Receivables Corp. (the "Seller"), the Servicer (as hereinafter defined), and First Union National Bank, as Trustee (in such capacity, together with its successors in such capacity, the "Trustee"). Spirit of America National Bank (the "Originator") was the initial servicer of the Receivables in the Trust. Prior to the issuance of the Series 1999-1 Certificates, the Originator will be replaced as servicer under the Pooling Agreement by Spirit of America, Inc., a Delaware corporation ("SOAI"). The entity serving as servicer of the Receivables from time to time under the Pooling Agreement is called the "Servicer".

     The Trust, as a master trust, may issue Certificate Series and sell Receivables Purchase Series from time to time. The Trust has not and will not engage in any business activity other than acquiring and holding Trust assets, issuing Certificate Series and the Exchangeable Seller Certificate, selling Receivables Purchase Series, making payments thereon and engaging in related activity.

     Pursuant to the Series 1999-1 Supplement to the Pooling Agreement, the following certificates ("Series 1999-1 Certificates") will be issued: (i) Floating Rate Class A Asset Backed Certificates with an aggregate initial principal balance of $[ ] (the "Class A Certificates"), (ii) Floating Rate Class B Asset Backed Certificates with an aggregate initial principal balance of $[ ] (the "Class B Certificates"), (iii) Floating Rate Class C Asset Backed Certificates with an aggregate initial principal balance of $[ ] (the "Class C Certificates"), and (iv) a Floating Rate Class D Asset Backed Certificate with an aggregate initial principal balance of $[ ] (the "Class D Certificate"). The issuance date for the Series 1999-1 Certificates is expected to be _______, 1999 (the "Closing Date"). The holders of the Series 1999-1 Certificates, and if the context provides, holders of certificates of other Certificate Series issued by the Trust are referred to herein as "Investor Certificateholders."


                             MATURITY CONSIDERATIONS

GENERALLY

     The Pooling Agreement and the Series 1999-1 Supplement to be dated as of the Closing Date (the "Series 1999-1 Supplement"), provide that the holders of the Class A Certificates (the "Class A Certificateholders") will not begin to receive payments of principal until the Distribution Date related to the Due Period in which the controlled amortization period (the "Controlled Amortization Period") commences, which is scheduled to be the [Month/Year] Distribution Date, or earlier in the event of an Early Amortization Event that results in the commencement of the Early Amortization Period. Similarly, the Pooling Agreement and the Series 1999-1 Supplement provide that holders of the Class B Certificates (the "Class B Certificateholders") will not begin to receive payments of principal until the Class A Investor Interest has been paid in full. Holders of the Class C Certificates will not begin to receive payments of principal until the Class B Investor Interest has been paid in full. "Class A Investor Interest" means, with respect to any determination date, an amount (not less than zero) equal to (i) the Class A Initial Investor Interest, less (ii) the aggregate amount of principal payments made to the Class A Certificateholders prior to such date, less (iii) the aggregate amount of Class A Investor Charge-Offs unreimbursed by Excess Spread and Shared Excess Finance Charge Collections prior to such date. "Due Period" means the period from the close of business on the last day of the last monthly billing cycle for a month to the close of business on the last day of the last billing cycle for the following month.

     The ability of holders of the Class A Certificates and holders of the Class B Certificates (the "Offered Certificateholders") to receive payments of principal on any Distribution Date during the Controlled Amortization Period, the Class A Expected Final Payment Date or Class B Expected Final Payment Date, as applicable, depends on the payment rates on the Receivables, the amount of outstanding Receivables, delinquencies, charge-offs and new borrowings on the Accounts, the potential issuance by the Trust of additional Certificate Series and sale of additional Receivables Purchase Series and the availability of Shared Principal Collections. Monthly payment rates on the Receivables may vary because, among other things, accountholders may fail to make required minimum payments, may only make payments as low as the minimum required amount or may make payments as high as the entire outstanding balance. Monthly payment rates may also vary due to seasonal purchasing and payment habits of accountholders and to changes in any terms of the Charming Shoppes merchandise return policies or other programs in which accountholders participate. See the "Accountholder Monthly Payment Rates for the Trust Portfolio" table under "Spirit of America's Credit Card Activities -- Payment Rates."

     In addition, the amount of outstanding Receivables and the delinquencies, charge-offs and new borrowings on the Accounts may vary from month to month due to seasonal variations, the availability of other sources of credit, legal factors, general economic conditions and spending and borrowing habits of individual accountholders. There can be no assurance that collections of Principal Receivables with respect to the portfolio of revolving credit card accounts owned by the Originator the Receivables arising under which have been transferred to the Trust (the "Trust Portfolio"), and thus the rate at which the holders of Series 1999-1 Certificates (the "Series 1999-1 Certificateholders") can expect to receive payments of principal on their Series 1999-1 Certificates during the Early Amortization Period or the rate at which the Controlled Payment Amounts are paid during the Controlled Amortization Period, will be similar to the historic experience set forth in the "Accountholder Monthly Payment Rates for the Trust Portfolio" table under "Spirit of America's Credit Card Activities -- Payment Rates."

     The Trust, as a master trust, has previously issued Certificate Series and sold Receivables Purchase Series, and may issue additional Certificate Series and sell additional Receivables Purchase Series from time to time, and there can be no assurance that the terms of any such Certificate Series or Receivables Purchase Series might not have an impact on the timing or amount of payments received by the holders of Series 1999-1 Certificates. Further, if an Early Amortization Event occurs, the average life and maturity of the Series 1999-1 Certificates could be significantly reduced.

     Due to the reasons set forth above, there can be no assurance that payments of principal to the Class A Certificateholders on any Distribution Date related to the Controlled Amortization Period will be made in accordance with the applicable Controlled Payment Amount. See "Risk Factors."

THE REVOLVING PERIOD

     Except where collections of Principal Receivables are reallocated to fund the Class A Required Amount, the Class B Required Amount or the Class C Required Amount, during the period from the Closing Date to the earlier to occur of the commencement of the Controlled Amortization Period and the Early Amortization Period (the "Revolving Period"), collections of Principal Receivables will first be applied on any Distribution Date as required by the Certificate Purchase Agreement, with any remaining such collections to be treated as Shared Principal Collections and applied on each Distribution Date to cover principal payments due to or for the benefit of Investor Certificateholders of other Certificate Series in Group One that are Principal Sharing Series. To the extent that Available Principal Collections exceed the amounts required to fund such principal payments and such excess is not required to cover any shortfalls in the Excess Funding Account, such excess will be paid to the holder of the Exchangeable Seller Certificate, up to the amount of the undivided interest in the assets of the Trust consisting, at any time, of the aggregate amount of Principal Receivables in the Trust plus amounts on deposit in the Excess Funding Account, less the sum of the investor interest of all outstanding Series and of all Enhancement allocated or assigned to any Series (the "Seller Interest"). "Available Principal Collections" means, with respect to any Distribution Date, an amount equal to the sum of (a) the Principal Allocation Percentage of all collections of Principal Receivables received during the related Due Period, minus the amount of Reallocated Class D Principal Collections, Reallocated Class C Principal Collections and Reallocated Class B Principal Collections with respect to such Due Period that are required to fund the Class A Required Amount, the Class B Required Amount and the Class C Required Amount, (b) any Shared Principal Collections with respect to other Certificate Series in Group One that are allocated to Series 1999-1, (c) any collections of Finance Charge Receivables available for application as collections of Principal Receivables with respect to such Distribution Date and (d) any other amounts that pursuant to the Series 1999-1 Supplement are to be treated as Available Principal Collections with respect to such Distribution Date. "Group One" means the group of Series designated as being in "group one" for purposes of sharing Shared Excess Finance Charge Collections and/or Shared Principal Collections.

THE CONTROLLED AMORTIZATION PERIOD

     On each Distribution Date related to a Due Period falling in the Controlled Amortization Period (scheduled to begin at the opening of business on [_______ 1, _____]) prior to the payment of the Class A Investor Interest in full, an amount equal to, for each Due Period, the least of (a) the Available Principal Collections (after the determination and allocation of all Charge-Offs and all Reallocated Principal Collections), (b) the "Controlled Payment Amount" for such Due Period (which equals the sum of the Controlled Amortization Amount for such Due Period and any portion of the Controlled Amortization Amount for any prior Due Period that has not been previously distributed to the Class A Certificateholders) and (c) the Class A Investor Interest will be distributed to the Class A Certificateholders. "Controlled Amortization Amount" means $_____.

     After the Class A Investor Interest has been paid in full, Available Principal Collections, to the extent required, will be distributed to the Class B Certificateholders on each Distribution Date until the earlier of the date the Class B Investor Interest has been paid in full and the [Month/Year] Distribution Date (the "Series 1999-1 Termination Date"). Although it is anticipated that collections of Principal Receivables will be available on each Distribution Date related to a Due Period falling in the Controlled Amortization Period to make a distribution to the Class A Certificateholders of the applicable Controlled Amortization Amount and that the Class A Investor Interest will be paid to the Class A Certificateholders by the Class A Expected Final Payment Date and the Class B Investor Interest will be paid in full to the Class B Certificateholders on the Class B Expected Final Payment Date, respectively, the Seller cannot give assurance in this regard. If the amount required to pay the Class A Investor Interest or the Class B Investor Interest in full is not available on the Class A Expected Final Payment Date or the Class B Expected Final Payment Date, respectively, an Early Amortization Event will occur and the Early Amortization Period will commence.

     "Class B Investor Interest" means, with respect to any determination date, an amount (not less than zero) equal to (i) the Class B Initial Investor Interest, less (ii) the aggregate amount of principal payments made to the Class B Certificateholders prior to such date, less (iii) the aggregate amount of Class B Investor Charge-Offs for all prior Distribution Dates, less (iv) the aggregate amount of Reallocated Class B Principal Collections for all prior Distribution Dates, and plus (v) the aggregate amount of Excess Spread and Shared Excess Finance Charge Collections allocated and available on all prior Distribution Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (iii) and (iv).

     "Class C Investor Interest" means, with respect to any determination date, an amount (not less than zero) equal to (i) the Class C Initial Investor Interest, less (ii) the aggregate amount of principal payments made to the Class C Certificateholders prior to such date, less (iii) the aggregate amount of Class C Investor Charge-Offs for all prior Distribution Dates, less (iv) the aggregate amount of Reallocated Class C Principal Collections on all prior Distribution Dates and plus (v) the aggregate amount of Excess Spread and Shared Excess Finance Charge Collections allocated and available on all prior Distribution Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (iii) and (iv).

     "Class D Investor Interest" means, with respect to any determination date, an amount (not less than zero) equal to (i) the Class D Initial Investor Interest, less (ii) the aggregate amount of principal payments made to the Class D Certificateholder prior to such date, less (iii) the aggregate amount of Class D Investor Charge-Offs for all prior Distribution Dates, less (iv) the aggregate amount of Reallocated Class D Principal Collections on all prior Distribution Dates and plus (v) the aggregate amount of Excess Spread and Shared Excess Finance Charge

Collections allocated and available on all prior Distribution Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (iii) and (iv).

THE EARLY AMORTIZATION PERIOD

     Should an Early Amortization Event occur with respect to the Series 1999-1 Certificates, a period will commence on such date called the "Early Amortization Period." During the Early Amortization Period, the holders of the Class A Certificates will be entitled to receive all Available Principal Collections on each Distribution Date with respect to the Early Amortization Period until the Class A Investor Interest is paid in full or until the Series 1999-1 Termination Date occurs. Thereafter on each Distribution Date during an Early Amortization Period, and after taking into account any Class B Investor Charge-Offs and Reallocated Principal Collections for such Distribution Date, the holders of the Class B Certificates will receive all Available Principal Collections until the Class B Investor Interest is paid in full or until the Series 1999-1 Termination Date occurs. In addition, any amount on deposit in the Excess Funding Account will be released and treated as Shared Principal Collections to the extent needed to cover principal payments due to or for the benefit of any Certificate Series entitled to the benefits of Shared Principal Collections. See "Description of the Certificates -- Early Amortization Events."

PAIRED SERIES

     The Seller may cause the Trust to issue another Series in Group One as a Paired Series with respect to Series 1999-1. Although no assurance can be given as to whether such other Series will be issued and, if issued, the specific terms thereof, the outstanding principal amount of such Series may vary from time to time whether or not an Early Amortization Event occurs with respect to Series 1999-1, and the interest rate with respect to certificates of such other Series will be established on their date of issuance and may be reset periodically. Further, the early amortization events with respect to such other Series may vary from the Early Amortization Events with respect to Series 1999-1 and may include early amortization events which are unrelated to the status of the Seller, the Servicer or the Receivables, such as events related to the continued availability and rating of certain Enhancement Providers to such other Series. If an early amortization event does occur with respect to any such Paired Series prior to the payment in full of the Series 1999-1 Certificates, the final payment of principal to holders of the Class A Certificates and the Class B Certificates may be delayed. In particular, the numerator of the Fixed Allocation Percentage may be changed upon the occurrence of an early amortization event with respect to a Paired Series resulting in a possible reduction of the percentage of collections of Principal Receivables allocated to the Offered Certificates and a possible delay in payments to such holders. See "Description of the Certificates--Allocation Percentages" and "--Paired Series" herein.

                   SPIRIT OF AMERICA'S CREDIT CARD ACTIVITIES

GENERAL

     The Receivables currently transferred to the Trust pursuant to the Pooling Agreement arise under "Fashion Bug" revolving private label credit card accounts. These credit card accounts were established for the purpose of permitting qualified customers to purchase merchandise and services from retail stores affiliated with Charming Shoppes operating under the names of Fashion Bug(R) and Fashion Bug Plus(R) (collectively, the "Fashion Bug Stores"). The aggregate amount of Receivables in the Trust as of February 28, 1999 was $[_____] million. Spirit of America, Inc., an affiliate of the Originator, is currently responsible for all aspects of the credit card program, which include the granting of credit, the issuance of credit cards, collections, account processing and customer service, and will act as Servicer with regard to the Trust Portfolio.

NEW ACCOUNT UNDERWRITING

     Originator credit card applications are currently available only in Fashion Bug Stores. Store personnel offer credit card applications and information about the credit card program to customers. A credit card application may be processed either by (i) the store personnel telephoning the Originator at its operations center located in Milford, Ohio, or (ii) the store personnel mailing the application on behalf of the customer to the Originator at its operations center. A complete application is required regardless of the method used to process the application.

     The Originator currently evaluates the creditworthiness of an applicant by applying one of several credit scoring models. The credit scoring models are currently the only method of approving credit. Such models use information supplied by the applicant and information available from credit bureau reports. The scoring of a credit card application in accordance with the selected credit scoring model determines whether the application for credit is approved or declined. In the event the application for credit is approved, the initial credit limit will be based upon the results of the selected credit scoring model. Periodically, the credit scoring models are revalidated and, if appropriate, refined to take advantage of the most current statistical information. No manual override is permitted by the credit scoring system, although some applications may from time to time be manually checked to ensure that the credit information is accurate.

     In addition to applications generated from Fashion Bug Stores, the Originator has issued in certain limited circumstances, and may issue in the future, pre-approved credit card accounts through mail solicitations. Such pre-approved accounts are based upon information received from credit services and other entities in the business of selling customer lists. Before an account is opened under the pre-approved program, the applicant's credit information is reviewed for completeness and creditworthiness based upon independent credit reporting bureau models that meet the Originator's standards for approving such applications. The credit standards with respect to such pre-approved accounts are similar to the standards established by the Originator for all other accounts.

     Credit limits are determined by policies established from time to time by the Originator. The range of initial credit limits is $100 to $700. Credit limits are automatically increased periodically, if warranted by the accountholder's purchase and payment activities. Any request to increase an accountholder's credit limit over $1,500 must be approved by a vice president of the Originator or his or her designee. In addition to the automated credit limit program described above, Fashion Bug Store personnel may also obtain, on behalf of an accountholder, an increase in a credit limit through the use of a toll-free 800 number. An increase in the accountholder's credit limit may also be requested directly by the accountholder. The average credit limit for all Accounts as of February 28, 1999 was $[_____].

     Each grant of credit by the Originator to an accountholder is subject to the terms and conditions contained in the Originator's Retail Installment Credit Agreement in effect at that time. The Originator reserves the right to change or terminate certain terms, conditions, services, or features of an account (including increasing or decreasing periodic finance charges, late fees, returned check charges, charges for credit protection services and other charges requiring minimum payment), subject to the conditions set forth in the applicable Retail Installment Credit Agreement. The Originator may elect, at any time and without prior notice to the accountholder, to preclude or restrict further credit card use by the accountholder, usually as a result of poor payment performance or the Originator's concern over the creditworthiness of the accountholder. The Originator has the ability to code such accounts within the credit operating systems which will prevent the accountholder from utilizing his or her credit card to make purchases at Fashion Bug Stores until the reason for such restriction has been resolved.

     All accounts are grouped into billing cycles. Each billing cycle has a separate monthly billing date (which may vary slightly from month to month) on which the activity in the account during the month ended prior to such billing date is processed and billed to the accountholder. Payment is due within 25 days after the billing date shown in the monthly statement, with a grace period of up to 5 days for mailing time. A late fee of $20 is assessed, in most states, if the minimum payment is not received within 30 days after it is due. As long as the accountholder makes the minimum payment when due, his or her account remains on current status.

DESCRIPTION OF SUBSERVICER

     The Servicer has entered into a multi-year agreement with Alliance Data Systems, Inc. (the "Subservicer") pursuant to which the Subservicer has assumed a portion of the Originator's account maintenance and service administration responsibilities. The Subservicer provides customer and collection services for delinquent accounts and other administrative services through its facilities located in Voorhees, New Jersey. The Subservicer also provides billing, payment processing, and account maintenance services through its facilities located in Columbus, Ohio and Dallas and San Antonio, Texas. The Subservicer has been performing such account servicing functions for the Servicer since October, 1988. The Servicer's contract with the Subservicer is scheduled to expire in 2002. At this time, the Servicer believes it will be able to enter into a comparable servicing contract at comparable pricing either with the current Subservicer or another servicing provider upon such expiration.

BILLING AND PAYMENTS

     If an accountholder elects not to pay the entire amount due on a payment due date, the Originator assesses finance charges and other related finance charge activity on such account based upon the average daily balance outstanding on the account during the monthly billing cycle. The average daily balance outstanding on an account for any day during a monthly billing cycle is equal to the sum of the beginning balance of the account during any day, increased by purchases and unpaid finance charges posted to the account that day, decreased by any payments and credits posted to the account that day, and divided by the number of days in the billing cycle. Currently, the finance charge rate established for all accountholders is 22.9% per annum, and accountholders must make a minimum monthly payment equal to the greater of 1/20th of their statement balance or $10.00.

     No finance charges are assessed on new purchases if the accountholder's previous balance is paid in full by the payment due date preceding the billing of the new purchases and if the new purchases are paid in full by the next payment due date after they are initially billed. If the entire outstanding balance of an account is not paid in full by the payment due date, a finance charge will be assessed on such balance from the date that each purchase is made to the date of payment in respect of such purchase. The Originator generally charges accountholders a late fee in an amount not to exceed $20.00 for each late payment and a returned check fee in an amount not to exceed $20.00 for each returned check. The Originator charges an annual membership fee to cardholders in its premium account program. These fees are treated as principal receivables. Although the Originator does not currently impose overlimit fees or other transaction-related service fees, if such fees were imposed in the future, they would be treated as principal receivables. Additionally, the Originator does not currently charge any annual fees (other than annual membership fees referred to above), but if in the future such fees were imposed, they would be treated as finance charge receivables.

     The Originator from time to time allows customers to make purchases on their accounts without imposing any finance charges until payments are due at some specified time in the future.

DELINQUENCIES AND COLLECTIONS -- COLLECTION EFFORTS

     An account is considered delinquent when the minimum payment due is not received by the payment due date specified in the accountholder's billing statement. Messages regarding an accountholder's delinquent status are included on the accountholder's billing statement beginning with the billing date following the initial billing date. Collection actions are initiated no later than five days after the date the accountholder's scheduled payment is due, and such collection efforts escalate in intensity as the delinquency continues.

     If 90 days have elapsed since the payment due date without payment of the minimum amount due, the accountholder is not permitted to purchase on the credit of such accountholder's account any additional merchandise or services from Fashion Bug Stores. After 180 days have elapsed since the payment due date without payment of the minimum amount due, the account is charged off and referred to various outside collection agencies for recovery. In addition, accounts are also charged off at the beginning of the first billing cycle occurring after the Originator receives notice that (i) the accountholder is the subject of a bankruptcy filing, (ii) the accountholder is deceased or imprisoned, or (iii) there has been fraudulent activity in connection with the account. The Originator tracks the number of accounts and amounts outstanding in six aging categories: 1-29 days past due; 30-59 days past due; 60-89 days past due; 90-119 days past due; 120-149 days past due; and 150-179 days past due.

     The Originator employs a monthly automated re-aging program that re-ages Accounts to current upon receipt of at least three consecutive payments greater than $10.00. If an Account was ever greater than 90 days past due, such Account is not reopened to purchase privileges under this re-aging program.

CREDIT RETURN POLICY

     The Company believes that its merchandise and credit return policy is competitive with other specialty retailers. Return transactions are processed nightly with sales and payment data. During the fiscal year of the Company that ended on January 31, 1999, returns for credit represented approximately [___]% of the average outstanding Receivables during such year.

DELINQUENCY AND LOSS EXPERIENCE

     The following tables set forth the delinquency and loss experience for the Trust Portfolio for each of the periods shown. There can be no assurance that the delinquency and loss experience for the Trust Portfolio in the future will be similar to the historical experience set forth below.

            DELINQUENCIES AS A PERCENTAGE OF THE TRUST PORTFOLIO (1)
                             (DOLLARS IN THOUSANDS)

                                                                 AT YEAR END DECEMBER 31,
                          AT MONTH END            ---------------------------------------------------------------------------------
                       FEBRUARY 28, 1999                   1998                         1997                        1996
                    -------------------------     -----------------------    --------------------------    ------------------------
Number of Days      Delinquent                    Delinquent                 Delinquent                    Delinquent
Delinquent            Amount       Percentage       Amount     Percentage      Amount        Percentage      Amount      Percentage
----------            ------       ----------       ------     ----------      ------        ----------      ------      ----------
30-59 Days......    $                  %               $           %              $               %          $18,106         5.2%

60-89 Days......                                                                                              7,739          2.2


90-119 Days.....                                                                                              5,492          1.6


120 + Days......                                                                                              5,332          1.5
                                                                                                            -------          ---


   TOTAL........                                                                                            $36,669         10.5%
                                                                                                            =======         ====



                                1995                             1994
                      --------------------------      ---------------------------
Number of Days        Delinquent                      Delinquent
Delinquent              Amount        Percentage        Amount         Percentage
----------              ------        ----------        ------         ----------
30-59 Days......        $18,741          4.8%           $19,895           4.7%

60-89 Days......          7,521          1.9              6,996           1.7


90-119 Days.....          4,678          1.2              4,105           1.0


120 + Days......          3,510          0.9              3,345           0.8
                          -----          ---             ------          ----


   TOTAL........        $34,450          8.8%           $34,341           8.2%
                        =======          ===            =======           ===

----------------------------

(1) The percentages are the result of dividing the delinquent amount by end of the Due Period Receivables outstanding on the applicable date. The delinquent amount is the dollar amount of monthly sum of cycles delinquencies in each category on the applicable date. The respective cycle-end Receivables outstanding for month end February 28, 1999 and at year end December 1998, 1997, 1996, 1995 and 1994 were $[_____], $[_____],
     $[_____], $348,124, $389,714 and $418,960, respectively. These amounts represent the aggregation of the Receivable balances as of the close of the respective monthly billing cycle periods, which may differ from the respective month end outstanding Receivable balances.

                     LOSS EXPERIENCE FOR THE TRUST PORTFOLIO
                             (DOLLARS IN THOUSANDS)


                                                                                         YEAR ENDED DECEMBER 31,
                                                 2 MONTHS ENDED         ----------------------------------------------
                                               FEBRUARY 28, 1999(1)     1998      1997      1996       1995       1994
                                               --------------------     ----      ----      ----       ----       ----
Average Receivables Outstanding (2).. . .                                                 $351,560    $379,866   $392,301

Gross Losses...............................                                                $40,914     $32,173    $28,194

Gross Losses as a Percentage of Average
     Receivables Outstanding..............                                                    11.6%        8.5%       7.2%

Recoveries.................................                                                 $7,009      $7,095     $5,635

Net Losses.................................                                                $33,905     $25,078    $22,559

Net Losses as a Percentage of Average
  Receivables Outstanding..................                                                    9.6%        6.6%      5.8 %

------------------------------

(1) The percentages reflected for the two months ended February 28, 1999 are annualized figures. Annualized figures are not necessarily indicative of results for the entire year.
(2) Represents an average for all Receivables outstanding for each account and each billing cycle for January and February in 1999.

REVENUE EXPERIENCE

     The following table sets forth the total revenues from finance charges and fees billed with respect to the Trust Portfolio for the two months ended February 28, 1999 and for each year during the five-year period ended December 31, 1998. The figures in the table are calculated on an as-billed basis and represent amounts billed to accountholders before deductions for charge-offs, returned merchandise, and customer disputes or other expenses and reductions due to fraud.


                   REVENUE EXPERIENCE FOR THE TRUST PORTFOLIO
                             (DOLLARS IN THOUSANDS)

                                                                                       YEAR ENDED DECEMBER 31,
                                                  2 MONTHS ENDED          --------------------------------------------
                                               FEBRUARY 28, 1999(1)       1998      1997     1996      1995       1994
                                               --------------------       ----      ----     ----      ----       ----
Average Receivables Outstanding (2)........                                               $351,560   $379,866   $392,301
Finance Charges and Fees (3)...............                                                $86,354    $88,569    $89,691
Yield from Finance Charges and Fees........                                                   24.6%      23.3%      22.9%

------------------------------

(1) The percentages reflected for the two months ended February 28, 1999 are annualized figures. Annualized figures are not necessarily indicative of results for the entire year.

(2) Represents an average for all Receivables outstanding at the corresponding billing date.

(3) Finance Charges and Fees do not include interest on subsequent collections on accounts previously charged off. Finance Charges and Fees includes monthly periodic rate finance charges, late charges and returned check charges.

     The revenue for the Accounts in the Trust Portfolio shown in the above table is comprised of three primary components: monthly periodic rate finance charges and other service charges which include late charges and returned check charges. If payment rates decline, the balances subject to monthly periodic rate finance charges tend to grow, assuming no change in the level of purchasing activity. Accordingly, under these circumstances, the yield related to monthly periodic rate finance charges normally increases. Conversely, if payment rates increase, the balances subject to monthly periodic rate finance charges tend to fall, assuming no change in the level of purchasing activity. Accordingly, under these circumstances, the yield related to monthly periodic rate finance charges normally decreases. The yield related to service charges varies with the type and volume of activity in and the amount of each account.

PAYMENT RATES

     The following table sets forth the highest and lowest accountholder monthly payment rates for the Trust Portfolio during any single month in the period shown and the average of the accountholder monthly payment rates for all months during the periods shown, in each case calculated as a percentage of the average of the monthly account balances during the periods shown. Payment rates shown in the table are based on amounts which would be payments of Principal Receivables and Finance Charge Receivables with respect to the Account.

                       ACCOUNTHOLDER MONTHLY PAYMENT RATES
                           FOR THE TRUST PORTFOLIO (1)

                                                                           YEAR ENDED DECEMBER 31,
                                             2 MONTHS ENDED         ------------------------------------
                                          FEBRUARY 28 , 1999(1)     1998       1997      1996       1995        1994
                                          ---------------------     ----       ----      ----       ----        ----
Lowest Month (2) (3).................                                                    9.5%       10.9%       10.6%
Highest Month (2)....................                                                   12.2%       12.5%       12.8%
Average Payment for the Period.......                                                   11.6%       11.9%       12.0%

--------------------------------

(1) The monthly payment rates include amounts which are payments of Principal Receivables and Finance Charge Receivables with respect to the Accounts.
(2) The monthly payment rates are calculated as the total amount of payments received during the billing cycles for a month, divided by the monthly receivables outstanding at the beginning of each month.
(3) In July 1996, the Company made certain changes to its billing cycle dates. The billing cycle date changes resulted in spreading its billing dates evenly throughout the month to improve collections workload distribution. This change resulted in moving one of its six billing cycles to the following calendar reporting period. The Company is required to report in its monthly servicer report the actual results during the reporting period of the monthly payment rate, portfolio yield, net write-offs and net portfolio excess spread for the 5 billing cycles in the reporting period expressed as a percentage of the aggregate receivables in the Trust. The resultant payment rate for July 1996 was 9.5%. Consequently, the resultant effect produces an inconsistent comparison to previous and subsequent reported data. If the sixth billing cycle had occurred in July 1996, the monthly payment rate would have been 11.8%.

                                 THE RECEIVABLES

     The "Receivables," consisting of Finance Charge Receivables and Principal Receivables, conveyed to the Trust arise in Accounts designated on the basis of criteria set forth in the Pooling Agreement as applied on the close of the Originator's business on November 28, 1992 (the "Initial Cut Off Date") and, with respect to Additional Accounts, as of the related date of their designation, and thereafter constitute assets of the Trust. Pursuant to the Pooling Agreement, the Seller has the right, subject to certain limitations and conditions set forth therein, to designate from time to time Additional Accounts and to transfer to the Trust all Receivables of such Additional Accounts, whether such Receivables are then existing or thereafter created. Any Additional Accounts so designated must be Eligible Accounts as of the date of such designation. See "The Pooling Agreement -- Addition of Accounts" and "Description of the Certificates -- Limitations on Additions of Accounts."

     In addition, on or prior to the Required Designation Date the Seller is required to designate Additional Accounts, to the extent available, to enable the Seller to meet the Seller Interest Test; provided, however, the Seller will not be required to designate Additional Accounts on a Required Designation Date if the Seller Interest Test is satisfied as of the close of business on any day after the last Business Day of such Due Period and prior to such Required Designation Date. Because the Seller Interest includes amounts on deposit in the Excess Funding Account, the Servicer will deposit collections of Principal Receivables payable to the Holder of the Exchangeable Seller Certificate into the Excess Funding Account if the Seller does not designate Additional Accounts in order to satisfy the Seller Interest Test and avoid the occurrence of an Early Amortization Event related to such shortfall in the Seller Interest. See "Maturity Considerations -- The Revolving Period."

     The "Accounts" currently consist of consumer revolving credit card accounts originated by the Originator that, in each case, meet the criteria provided in the Pooling Agreement for an Eligible Account and are designated by the Seller as "Accounts" for purposes of the Pooling Agreement, but do not include any Removed Accounts. The Accounts today primarily provide credit for the purchase of merchandise or services at Fashion Bug Stores, but also provide credit for the purchase of credit insurance on such Accounts as well as certain other merchandise and services sold through direct mail advertising. The Originator may in the future originate credit card accounts for the purpose of facilitating credit purchases from vendors other than Fashion Bug Stores, which, subject to limitations more fully described below, may be added to the Accounts, so that the Receivables arising therefrom will be included as Trust Assets. See "The Pooling and Servicing Agreement--Addition of Accounts." The Accounts are not being sold or transferred to the Trust, and will continue to be controlled and held by the Originator as owner of the Accounts.

     "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York; Philadelphia, Pennsylvania; or Milford, Ohio are authorized or obligated by law, executive order or governmental decree to be closed.

     "Finance Charge Receivables" consist of all amounts billed to cardholders on any Account in the ordinary course of the Originator's business in respect of
(i) periodic rate finance charges, late payment fees, annual fees (if any, but excluding any membership fees payable with respect to any special program credit cards which will be deemed to be Principal Receivables), returned check charges, and any other fees designated by the Seller as finance charge related items, all amounts paid to the Originator in respect of allocated interchange and, following any designation by the Seller, the amount of any Discount Option Receivables.

      "Principal Receivables" consist of all other amounts billed to a cardholder on any Account, including amounts charged in respect of purchases of merchandise, services or credit insurance premiums, and all other fees billed to cardholders on the Accounts, less any Discount Option Receivables.

     The "Series 1999-1 Investor Interest" for any date means an amount equal to the sum of the Class A Investor Interest, the Class B Investor Interest, the Class C Investor Interest and the Class D Investor Interest, each as of such date.

     The Minimum Seller Interest specified in the Series 1999-1 Supplement (the "Series 1999-1 Minimum Seller Interest") will equal zero. Supplements for other Certificate Series and Receivables Purchase Agreements may provide for Minimum Seller Interests with respect to the adjusted investor interests represented thereby that are greater than the Series 1999-1 Minimum Seller Interest.

     Further, pursuant to the Pooling Agreement, under certain conditions, the Seller has the right to designate certain Accounts to be removed from the Trust, and to require the Trustee to reconvey all Receivables in such Removed Accounts to the Seller, whether such Receivables are then existing or thereafter created. See "The Pooling Agreement -- Removal of Accounts." Throughout the term of the Trust, the Accounts from which the Receivables arise will be the Accounts originally designated by the Originator on the Initial Cut Off Date plus any Additional Accounts minus any Removed Accounts. As of the Initial Closing Date and, with respect to Receivables in Additional Accounts, as of the related date of their conveyance to the Trust, and on the date any new Receivables are created, the Seller represents and warrants to the Trust that the Receivables meet the eligibility requirements specified in the Pooling Agreement. See "The Pooling Agreement -- Representations and Warranties."

     The aggregate total Receivables outstanding in the Trust Portfolio as of February 28, 1999 was approximately $[____] million. This amount represents the aggregation of the Receivables balances as of the close of the respective monthly billing cycle periods, which may differ from the February 28, 1999 month end outstanding Receivables balance. The Accounts had an average Receivables balance of $[___] and an average credit limit of $[___]. The aggregate total Receivables outstanding as a percentage of the aggregate total credit limit was [___]%. The average age of the Accounts was approximately [___] months. As of February 28, 1999, accountholders whose

Accounts are included in the Trust Portfolio had billing addresses as indicated under "Geographic Distribution of Accounts -- Trust Portfolio" below.

     The following tables summarize the Trust Portfolio by various criteria as of February 28, 1999. References to "Receivables" in the following tables include both Finance Charge Receivables and Principal Receivables. Because the future composition of the Trust Portfolio may change over time, these tables are not necessarily indicative of the composition of the Trust Portfolio at any subsequent time.

                         COMPOSITION BY ACCOUNT BALANCE
                                 TRUST PORTFOLIO

                                                                      PERCENTAGE
                                                 NUMBER OF             OF TOTAL           RECEIVABLES          PERCENTAGE
                                                 ACCOUNTS             NUMBER OF           (DOLLARS IN           OF TOTAL
ACCOUNT BALANCE RANGE                          (IN THOUSANDS)          ACCOUNTS           THOUSANDS)           RECEIVABLES
---------------------                          --------------         ---------           -----------          -----------
Credit Balance...........................                                       %                    $                    %
No Balance...............................
$.01 to $99.99...........................
$100 to $199.99..........................
$200 to $299.99..........................
$300 to $399.99..........................
$400 to $499.99..........................
$500 and Over............................
     TOTAL...............................                                    100%            $                         100%
                                                  ========                   ===              ========                 ===


                           COMPOSITION BY CREDIT LIMIT
                                 TRUST PORTFOLIO


                                                 NUMBER OF          PERCENTAGE OF          RECEIVABLES          PERCENTAGE
                                                 ACCOUNTS            TOTAL NUMBER          (DOLLARS IN           OF TOTAL
CREDIT LIMIT RANGE                            (IN THOUSANDS)         OF ACCOUNTS           THOUSANDS)          RECEIVABLES
------------------                            --------------         -----------           ----------          -----------
Less than $300...........................                                      %                     $                   %
$300 to $499.............................
$500 to $699.............................
$700 to $999.............................
$1,000 and Over..........................
     TOTAL...............................                                    100.0%          $                         100.0%
                                                     ========                =====            ========                 =====



                      COMPOSITION BY PERIOD OF DELINQUENCY
                                 TRUST PORTFOLIO

           PERIOD OF                                 NUMBER OF
          DELINQUENCY                                ACCOUNTS         PERCENTAGE OF          RECEIVABLES           PERCENTAGE
      (DAYS CONTRACTUALLY                               (IN            TOTAL NUMBER          (DOLLARS IN            OF TOTAL
          DELINQUENT)                               THOUSANDS)         OF ACCOUNTS            THOUSANDS)           RECEIVABLES
         -------------                              ----------         -----------            ----------           -----------
Not Delinquent.................................                                   %                      $                   %
Up to 29 Days..................................
30 to 59 Days..................................
60 to 89 Days..................................
90 + Days......................................
TOTAL                                                                  100.0%                   $                   100.0%
                                                    ==========         ===== =                ==========            =====

                           COMPOSITION BY ACCOUNT AGE
                                 TRUST PORTFOLIO

                                                     NUMBER OF         PERCENTAGE OF         RECEIVABLES           PERCENTAGE
                                                      ACCOUNTS          TOTAL NUMBER         (DOLLARS IN            OF TOTAL
          ACCOUNT AGE                              (IN THOUSANDS)       OF ACCOUNTS          THOUSANDS)           RECEIVABLES
          -----------                              --------------       -----------          ----------           -----------
Not More than 6 Months........................                                    %                     $                    %
Over 6 Months to 12 Months....................
Over 12 Months to 24 Months...................
Over 24 Months to 36 Months...................
Over 36 Months................................
TOTAL                                                                           100.0%          $                  100.0%
                                                        ========                =====            ========          =====

                       GEOGRAPHIC DISTRIBUTION OF ACCOUNTS
                                 TRUST PORTFOLIO


                                                 NUMBER OF                              RECEIVABLES           PERCENTAGE
                                                 ACCOUNTS         PERCENTAGE OF         OUTSTANDING            OF TOTAL
                                                    (IN            TOTAL NUMBER         (DOLLARS IN          RECEIVABLES
     STATE                                      THOUSANDS)         OF ACCOUNTS          THOUSANDS)           OUTSTANDING
     -----                                      ----------         -----------          ----------           -----------
Alabama...................................                                 %                     $                      %
Alaska....................................
Arizona...................................
Arkansas..................................
California................................
Colorado..................................
Connecticut...............................
Delaware..................................
Florida...................................
Georgia...................................
Hawaii....................................
Idaho.....................................
Illinois..................................
Indiana...................................
Iowa......................................
Kansas....................................
Kentucky..................................
Louisiana.................................
Maine.....................................
Maryland..................................
Massachusetts.............................
Michigan..................................
Minnesota.................................
Mississippi...............................
Missouri..................................
Montana...................................
Nebraska..................................
Nevada....................................
New Hampshire.............................
New Jersey................................
New Mexico................................
New York..................................
North Carolina............................
North Dakota..............................
Ohio......................................
Oklahoma..................................
Oregon....................................
Pennsylvania..............................
Rhode Island..............................
South Carolina............................
South Dakota..............................
Tennessee.................................
Texas.....................................
Utah......................................
Vermont...................................
Virginia..................................
Washington................................
West Virginia.............................
Wisconsin.................................
Wyoming...................................
District of Columbia......................
Other (1).................................
     TOTAL................................                               100.00%         $                            100.00%
                                                  ========               ======          =========                    ======

(1) Includes accounts which represent billing addresses in Canada and U.S. Territories.

                                 USE OF PROCEEDS

     The net proceeds from the sale of the Series 1999-1 Certificates will be paid to the Seller. The Seller will use such net proceeds for its general corporate purposes.


                            CHARMING SHOPPES PARTIES

GENERAL

     The Originator is a subsidiary of Fashion Service Corp., a Delaware corporation. Fashion Service Corp. is a subsidiary of Charming Shoppes. The Originator is a national bank chartered by the Office of the Comptroller of the Currency and was organized for the limited purposes of the origination and purchase of credit card receivables and the establishment and operation of the Charming Shoppes credit card programs. The principal executive office of the Originator is located at 1103 Allen Drive, Milford, Ohio 45150.

     The Seller is a Delaware corporation and a subsidiary of Fashion Service Corp. that was organized to facilitate Receivables financing transactions by the Originator. The principal executive office of the Seller is located at 3411 Silverside Road, Wilmington, Delaware 19810.

     Fashion Service Corp.'s primary business is to provide credit-related services to Charming Shoppes and its affiliated Fashion Bug Stores. Fashion Service Corp. also provides a limited number of services with respect to the establishment of collection and credit policies in connection with the credit card program. The principal executive office of Fashion Service Corp. is located at 3411 Silverside Road, Wilmington, Delaware 19810.

     The Servicer is a Delaware corporation and is a subsidiary of Fashion Service Corp. that was organized to service receivables generated by the Originator, including the Receivables transferred to the Trust. The employees of the Servicer are the same employees who previously serviced the Receivables when Spirit of America National Bank acted as servicer. The principal executive office of the Servicer is located at 1103 Allen Drive, Milford, Ohio 45150.

     Charming Shoppes Inc. ("Charming Shoppes"), a Pennsylvania corporation, provides for the overall management of approximately [_____] Fashion Bug Stores throughout the United States. For the fiscal year ended February 1, 1999, Charming Shoppes' net sales were approximately $[_____] billion and consolidated assets were approximately $[_____] million. Charming Shoppes and its affiliated companies employ more than [_____] people throughout [__] states in the United States. The Fashion Bug Stores have concentrations in the Middle Atlantic, New England and Midwest markets. Charming Shoppes has a significant network of worldwide sourcing operations that provide apparel to its affiliated Fashion Bug Stores. The principal executive office of Charming Shoppes is located at 450 Winks Lane, Bensalem, Pennsylvania 19020.

YEAR 2000 COMPLIANCE

     Since the fiscal year ended February 1, 1997 ("Fiscal 1997"), Charming Shoppes, the ultimate parent of the Seller and the Servicer, has been in the process of modifying or replacing its existing computer systems, including the existing computer systems of its subsidiaries (including the Servicer, the Seller and the Originator), to make them Year 2000 compliant. It is anticipated that this project will be completed during the fiscal year ending January 29, 2000 ("Fiscal 2000"). Charming Shoppes currently estimates that the total cost of achieving compliance will be approximately $6,600,000 over the period from Fiscal 1997 through Fiscal 2000. Charming Shoppes has also initiated discussions with its significant vendors (including the Subservicer) to ensure that these parties have appropriate plans to remediate Year 2000 issues.

                         DESCRIPTION OF THE CERTIFICATES

     The Series 1999-1 Certificates will be issued pursuant to the Pooling Agreement and the Series 1999-1 Supplement, and will consist of the Class A Certificates, the Class B Certificates, the Class C Certificates and the Class D Certificate. Pursuant to the Pooling Agreement, the Seller and the Trustee may execute further supplements in order to issue additional Certificate Series and may enter into further Receivables Purchase Agreements to sell additional Receivables Purchase Series. The following statements with respect to the Series 1999-1 Certificates summarize the material terms of the Pooling Agreement and the Series 1999-1 Supplement, forms of which are filed as exhibits to the registration statement of which this Prospectus forms a part.

GENERAL

     The Class A Certificates and the Class B Certificates (collectively, the "Offered Certificates") will evidence undivided beneficial interests in the assets of the Trust, representing the right to receive from such assets funds up to (but not in excess of) the amounts required to make payments of principal and interest on such certificates. Each Class A Certificate represents the right to receive interest at the Class A Certificate Rate on the principal amount of the Class A Certificate for the related Interest Period and payments of principal on each Distribution Date during the Controlled Amortization Period or to the extent of the Class A Investor Interest, on each Distribution Date with respect to the Early Amortization Period, funded from collections of Finance Charge Receivables and Principal Receivables, respectively, allocated to the Class A Investor Interest and certain other available amounts (including Class A Cap Payments, if any). Each Class B Certificate represents the right to receive payments of interest at the Class B Certificate Rate on the principal amount of the Class B Certificate for the related Interest Period, and payments of principal on the Class B Expected Final Payment Date or, to the extent of the Class B Investor Interest, on each Distribution Date with respect to the Early Amortization Period after the Class A Certificates have been paid in full, funded from collections of Finance Charge Receivables and Principal Receivables, respectively, allocated to the Class B Investor Interest and certain other available amounts (including Class B Cap Payments, if any). See "Maturity Considerations."

     Amounts payable to the Class A Certificateholders may be paid from collections of Finance Charge Receivables and Principal Receivables, Excess Spread, funds on deposit in the Excess Funding Account, Reallocated Principal Collections, Shared Principal Collections, Shared Excess Finance Charge Collections and certain other available amounts. Amounts payable to the Class B Certificateholders may be paid from collections of Finance Charge Receivables and Principal Receivables, Excess Spread, Reallocated Class C Principal Collections, Reallocated Class D Principal Collections, Shared Excess Finance Charge Collections and Shared Principal Collections, funds on deposit in the Excess Funding Account and certain other available amounts (including Class B Cap Payments, if any). Payments of interest and principal will be made, to the extent of funds available therefor, on each Distribution Date on which such amounts are due to Offered Certificateholders in whose names the Offered Certificates were registered on the last business day of the calendar month preceding such Distribution Date (each a "Record Date").

     In addition to the Class D Certificate to be issued to the Seller, the Seller holds the Exchangeable Seller Certificate. The Exchangeable Seller Certificate represents an undivided interest in the Receivables, including the right to a percentage (the "Seller Percentage") of all accountholder payments on the Receivables equal to 100% minus the sum of the applicable Investor/Purchaser Percentages for all Certificate Series and Receivables Purchase Series then outstanding. The Exchangeable Seller Certificate may be transferred in whole or in part subject to certain limitations and conditions set forth in the Pooling Agreement. See "The Pooling Agreement -- Certain Matters Regarding the Seller and the Servicer."

     The Offered Certificates initially will be represented by certificates registered in the name of Cede & Co. ("Cede") as nominee of DTC except as set forth below. Beneficial interests in the Offered Certificates will be available for purchase in minimum denominations of $1,000 and integral multiples thereof in book-entry form only. Accordingly, Cede is expected to be the holder of the Offered Certificates. Persons acquiring a beneficial interest in the Offered Certificates ("Certificate Owners") will not be entitled to receive a certificate representing such person's interest in the Offered Certificates unless and until Definitive Certificates are issued under the limited circumstances described herein under "The Pooling Agreement--Definitive Certificates." Unless and until Definitive Certificates are offered to the Certificate Owners, all references herein to actions by Offered Certificateholders will refer to actions taken by DTC upon instructions from its Participants, and all references herein to distributions, notices, reports and statements to Offered Certificateholders will refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Offered Certificates, as the case may be, for distribution to the Certificate Owners in accordance with DTC procedures.

     Distribution of principal and interest on the Offered Certificates will be made by the Trustee directly to holders of Definitive Certificates in accordance with the procedures set forth herein and in the Pooling Agreement. Interest payments and any principal payments on each Distribution Date will be made to holders in whose names the Definitive Certificates were registered at the close of business on the related Record Date. Distributions will be made by wire transfer of federal funds to the account and number specified in the register maintained by the Trustee or, if no account number is specified, by check mailed to the address of such holder as it appears on the register maintained by the Trustee. The final payment on any Offered Certificate (whether Definitive Certificates or the Offered Certificates registered in the name of Cede), however, will be made only upon presentation and surrender of such Offered Certificate at the office or agency specified in the notice of final distribution to Offered Certificateholders. The Trustee will provide such notice to registered Offered Certificateholders not later than the fifth day of the month of such final distributions.

INTEREST PAYMENTS

     Interest will accrue on the Series 1999-1 Certificates during each Interest Period at the respective interest rate for such certificates as described below, with interest to be distributed on each Distribution Date to the registered holders of the certificates at the close of business on the related Record Date. Distributions of monthly interest payments on the Series 1999-1 Certificates initially will be made on [____________ ___, 1999], and thereafter on the fifteenth day of each calendar month, or if such fifteenth day is not a Business Day, then on the next succeeding Business Day (each a "Distribution Date"). Notwithstanding the foregoing, if a Total Systems Failure exists on any Distribution Date, then the Distribution Date may be postponed for a period of not more than 10 Business Days. An "Interest Period" means, with respect to any Distribution Date, the period from and including the previous Distribution Date through the day preceding such Distribution Date, except that the initial Interest Period means the period from and including the Closing Date through the day preceding the initial Distribution Date.

     The interest distributable on the Class A Certificates on any Distribution Date ("Class A Monthly Interest") will be an amount equal to the product of (i) a fraction the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, and (ii) the Class A Certificate Rate, and (iii) the outstanding principal balance of the Class A Certificates as of the preceding Record Date. With respect to the first Distribution Date on [____________ ___, 1999], however, Class A Monthly Interest will be an amount equal to the interest accrued on the outstanding principal balance of the Class A Certificates for the period from the Closing Date to [____________ ___, 1999] at the Class A Certificate Rate for such period, and for the period from [____________ ___, 1999] through [____________ ___, 1999] at the Class A Certificate Rate reset for such period.

     The "Class A Certificate Rate" with respect to each Interest Period is a rate per annum equal to LIBOR as determined on the related LIBOR Determination Date plus [___]% (the "Class A Spread"); provided, that if the Class A Certificates are not paid in full on [____________, ____] (the "Class A Expected Final Payment Date"), the Class A Certificate Rate applicable to the Interest Period commencing on such date and each Interest Period thereafter will not exceed the per annum rate equal to the sum of [___]% plus the Class A Spread. Accrued interest on the Class A Certificates not paid when due (a "Class A Deficiency Amount") will itself accrue monthly interest in an amount (the "Class A Additional Interest") computed as the product of (a) the Class A Deficiency Amount, and (b) the sum of the Class A Certificate Rate and 1% per annum, and
(c) a fraction the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360. Any Class A Deficiency Amount and Class A Additional Interest thereon will be payable on the next succeeding Distribution Date.

     Similarly, the interest distributable on the Class B Certificates on any Distribution Date ("Class B Monthly Interest") will be an amount equal to the product of (i) a fraction the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, and (ii) the Class B Certificate Rate, and (iii) the outstanding principal balance of the Class B Certificates as of the preceding Record Date. With respect to the first Distribution Date on [____________ ___, 1999], however, Class B Monthly Interest will be an amount equal to the interest accrued on the outstanding principal balance of the Class B Certificates for the period from the Closing Date through [____________ ___, 1999] at the Class B Certificate Rate for such period, and for the period from [____________ ___, 1999] through [____________ ___, 1999] at the Class B Certificate Rate reset for such period.

     The "Class B Certificate Rate" with respect to each Interest Period is a rate per annum equal to LIBOR as determined on the related LIBOR Determination Date plus [___]% (the "Class B Spread"); provided, that if the Class B Certificates are not paid in full on [___________, ___] (the "Class B Expected Final Payment Date"), the Class B Certificate Rate applicable to the Interest Period commencing on such date and each Interest Period thereafter will not exceed the per annum rate equal to the sum of [___]% plus the Class B Spread. Accrued Interest on the Class B Certificates not paid when due (a "Class B Deficiency Amount") will itself accrue monthly interest in an amount (the "Class B Additional Interest") computed as the product of (a) the Class B Deficiency Amount, (b) the sum of the Class B Certificate Rate and 1% per annum, and (c) a fraction the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360. Any Class B Deficiency Amount and Class B Additional Interest thereon will be payable on the next succeeding Distribution Date.

     The amount of monthly interest distributable on the Class C Certificates on any Distribution Date (the "Class C Monthly Interest") will be an amount equal to the product of (i) a fraction the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, (ii) the Class C Certificate Rate in effect with respect to the related Interest Period, and (iii) the Class C Investor Interest determined as of the Record Date preceding such Distribution Date. In addition, any Class C Deficiency Amount will be payable on the next succeeding Distribution Date. The "Class C Certificate Rate" with respect to each Interest Period is the rate of interest specified in the Certificate Purchase Agreement pursuant to which the Class C Certificates will be sold (the "Certificate Purchase Agreement"). The "Class C Deficiency Amount" for any Distribution Date is the amount by which the aggregate amount of interest accrued on the Class C Certificates for all prior Interest Periods exceeds the amount actually paid to the Class C Certificateholders in respect of such amounts.

     The amount of monthly interest distributable on the Class D Certificate on any Distribution Date (the "Class D Monthly Interest") will be an amount equal to the product of (i) a fraction the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, (ii) the Class D Certificate Rate in effect with respect to the related Interest Period, and (iii) the Class D Investor Interest determined as of the Record Date preceding such Distribution Date. [The "Class D Certificate Rate" with respect to any Interest Period is a rate per annum equal to [___]% in excess of the Class C Certificate Rate.]

     On each LIBOR Determination Date, the Trustee will determine "LIBOR" on the basis of the rate for deposits in United States dollars for a one-month period which appears on Telerate page 3750 as of 11:00 a.m., London time, on such date. If such rate does not appear on Telerate Page 3750, the rate for that LIBOR Determination Date will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a one-month period. The Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that LIBOR Determination Date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that LIBOR Determination Date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Servicer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a one-month period.

     "Telerate Page 3750" means the display page currently so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for displaying comparable rates or prices).

     "LIBOR Determination Date" means [____________ ___, 1999] for the period from the Closing Date through [____________ ___, 1999];[____________ ___, 1999]
for the period from [____________ ___, 1999] through [____________ ___, 1999];
and the second London Business Day (a day on which the Trustee and commercial banks in the City of London are open for the transaction of commercial banking business) prior to the commencement of the second and each subsequent Interest Period.

     "Reference Banks" means four major banks in the London interbank market selected by the Servicer.

INTEREST RATE CAP AGREEMENTS

     To provide additional enhancement for the Offered Certificates, on or before the Closing Date Fashion Service Corp. will enter into, and will assign to the Trust to be held as part of the assets of the Trust, interest rate cap agreements with qualified counterparties with respect to the Class A Certificates and the Class B Certificates. The interest rate cap agreement entered into for the benefit of the Class A Certificates (such agreement and any replacements therefor, the "Class A Cap Agreement") will have [an initial] notional principal amount equal to the Class A Initial Investor Interest, and will entitle the Trust to receive on each Distribution Date prior to the Class A Expected Final Payment Date monthly payments from the counterparty thereto if at any time prior to such date LIBOR should exceed [___]% per annum. The payment (if any) to be made to the Trustee under the Class A Cap Agreement for any Distribution Date (the "Class A Cap Payment") will be equal to the product of
(i) a fraction the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, (ii) the amount (if any) by which LIBOR for the related Interest Period exceeds [___]%, and (iii) the Class A Initial Investor Interest [less the aggregate Controlled Payment Amounts actually paid to the Class A Certificateholders prior to such Distribution Date]. The Trustee will maintain the Class A Cap Agreement in effect only until the Class A Expected Final Payment Date, following which the Class A Certificate Rate by its terms will not exceed a per annum rate equal to the sum of [___]% plus the Class A Spread. The Class A Cap Payment for any Interest Period will be included in Class A Available Funds distributed on the following Distribution Date.

     The Interest Rate Cap Agreement entered into for the benefit of the Class B Certificates (such agreement and any replacements therefor, the "Class B Cap Agreement," and together with the Class A Cap Agreement, the "Interest Rate Cap Agreements") will have a notional principal amount equal to the sum of the Class B Initial Investor Interest, Class C Initial Investor Interest and the Class D Initial Investor Interest, and will entitle the Trust to receive on each Distribution Date prior to the Class B Expected Final Payment Date monthly payments from the counterparty thereto if at any time prior to such date LIBOR should exceed [___]% per annum. The payment (if any) to be made to the Trustee under the Class B Cap Agreement for any month (the "Class B Cap Payment") will be equal to the product of (i) a fraction the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, (ii) the amount (if any) by which LIBOR for the related Interest Period exceeds [___]%, and (iii) the sum of the Class B Initial Investor Interest, the Class C Initial Investor Interest and the Class D Initial Investor Interest. The Trustee will maintain the Class B Cap Agreement in effect only until the Class B Expected Final Payment Date, following which the Class B Certificate Rate by its terms will not exceed a per annum rate equal to the sum of [___]% plus the Class B Spread. The Class B Cap Payment for any Interest Period will be included in Class B Available Funds distributed on the following Distribution Date.

     The Class A Cap Agreement and the Class B Cap Agreement may only be entered into and maintained with counterparties whose unsecured, unguaranteed, short-term debt carries a rating of P-1 by Moody's Investors Service, Inc. ("Moody's") and a rating of A-1 by Standard & Poor's or whose obligations are guaranteed by an entity whose short-term debt carries such ratings. Failure by the Servicer (and the applicable counterparty under its Interest Rate Cap Agreement), within 30 days of the withdrawal or reduction of the foregoing credit ratings with respect to any Interest Rate Cap Agreement counterparty, to obtain a replacement Interest Rate Cap Agreement from a counterparty having such required credit ratings, or to enter into an arrangement satisfactory to the applicable Rating Agency, will result in the occurrence of a Series 1999-1 Early Amortization Event. In addition, failure by an Interest Rate Cap Agreement counterparty to make a Class A Cap Payment or a Class B Cap Payment to the Trust within 5 calendar days of when due will also result in the occurrence of a Series 1999-1 Early Amortization Event. See "-- Early Amortization Events" below.

PRINCIPAL PAYMENTS

     During the Revolving Period (which begins on the Closing Date and ends on the day before the commencement of the Controlled Amortization Period or, if earlier, the Early Amortization Period), no principal payments will be made to Series 1999-1 Certificateholders. All Available Principal Collections for a Due Period during the Revolving Period will be applied in accordance with the terms of the Certificate Purchase Agreement for the Class C Certificates and then will either be applied on the related Distribution Date as Shared Principal Collections applied to the Series in Group One (other than Series 1999-1) that are Principal Sharing Series, and then will be paid to the Seller as holder of the Exchangeable Seller Certificate (but in an amount not to exceed the Seller Interest on such Distribution Date) except when necessary to fund a shortfall in the Excess Funding Account. During the Controlled Amortization Period (on or prior to the Class A Expected Final Payment Date), Available Principal Collections will be distributed to the Class A Certificateholders as described below and on the Distribution Date in the month following the commencement of the Early Amortization Period will be distributed to Class A Certificateholders up to the amount of the Class A Investor Interest. During the Controlled Amortization Period, principal will be paid only to the Class A Certificateholders. The Class B Certificateholders are expected to receive a distribution of Available Principal Collections equal to the amount of the Class B Investor Interest on the Class B Expected Final Payment Date. During the Early Amortization Period, and until the Series 1999-1 Termination Date occurs, principal will be paid first to the Class A Certificateholders until the Class A Investor Interest has been paid in full or the Series 1999-1 Termination Date occurs, and then to the Class B Certificateholders until the Class B Investor Interest has been paid in full or the Series 1999-1 Termination Date occurs.

     The Controlled Amortization Period is scheduled to commence on [_____ 1, _____] [eight] months prior to the Class A Expected Final Payment Date.

     If the Series 1999-1 Investor Interest has not been paid in full by the Series 1999-1 Termination Date, then the Trustee will sell, or cause to be sold, and will pay the proceeds to the holders of the Series 1999-1 Certificates pro rata in full and final payment of all principal and accrued interest on the Series 1999-1 Certificates, and all accrued and unpaid fees and expenses and unreimbursed Series 1999-1 Investor Loss Amounts and Series 1999-1 Investor Dilution Amounts (to the extent reimbursable) under the Series 1999-1 Supplement, an amount of Principal Receivables and related Finance Charge Receivables up to 110% of the Series 1999-1 Investor Interest at the close of business on such date. The Seller will be permitted to purchase such Receivables being sold, and will have a right of first refusal with respect thereto.

     The amount of monthly principal distributable with respect to the Class A Certificates on each Distribution Date (the "Class A Monthly Principal"), beginning with the Distribution Date in the month following the month in which the earlier of the Controlled Amortization Period or the Early Amortization Period commences, will be equal to the least of (i) the Available Principal Collections on deposit in the Collection Account with respect to such Distribution Date, (ii) for each Distribution Date with respect to the Controlled Amortization Period prior to the Class A Expected Final Payment Date, the Controlled Payment Amount for such Distribution Date, and (iii) the Class A Investor Interest on such Distribution Date (after taking into account any adjustments to be made on such Distribution Date for Charge-Offs on such Distribution Date).

     The amount of monthly principal distributable with respect to the Class B Certificates on each Distribution Date (the "Class B Monthly Principal"), beginning with the Distribution Date following the Due Period in which the Class A Investor Interest has been paid in full, and during the Early Amortization Period, beginning with the Distribution Date on which the Class A Investor Interest has been paid in full, will be an amount equal to the lesser of (i) the Available Principal Collections on deposit in the Collection Account with respect to such Distribution Date (minus the portion of such Available Principal Collections applied to Class A Monthly Principal on such Distribution Date), and
(ii) the Class B Investor Interest (after taking into account any adjustments to be made on such Distribution Date for Charge-Offs and Reallocated Principal Collections) on such Distribution Date.

SUBORDINATION OF CERTAIN CLASSES

     The Class B Certificates, the Class C Certificates, and the Class D Certificate will each be subordinated to the extent necessary to fund certain payments with respect to the Class A Certificates. In addition, the Class C Certificates and the Class D Certificate will each be subordinated to the extent necessary to fund certain payments with respect to the Class B Certificates. Certain principal payments otherwise allocable to the Class B Certificates may be reallocated to the Class A Certificates, and the Class B Investor Interest may be reduced. Similarly, certain principal payments otherwise allocable to the Class C Certificates and the Class D Certificate may be reallocated to the Class A Certificates and the Class B Certificates, and the Class C Investor Interest and Class D Investor Interest may be reduced. If the Class C Investor Interest and the Class D Investor Interest are reduced to zero, the Class B Certificateholders will bear directly the credit and other risks associated with their interest in the Trust. To the extent the Class B Investor Interest is reduced, the percentage of collections of Finance Charge Receivables allocated to the Class B Certificateholders in subsequent Due Periods will be reduced. Moreover, to the extent the amount of such reduction in the Class B Investor Interest is not reimbursed, the amount of principal distributable to the Class B Certificateholders will be reduced. If the Class B Investor Interest is reduced to zero, the Class A Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust. In the event of a reduction in the Class A Investor Interest, the Class B Investor Interest, the Class C Investor Interest or the Class D Investor Interest, the amount of principal and interest available to fund payments with respect to the Class A Certificates and the Class B Certificates will be decreased. See "-- Allocation Percentages," "--Reallocation of Cash Flows" and "--Application of Collections --Excess Spread; Shared Excess Finance Charge Collections" below.

ALLOCATION PERCENTAGES

     Pursuant to the Pooling Agreement, the Servicer will allocate on each Business Day to each Certificate Series outstanding (including Series 1999-1), to each Receivables Purchase Series outstanding and to the Seller Interest all collections of Finance Charge Receivables and Principal Receivables and Loss Amounts with respect to any Due Period based on the Investor/Purchaser Percentage (the "Investor/Purchaser Percentage") for each Certificate Series and Receivables Purchase Series, as determined from the relevant Supplements and Receivables Purchase Agreements, and based on the Seller Percentage for the Exchangeable Seller Certificate. The Servicer will also allocate Dilution Amounts to the Series 1999-1 Certificates on each Distribution Date in accordance with the procedures described in "The Pooling Agreement--Loss Amounts; Dilution Amounts" below.

     The Investor/Purchaser Percentage with respect to allocating to Series 1999-1 collections of Finance Charge Receivables and the Loss Amount with respect to any Due Period will be the Floating Allocation Percentage. The "Floating Allocation Percentage" means, with respect to any day during a Due Period, the percentage equivalent of a fraction, the numerator of which is the Series 1999-1 Investor Interest as of the last day of the preceding Due Period (or with respect to the first Due Period ending after the Closing Date, the Series 1999-1 Initial Investor Interest), and the denominator of which is the greater of (i) the sum of (A) the aggregate amount of Principal Receivables in the Trust at the end of the day on such date (or with respect to the first Due Period ending after the Closing Date, at the end of the day on the Closing Date) and (B) the amount on deposit in the Excess Funding Account as of the close of business of the last day of the prior Due Period, and (ii) the sum of the numerators used to calculate the Investor/Purchaser Percentages with respect to Finance Charge Receivables or Loss Amounts, as applicable, for all Certificate Series and Receivables Purchase Series outstanding for such Due Period; provided, that with respect to any Due Period in which an Addition Date or Removal Date occurs, the amount in clause (i) (A) above will be (1) the aggregate amount of Principal Receivables in the Trust at the end of the day on the last day of the prior Due Period for the period from and including the first day of such Due Period to but excluding the related Addition Date or Removal Date and (2) the aggregate amount of Principal Receivables in the Trust at the end of the day on the related Addition Date or Removal Date for the period from and including the related Addition Date or Removal Date to and including the last day of such Due Period; and provided further, that with respect to any Due Period in which an Addition Date or a Removal Date occurs if the Servicer need not make daily deposits of collections into the Collection Account, the amount in clause (i) (A) above will be the Average Principal Balance.

     The Investor/Purchaser Percentage with respect to allocating to Series 1999-1 collections of Principal Receivables with respect to any Due Period will be the Principal Allocation Percentage. The "Principal Allocation Percentage" means, (A) with respect to any day during a Due Period occurring prior to the Fixed Principal Allocation Date, the Floating Allocation Percentage for such Due Period, and (B) with respect to any day during a Due Period occurring on or after the Fixed Principal Allocation Date, the "Fixed Allocation Percentage," which is the percentage equivalent (which percentage may never exceed 100%) of a fraction, the numerator of which is the Series 1999-1 Investor Interest as of the last day of the Due Period occurring immediately prior to the Fixed Principal Allocation Date, and the denominator of which is the greater of (x) the sum of (i) the aggregate amount of Principal Receivables in the Trust at the end of the day on the last day of the preceding Due Period and (ii) the amount on deposit in the Excess Funding Account as of the end of the day on such date, and (y) the sum of the numerators used to calculate the Investor/Purchaser Percentages with respect to Principal Receivables for all Certificate Series and Receivables Purchase Series outstanding for such Due Period; provided, that with respect to any Due Period in which an Addition Date or Removal Date occurs, the amount in clause (x) (i) above will be (1) the aggregate amount of Principal Receivables in the Trust at the end of the day on the last day of the prior Due Period for the period from and including the first day of such Due Period to but excluding the related Addition Date or Removal Date and (2) the aggregate amount of Principal Receivables in the Trust at the end of the day on the related Addition Date or Removal Date for the period from and including the related Addition Date or Removal Date to and including the last day of such Due Period; provided further, that with respect to any Due Period in which an Addition Date or a Removal Date occurs if the Servicer need not make daily deposits of collections into the Collection Account, the amount in clause (x)(i) above will be the Average Principal Balance.

     "Average Principal Balance" means, for a Due Period in which an Addition Date or a Removal Date occurs, the weighted average of the Principal Receivables in the Trust at the end of the day on the last day of the prior Due Period and the Principal Receivables in the Trust at the end of the day on the related Addition Date or Removal Date, weighted, respectively, by a fraction, the numerator of which is the number of days from and including the first day of such Due Period to but excluding the related Addition Date or Removal Date, and the denominator of which is the number of days in such Due Period, and by a fraction, the numerator of which is the number of days from and including the related Addition Date or Removal Date to and including the last day of such Due Period, and the denominator of which is the number of days in such Due Period.

     The "Fixed Principal Allocation Date" is the earlier of (a) the date on which an Early Amortization Event with respect to Series 1999-1 is deemed to have occurred, and (b) the date of commencement of the Controlled Amortization Period.

     "Series 1999-1 Initial Investor Interest" is $[______________], consisting of $[_____] in aggregate initial principal amount of Class A Certificates (the "Class A Initial Investor Interest"), $[_____] in aggregate initial principal amount of Class B Certificates (the "Class B Initial Investor Interest"), $[_____] in aggregate initial principal amount of Class C Certificates (the "Class C Initial Investor Interest") and $[_____] in initial principal amount of a Class D Certificate (the "Class D Initial Investor Interest").

     Collections of Principal Receivables and Finance Charge Receivables, the Series 1999-1 Investor Loss Amount and the Series 1999-1 Investor Dilution Amount will be further allocated among the Series 1999-1 Certificateholders in accordance with the Class A Investor Allocation, the Class B Investor Allocation, the Class C Investor Allocation and the Class D Investor Allocation. The allocation of collections among the holders of Series 1999-1 Certificates will be made by the Servicer on a daily basis, with the Servicer to allocate each days' collections prior to the close of business on which such collections are deposited into the Collection Account.

     The "Class A Investor Allocation" means, with respect to any Due Period,
(i) with respect to Series 1999-1 Investor Loss Amounts, Series 1999-1 Dilution Amounts and collections of Finance Charge Receivables at any time and collections of Principal Receivables during the Revolving Period, the Class A Floating Allocation, and (ii) with respect to collections of Principal Receivables during the Controlled Amortization Period or Early Amortization Period, the Class A Fixed Allocation. "Class A Floating Allocation" means, with respect to any Due Period, the percentage equivalent (which may not exceed 100%) of a fraction the numerator of which is the Class A Investor

Interest as of the close of business on the last day of the preceding Due Period and the denominator of which is equal to the Series 1999-1 Investor Interest as of the close of business on such day; provided, however, that, with respect to the first Due Period, the Class A Floating Allocation means the percentage equivalent of a fraction the numerator of which is the Class A Initial Investor Interest and the denominator of which is the Series 1999-1 Initial Investor Interest. "Class A Fixed Allocation" means, with respect to any Due Period other than a Due Period relating to the Revolving Period, the percentage equivalent (which may not exceed 100%) of a fraction, (a) the numerator of which is the Class A Investor Interest as of the close of business on the last day of the Revolving Period; provided, however, that if Series 1999-1 is paired with a Paired Series and an Early Amortization Event occurs with respect to such Paired Series during the Controlled Amortization Period, then the Seller may, by written notice delivered to the Trustee, the Servicer, and the Rating Agencies, designate a different numerator (provided that such numerator is not less than the Class A Investor Interest as of the last day of the revolving period for such Paired Series), and (b) the denominator of which is equal to the Series 1999-1 Investor Interest as of the close of business on the last day of the Due Period occurring immediately prior to the Fixed Principal Allocation Date.

     The "Class B Investor Allocation" means, with respect to any Due Period,
(i) with respect to Series 1999-1 Investor Loss Amounts, Series 1999-1 Dilution Amounts and collections of Finance Charge Receivables at any time and collections of Principal Receivables during the Revolving Period, the Class B Floating Allocation, and (ii) with respect to collections of Principal Receivables during the Controlled Amortization Period or Early Amortization Period, the Class B Fixed Allocation. "Class B Floating Allocation" means, with respect to any Due Period, the percentage equivalent (which may not exceed 100%) of a fraction the numerator of which is the Class B Investor Interest as of the close of business on the last day of the preceding Due Period and the denominator of which is equal to the Series 1999-1 Investor Interest as of the close of business on such day; provided, however, that, with respect to the first Due Period, the Class B Floating Allocation means the percentage equivalent of a fraction the numerator of which is the Class B Initial Interest and the denominator of which is the Series 1999-1 Initial Investor Interest. "Class B Fixed Allocation" means, with respect to any Due Period other than a Due Period relating to the Revolving Period, the percentage equivalent (which may not exceed 100%) of a fraction, (a) the numerator of which is the Class B Investor Interest as of the close of business on the last day of the Revolving Period ending prior to such Due Period; provided, however, that if Series 1999-1 is paired with a Paired Series and an Early Amortization Event occurs with respect to such Paired Series during the Controlled Amortization Period, the Seller may, by written notice delivered to the Trustee, the Servicer, and the Rating Agencies, designate a different numerator (provided that such numerator is not less than the Class B Investor Interest as of the last day of the revolving period for such Paired Series), and (b) the denominator of which is equal to the Series 1999-1 Investor Interest as of the close of business on the last day of the Due Period occurring immediately prior to the Fixed Principal Allocation Date.

     The "Class C Investor Allocation" means, with respect to any Due Period,
(i) with respect to Series 1999-1 Investor Loss Amounts, Series 1999-1 Dilution Amounts and collections of Finance Charge Receivables at any time and collections of Principal Receivables during the Revolving Period, the Class C Floating Allocation, and (ii) with respect to collections of Principal Receivables during the Controlled Amortization Period or Early Amortization Period, the Class C Fixed Allocation. The "Class C Floating Allocation" means, with respect to any Due Period, the percentage equivalent (which may not exceed 100%) of a fraction the numerator of which is the Class C Investor Interest as of the close of business on the last day of the preceding Due Period and the denominator of which is equal to the Series 1999-1 Investor Interest as of the close of business on such day; provided, however, that, with respect to the first Due Period, the Class C Floating Allocation means the percentage equivalent of a fraction the numerator of which is the Class C Initial Investor Interest and the denominator of which is the Series 1999-1 Initial Investor Interest. The "Class C Fixed Allocation" means, with respect to any Due Period other than a Due Period relating to the Revolving Period, the percentage equivalent (which may not exceed 100%) of a fraction, (a) the numerator of which is the Class C Investor Interest as of the close of business on the last day of the Revolving Period ending prior to such Due Period; provided, however, that if Series 1999-1 is paired with a Paired Series and an Early Amortization Event occurs with respect to such Paired Series during the Controlled Amortization Period, the Seller may, by written notice delivered to the Trustee, and the Servicer, designate a different numerator (provided that such numerator is not less than the Class C Investor Interest as of the last day of the revolving period for such Paired Series), and (b) the denominator of which is equal to the Series 1999-1 Investor Interest as of the close of business on the last day of the Due Period occurring immediately prior to the Fixed Principal Allocation Date.

     The "Class D Investor Allocation" means, with respect to any Due Period,
(i) with respect to Series 1999-1 Investor Loss Amounts, Series 1999-1 Dilution Amounts and collections of Finance Charge Receivables at any time and collections of Principal Receivables during the Revolving Period, the Class D Floating Allocation, and (ii) with respect to collections of Principal Receivables during the Controlled Amortization Period or Early Amortization Period, the Class D Fixed Allocation. The "Class D Floating Allocation" means, with respect to any Due Period, the percentage equivalent (which may not exceed 100%) of a fraction the numerator of which is the Class D Investor Interest as of the close of business on the last day of the preceding Due Period and the denominator of which is equal to the Series 1999-1 Investor Interest as of the close of business on such day; provided, however, that, with respect to the first Due Period, the Class D Floating Allocation means the percentage equivalent of a fraction the numerator of which is the Class D Initial Investor Interest and the denominator of which is the Series 1999-1 Initial Investor Interest. The "Class D Fixed Allocation" means, with respect to any Due Period other than a Due Period relating to the Revolving Period, the percentage equivalent (which may not exceed 100%) of a fraction, (a) the numerator of which is the Class D Investor Interest as of the close of business on the last day of the Revolving Period ending prior to such Due Period; provided, however, that if Series 1999-1 is paired with a Paired Series and an Early Amortization Event occurs with respect to such Paired Series during the Controlled Amortization Period, then the Seller may, by written notice delivered to the Trustee, the Servicer, and the Rating Agencies, designate a different numerator (provided that such numerator is not less than the Class D Investor Interest as of the last day of the revolving period for such Paired Series), and (b) the denominator of which is equal to the Series 1999-1 Investor Interest as of the close of business on the last day of the Due Period occurring immediately prior to the Fixed Principal Allocation Date.

REALLOCATION OF CASH FLOWS

     On each day that collections are deposited into the Collection Account, the Servicer will allocate to the Series 1999-1 Certificateholders on a preliminary basis the Investor/Purchaser Percentage for Series 1999-1 of collections processed in respect of Principal Receivables on such day so as to determine the Allocated Class B Principal Collections, the Allocated Class C Principal Collections and the Allocated Class D Principal Collections for such day. The collections of Principal Receivables so allocated will then be subject to reallocation as described in this section below and under "--Application of Collections--Reallocations and Payments of Principal."

     The "Class A Required Amount" is the amount, with respect to any Distribution Date, by which (i) the sum of (a) Class A Monthly Interest for such Distribution Date, (b) any Class A Deficiency Amount for such Distribution Date,
(c) any Class A Additional Interest for such Distribution Date, (d) the Class A Servicing Fee for the prior Due Period, (e) the Class A Servicing Fee due but not paid to the Servicer on any prior Distribution Date, (f) the Class A Investor Loss Amount, if any, for the preceding Due Period and (g) the Class A Investor Dilution Amount, if any, for the preceding Due Period, exceeds (ii) the Class A Available Funds for the related Due Period. "Class A Available Funds" means, with respect to any Distribution Date, an amount equal to the sum of (1) the Class A Floating Allocation of the collections of Finance Charge Receivables allocated to the Series 1999-1 Certificates and deposited in the Collection Account for the related Due Period (including certain other amounts that are to be treated as collections of Finance Charge Receivables in accordance with the Pooling Agreement), and (2) if such Distribution Date is on or prior to the Class A Expected Final Payment Date, the amount of any Class A Cap Payment with respect to such Distribution Date and the amount of any payments due from the Class A Cap Agreement counterparty but not paid with respect to any prior date (to the extent received by the Trustee). If the Class A Required Amount for any Distribution Date is greater than zero, all or a portion of the Excess Spread and Shared Excess Finance Charge Collections allocated to Series 1999-1 with respect to such Distribution Date will be used to fund the Class A Required Amount. If such Excess Spread and Shared Excess Finance Charge Collections are insufficient to fully fund the Class A Required Amount, then collections of Principal Receivables allocable first to the Class D Certificates, then to the Class C Certificates and then to the Class B Certificates for the related Due Period will be used to fund the remaining Class A Required Amount. See "--Application of Collections--Reallocations and Payments of Principal" below.

     The "Class B Required Amount" is the amount, with respect to any Distribution Date, equal to the sum of (A) the amount, if any, by which (i) the sum of (a) Class B Monthly Interest for such Distribution Date, (b) any Class B

Deficiency Amount for such Distribution Date, (c) any Class B Additional Interest for such Distribution Date, (d) the Class B Servicing Fee for the prior Due Period, and (e) the Class B Servicing Fee due but not paid to the Servicer on any prior Distribution Date, exceeds (ii) the Class B Available Funds for the related Due Period plus (B) the sum of the Class B Investor Loss Amount, if any, for the preceding Due Period plus the Class B Investor Dilution Amount, if any, for the preceding Due Period. "Class B Available Funds" means, with respect to any Distribution Date, an amount equal to the sum of (1) the Class B Floating Allocation of the collections of Finance Charge Receivables allocated to the Series 1999-1 Certificates and deposited in the Collection Account for the related Due Period (including certain other amounts that are to be treated as collections of Finance Charge Receivables in accordance with the Pooling Agreement), and (2) if such Distribution Date is on or prior to the Class B Expected Final Payment Date, the amount of any Class B Cap Payment with respect to such Distribution Date and the amount of any payments due from the Class B Cap Agreement counterparty but not paid with respect to any prior date (to the extent received by the Trustee). If the Class B Required Amount for any Distribution Date is greater than zero, all or a portion of the Excess Spread and Shared Excess Finance Charge Collections allocated to Series 1999-1 with respect to such Distribution Date will be used to fund the Class B Required Amount. If such Excess Spread and Shared Excess Finance Charge Collections are insufficient to fully fund the Class B Required Amount, then collections of Principal Receivables allocable first to the Class D Certificates, and then to the Class C Certificates (after application, in each case, to the Class A Required Amount pursuant to the preceding paragraph) will be used to fund the remaining Class B Required Amount. See "-- Application of Collections -- Reallocations and Payments of Principal" below.

     The Class B Investor Interest will be reduced by the amount of any Reallocated Class B Principal Collections.

SERVICING FEES

     The portion of the monthly servicing fee payable by Series 1999-1 to the Servicer with respect to any Due Period (the "Series 1999-1 Servicing Fee") will be equal to one-twelfth of the product of (a) 2% and (b) an amount equal to the Series 1999-1 Investor Interest determined as of the last day of such Due Period, provided, however, that with respect to the first Due Period the Series 1999-1 Servicing Fee will be prorated. The Series 1999-1 Servicing Fee with respect to any Distribution Date will be allocated among the Series 1999-1 Certificateholders and payable out of Available Funds as described below under "-- Application of Collections -- Available Funds" and out of Excess Spread and Shared Excess Finance Charge Collections as described below under "-- Application of Collections -- Excess Spread; Shared Excess Finance Charge Collections."

     The share of the Series 1999-1 Servicing Fee allocable to the Class A Investor Interest with respect to any Due Period (the "Class A Servicing Fee") will be equal to the product of the Series 1999-1 Servicing Fee with respect to such Due Period and the Class A Floating Allocation as of the last day of such Due Period, provided, however, that with respect to the first Due Period ending after the Closing Date the Class A Servicing Fee will be prorated. The share of the Series 1999-1 Servicing Fee allocable to the Class B Investor Interest with respect to any Due Period (the "Class B Servicing Fee") will be equal to the product of the Series 1999-1 Servicing Fee with respect to such Due Period and the Class B Floating Allocation as of the last day of such Due Period, provided, however, that with respect to the first Due Period ending after the Closing Date the Class B Servicing Fee will be prorated. The Series 1999-1 Servicing Fee will be similarly allocated to the Class C Investor Interest and to the Class D Investor Interest based on the Class C Floating Allocation and the Class D Floating Allocation, respectively.

     The Series 1999-1 Servicing Fee payable by the holders of any class of Series 1999-1 Certificates will be payable solely to the extent that amounts are available for distribution in respect thereof out of allocations of Available Funds, Excess Spread and Shared Excess Finance Charge Collections allocated to such holders for such purpose as described under "-- Application of Collections" below.

APPLICATION OF COLLECTIONS

     Available Funds. On each Distribution Date, the Trustee, acting pursuant to the Servicer's instructions, will apply the Available Funds (see "-- Interest Payments" above) on deposit in the Collection Account in the following order of priority:

         (A) On each Distribution Date, an amount equal to the Class A Available Funds for the related Due Period will be distributed in the following priority:

              (i) an amount equal to the sum of the Class A Monthly Interest, Class A Deficiency Amount and any Class A Additional Interest for such Distribution Date will be distributed to the Class A
         Certificateholders;

              (ii) an amount equal to the sum of the Class A Servicing Fee for such Distribution Date plus the amount of any Class A Servicing Fee due but not paid to the Servicer on any prior Distribution Date will be distributed to the Servicer;

              (iii) an amount equal to the Class A Investor Loss Amount, if any, for the preceding Due Period will be treated as a portion of Available Principal Collections for such Distribution Date;

              (iv) an amount equal to the Class A Investor Dilution Amount, if any, for the preceding Due Period will be treated as a portion of Available Principal Collections for such Distribution Date; and

              (v) the balance, if any, will constitute Excess Spread and will be allocated and distributed as described under "-- Excess Spread; Shared Excess Finance Charge Collections" below.

         (B) On each Distribution Date, an amount equal to the Class B Available Funds for the related Due Period will be distributed in the following order of priority:

              (i) an amount equal to the sum of the Class B Monthly Interest, any Class B Deficiency Amount and any Class B Additional Interest for such Distribution Date will be distributed to the Class B Certificateholders;

              (ii) an amount equal to the Class B Servicing Fee for such Distribution Date, plus the sum of the amount of any Class B Servicing Fee due but not paid to the Servicer on any prior Distribution Date will be distributed to the Servicer; and

              (iii) the balance, if any, will constitute Excess Spread and will be allocated and distributed as described under "-- Excess Spread; Shared Excess Finance Charge Collections" below.

         (C) On each Distribution Date, an amount equal to the Class C Available Funds for the related Due Period will be distributed in the following priority:

              (i) an amount equal to the sum of the Class C Servicing Fee for such Distribution Date plus the amount of any Class C Servicing Fee due but not paid to the Servicer on any prior Distribution Date will be distributed to the Servicer; and

              (ii) the balance, if any, will constitute Excess Spread and will be allocated and distributed as described under "-- Excess Spread; Shared Excess Finance Charge Collections" below.

         (D) On each Distribution Date, an amount equal to the Class D Available Funds for the related Due Period will be distributed in the following priority:

              (i) an amount equal to the sum of the Class D Servicing Fee for such Distribution Date plus the amount of any Class D Servicing Fee due but not paid to the Servicer on any prior Distribution Date will be distributed to the Servicer; and

              (ii) the balance, if any, will constitute Excess Spread and will be allocated and distributed as described under "--Excess Spread; Shared Excess Finance Charge Collections" below.

     "Excess Spread" means, with respect to any Distribution Date, an amount equal to the sum of the amounts described in clauses (A)(v), (B)(iii), (C)(ii) and (D)(ii) above.

     "Class C Available Funds" means, with respect to any Distribution Date, an amount equal to the Class C Floating Allocation of collections of Finance Charge Receivables allocated to the Series 1999-1 Certificates and deposited in the Collection Account for the related Due Period (including certain other amounts that are to be treated as collections of Finance Charge Receivables in accordance with the Pooling Agreement).

     "Class D Available Funds" means, with respect to any Distribution Date, an amount equal to the Class D Floating Allocation of collections of Finance Charge Receivables allocated to the Series 1999-1 Certificates and deposited in the Collection Account for the related Due Period (including certain other amounts that are to be treated as collections of Finance Charge Receivables in accordance with the Pooling Agreement).

     Excess Spread; Shared Excess Finance Charge Collections. On each Distribution Date, the Trustee, acting pursuant to the Servicer's instructions, will apply Excess Spread and Shared Excess Finance Charge Collections allocated to Series 1999-1 with respect to the related Due Period to make the following distributions on each Distribution Date in the following order of priority:

         (a) an amount equal to the Class A Required Amount, if any, with respect to such Distribution Date will be used to fund the Class A Required Amount in the order of the payments comprising such amount as set forth in section (A) above under "--Available Funds;"

         (b) an amount equal to the aggregate amount of Class A Investor Charge-Offs which have not been previously reimbursed will be treated as a portion of Available Principal Collections for such Distribution Date as described under "--Reallocations and Payments of Principal" below;

         (c) an amount equal to the Class B Required Amount, if any, with respect to such Distribution Date will be (I) used to fund any deficiency pursuant to clauses (B) (i) and (ii) above under "--Available Funds" in the order of priority specified above and (II) then applied, up to the sum of the Class B Investor Loss Amount and the Class B Investor Dilution Amount as a portion of Available Principal Collections for such Distribution Date as described under "--Reallocations and Payments of Principal" below;

         (d) an amount equal to the aggregate amount by which the Class B Investor Interest has been reduced below the Class B Initial Investor Interest for reasons other than the payment of principal to the Class B Certificateholders (but not in excess of the unreimbursed amount of such reductions) will be treated as a portion of Available Principal Collections for such Distribution Date;

         (e) an amount equal to the excess, if any, of the Class C Servicing Fee for such Distribution Date plus the amount of any Class C Servicing Fee due but not paid to the Servicer on any prior Distribution Date over the Class C Available Funds for such Distribution Date will be paid to the Servicer;

         (f) an amount equal to the sum of the Class C Monthly Interest plus the Class C Deficiency Amount for such Distribution Date will be distributed to the Class C Certificateholders in accordance with the Certificate Purchase Agreement;

         (g) an amount equal to the Class C Investor Loss Amount, if any, for the prior Due Period will be treated as a portion of Available Principal Collections for such Distribution Date;

         (h) an amount equal to the Class C Investor Dilution Amount, if any, for the prior Due Period will be treated as a portion of Available Principal Collections for such Distribution Date;

         (i) an amount equal to the aggregate amount by which the Class C Investor Interest has been reduced below the Class C Initial Investor Interest for reasons other than payment of principal to the Class C Certificateholders (but not in excess of the unreimbursed amount of such reductions) will be treated as a portion of Available Principal Collections for such Distribution Date;

         (j) an amount equal to the aggregate of any other amounts then due to the Class C Certificateholders or required to be applied pursuant to the Certificate Purchase Agreement out of Excess Spread and Shared Excess Finance Charge Collections allocated to Series 1999-1 will be distributed to the Class C Certificateholders for application in accordance with the Certificate Purchase Agreement;

         (k) an amount equal to the excess, if any, of the Class D Servicing Fee over the Class D Available Funds for such Distribution Date will be paid to the Servicer;

         (l) an amount equal to the Class D Monthly Interest plus the amount of any past due Class D Monthly Interest for such Distribution Date will be distributed to the Class D Certificateholder;

         (m) an amount equal to the Class D Investor Loss Amount, if any, for the prior Due Period will be treated as a portion of Available Principal Collections for such Distribution Date;

         (n) an amount equal to the Class D Investor Dilution Amount, if any, for the prior Due Period will be treated as a portion of Available Principal Collections for such Distribution Date;

         (o) an amount equal to the aggregate amount by which the Class D Investor Interest has been reduced below the Class D Initial Investor Interest for reasons other than the payment of principal to the Class D Certificateholder (but not in excess of the unreimbursed amount of such reductions) will be treated as a portion of Available Principal Collections for such Distribution Date;

         (p) an amount equal to the excess of distributions required to be made from collections of Principal Receivables on such Distribution Date over Available Principal Collection for such Distribution Date shall be treated as Available Principal Collections and applied as described in "--Reallocations and Payments of Principal" below; and

         (q) the balance, if any, will constitute a portion of Shared Excess Finance Charge Collections for such Distribution Date and will be available for allocation to other Series in Group One and, to the extent not required to be applied as Shared Excess Finance Charge Collections with respect to any Series in Group One, will be distributed to the holder of the Exchangeable Seller Certificate or any other person then entitled to such amounts. See "The Pooling Agreement--Shared Excess Finance Charge Collections."

     Reallocations and Payments of Principal. On each Distribution Date, and following the allocation of Available Funds described above, the Trustee, acting pursuant to the Servicer's instructions, will distribute collections of Principal Receivables (see "--Principal Payments" above) on deposit in the Collection Account in the following order of priority:

         (A) On each Distribution Date, and following the determination and allocation of all Charge-Offs and the preliminary allocation of collections of Principal Receivables for such Distribution Date as described under "--Reallocation of Cash Flows" above, collections of Principal Receivables allocated to Series 1999-1 for the related Due Period will be reallocated and distributed on such Distribution Date in the following order of priority:

              (i) to the extent that Class A Available Funds, Excess Spread and Shared Excess Finance Charge Collections available to fund the Class A Required Amount for the related Due Period are not sufficient to reduce the Class A Required Amount to zero on such Distribution Date, then collections of Principal Receivables allocated to Series 1999-1 for the related Due Period will be reallocated and distributed to Class A Certificateholders in the order of (a) Allocated Class D Principal Collections for such Due Period (until fully applied), (b) Allocated Class C Principal Collections for such Due Period (until fully applied), and (c) Allocated Class B Principal Collections for such Due Period (until fully applied), in payment of the elements of the Class A Required Amount in the order of clauses (A) (i), (ii), (iii) and (iv) under "--Available Funds" above until the Class A Required Amount has been reduced to zero;

              (ii) to the extent that Class B Available Funds, Excess Spread and Shared Excess Finance Charge Collections available to fund the Class B Required Amount for the related Due Period are not sufficient to reduce the Class B Required Amount to zero on such Distribution Date, then collections of Principal Receivables allocated to Series 1999-1 for the related Due Period will be reallocated and distributed to Class B Certificateholders in the order of (a) any remaining Allocated Class D Principal Collections for such Due Period (until fully applied), and
         (b) any remaining Allocated Class C Principal Collections for such Due Period (until fully applied), in payment of the elements of the Class B Required Amount in the order of clauses (B) (i) and (ii) under "--Available Funds" above and then (c) (II) above under "--Excess Spread; Shared Excess Finance Charge Collections" above until the Class B Required Amount has been reduced to zero; and

              (iii) to the extent that Class C Available Funds, Excess Spread and Shared Excess Finance Charge Collections available to fund the Class C Required Amount for the related Due Period are not sufficient to reduce the Class C Required Amount to zero on such Distribution Date, then any remaining Allocated Class D Principal Collections for such Due Period (until fully applied) will be reallocated and distributed to Class C Certificateholders in payment of the elements of the Class C Required Amount in the following order until the Class C Required Amount has been reduced to zero: (1) the Class C Servicing Fee for such Distribution Date plus the amount of any Class C Servicing Fee due but not paid to the Servicer on any prior Distribution Date, (2) Class C Monthly Interest plus the Class C Deficiency Amount for such Distribution Date, (3) the Class C Investor Loss Amount for the preceding Due Period and (4) the Class C Investor Dilution Amount for the preceding Due Period.

         On each Distribution Date, the Class D Investor Interest will be reduced by the amount of Reallocated Class D Principal Collections for such Distribution Date, the Class C Investor Interest will be reduced by the amount of Reallocated Class C Principal Collections for such Distribution Date, and the Class B Investor Interest will be reduced by the amount of Reallocated Class B Principal Collections for such Distribution Date.

         As used above and elsewhere herein, the following terms have the following definitions:

         "Allocated Class B Principal Collections" means, with respect to any date, the product of (i) the aggregate amount of collections processed in respect of Principal Receivables on such date, (ii) the Investor/Purchaser Percentage on such date, and (iii) the Class B Investor Allocation on such date.

         "Allocated Class C Principal Collections" means, with respect to any date, the product of (i) the aggregate amount of collections processed in respect of Principal Receivables on such date, (ii) the Investor/Purchaser Percentage on such date, and (iii) the Class C Investor Allocation on such date.

         "Allocated Class D Principal Collections" means, with respect to any date, the product of (i) the aggregate amount of collections processed in respect of Principal Receivables on such date, (ii) the Investor/Purchaser Percentage on such date, and (iii) the Class D Investor Allocation on such date.

         The "Class C Required Amount" means the amount, if any, equal to the sum of (a) the amount, if any, by which the sum of (i) the Class C Monthly Interest for such Distribution Date, (ii) the Class C Deficiency Amount, if any, for such Distribution Date, (iii) the Class C Loss Amount, if any, for the prior Due Period and (iv) the Class C Investor Dilution Amount, if any, for the prior Due Period exceeds the amount of Excess Spread available to be applied to such amounts pursuant to clauses (f), (g) and (h) under "--Excess Spread; Shared Excess Finance Charge Collections" above, plus (b) the amount, if any, by which the sum of (i) the Class C Servicing Fee for the prior Due Period plus (ii) the Class C Servicing Fee, if any, due but not paid on any prior Distribution Date, exceeds the Class C Available Funds for the related Due Period and the amount of any Excess Spread available to be applied to such amount pursuant to clause (e) under "--Excess Spread; Shared Excess Finance Charge Collections" above.

         "Reallocated Class B Principal Collections" means, with respect to any Distribution Date, the amount of Allocated Class B Principal Collections with respect to the Due Period relating to such Distribution Date that is reallocated pursuant to subsection (A) above under this section "--Reallocations and Payments of Principal;" provided, however, that such amount may not exceed the Class B Investor Interest after giving effect to any Class B Investor Charge-Offs for such Distribution Date.

         "Reallocated Class C Principal Collections" means, with respect to any Distribution Date, the amount of Allocated Class C Principal Collections with respect to the Due Period relating to such Distribution Date that is reallocated pursuant to subsection (A) above under this section "--Reallocations and Payments of Principal;" provided, however, that such amount may not exceed the Class C Investor Interest after giving effect to any Class C Investor Charge-Offs for such Distribution Date.

         "Reallocated Class D Principal Collections" means, with respect to any Distribution Date, the amount of Allocated Class D Principal Collections with respect to the Due Period relating to such Distribution Date that is reallocated pursuant to subsection (A) above under this section "--Reallocations and Payments of Principal;" provided, however, that such amount may not exceed the Class D Investor Interest after giving effect to any Class D Investor Charge-Offs for such Distribution Date.

         "Reallocated Principal Collections" means the sum of (a) Reallocated Class B Principal Collections, (b) Reallocated Class C Principal Collections, and (c) Reallocated Class D Principal Collections.

         (B) On each Distribution Date during the Revolving Period, following the reallocations and distributions made pursuant to subsection (A) above, Available Principal Collections will be distributed to the extent thereof in the following order of priority:

              (i) an amount equal to any amounts required to be applied on such date from Available Principal Collections pursuant to the Certificate Purchase Agreement will be so applied;

              (ii) an amount equal to the lesser of (A) the product of the Cumulative Principal Shortfall multiplied by a fraction the numerator of which is remaining Available Principal Collections on such Distribution Date and the denominator of which is the sum of the Available Principal Collections available for sharing with respect to each Certificate Series and Receivables Purchase Series in Group One (including Series 1999-1) that is a Principal Sharing Series, and (B) remaining Available Principal Collections on such Distribution Date, will then be treated as Shared Principal Collections and applied to Series in Group One that are Principal Sharing Series other than Series 1999-1; and

              (iii) remaining Available Principal Collections on such Distribution Date will then be paid to the holder of the Exchangeable Seller Certificate in an amount up to the Seller Interest on such Distribution Date, except when necessary to fund a shortfall in the Excess Funding Account.

         (C) On each Distribution Date during the Controlled Amortization Period (beginning with the Distribution Date in the month following the month in which the Controlled Amortization Period begins) or the Early

     Amortization Period, following the determination and allocation of all Charge-Offs for such Distribution Date, and the reallocations and distributions made pursuant to subsection (A) above, Available Principal Collections for the related Due Period will be distributed, in each case to the extent thereof, in the following order of priority:

              (i) an amount equal to the Class A Monthly Principal will be distributed to the Class A Certificateholders;

              (ii) during the Controlled Amortization Period, beginning with the Distribution Date following the Due Period in which the Class A Investor Interest has been paid in full, and, during the Early Amortization Period, beginning with the Distribution Date on which the Class A Investor Interest has been paid in full, an amount equal to the Class B Investor Interest will then be distributed to the Class B Certificateholders;

              (iii) beginning with the Distribution Date on which the Class B Investor Interest has been paid in full, an amount equal to the Class C Investor Interest will then be distributed to the Class C Certificateholders in accordance with the Certificate Purchase Agreement;

              (iv) beginning with Distribution Date on which the Class C Investor Interest has been paid in full, an amount equal to the Class D Monthly Principal will then be distributed to the Class D Certificateholder;

              (v) an amount equal to any amounts required to be applied from Available Principal Collections on such date pursuant to the Certificate Purchase Agreement will be so applied;

              (vi) an amount equal to the lesser of (A) the product of the Cumulative Principal Shortfall multiplied by a fraction the numerator of which is Available Principal Collections remaining after the application specified in the preceding clauses of this subsection (C) above, and the denominator of which is the sum of the Available Principal Collections available for sharing with respect to each Series in Group One (including Series 1999-1) that is a Principal Sharing Series, and (B) Available Principal Collections, will be treated as Shared Principal Collections and applied to Series in Group One which are Principal Sharing Series other than Series 1999-1; and

              (vii) any remaining Available Principal Collections for such Distribution Date will be paid to the holder of the Exchangeable Seller Certificate in an amount up to the Seller Interest on such Distribution Date, except when necessary to fund a shortfall in the Excess Funding Account.

     To the extent that the aggregate amount received (net of out-of-pocket costs of collection), with respect to Receivables previously charged off as uncollectible ("Recoveries"), including amounts recovered pursuant to any credit life, credit disability or unemployment insurance policies covering any obligor on an Account with respect to Receivables under such obligor's Account to the extent such amounts are used to make payments on such Account ("Insurance Proceeds"), and other Recoveries received in respect of Receivables during any Due Period exceeds the Loss Amount for such Due Period and any prior Due Periods, such excess will not constitute collections of either Finance Charge Receivables or Principal Receivables (and therefore will not be included in either Available Funds or Available Principal Collections available for payment of principal and interest on the Offered Certificates), but will rather be distributed to the Seller on the related Distribution Date. A collection processed on an Account in excess of the aggregate amount of Receivables in such Account as of the date of receipt by the Originator, Seller, Servicer or Trustee of such collection will be deemed to be a payment in respect of Principal Receivables to the extent of such excess.

SERIES SHARED EXCESS FINANCE CHARGE COLLECTIONS

     The balance (if any) of Available Funds on deposit in the Collection Account after giving effect to the distributions described in clauses (a) through (p) under "--Application of Collections--Excess Spread; Shared Excess Finance Charge Collections" above, will constitute a portion of Shared Excess Finance Charge Collections for such Distribution Date and will be available for allocation to other Series in Group One and, to the extent not required to be applied as Shared Excess Finance Charge Collections with respect to any Series in Group One, will be distributed to the holder of the Exchangeable Seller Certificate or any other person then entitled to such amount.

     Series 1999-1 is included in Group One. Subject to the general provisions for the sharing of Shared Excess Finance Charge Collections described herein under "The Pooling Agreement -- Shared Excess Finance Charge Collections" below, Shared Excess Finance Charge Collections with respect to the Series in Group One for any Distribution Date will be allocated to Series 1999-1 in an amount equal to the product of (i) the aggregate amount of Shared Excess Finance Charge Collections with respect to all Series in Group One for such Distribution Date and (ii) a fraction the numerator of which is the Series 1999-1 Finance Charge Shortfall for such Distribution Date and the denominator of which is the aggregate amount of Finance Charge Shortfalls for all Series in Group One for such Distribution Date. The "Series 1999-1 Finance Charge Shortfall" for any Distribution Date will be equal to the amount by which the full amount to be paid (without duplication) pursuant to clauses (a) through (p) under "-- Application of Collections -- Excess Spread; Shared Excess Finance Charge Collections" above on such Distribution Date exceeds the Excess Spread for such Distribution Date. "Finance Charge Shortfall" means as to Series 1999-1, the Series 1999-1 Finance Charge Shortfall, and as to any other Certificate Series, the amount specified in the related Supplement as a "Finance Charge Shortfall" for such Certificate Series. Shared Excess Finance Charge Collections allocated to Series 1999-1 will be distributed to the holders of Series 1999-1 Certificates as provided above under "-- Application of Collections -- Excess Spread; Shared Excess Finance Charge Collections." "Available Funds" is the sum of the Class A Available Funds, Class B Available Funds, Class C Available Funds and Class D Available Funds.

SERIES SHARED PRINCIPAL COLLECTIONS

     Subject to the general provisions for the sharing of Shared Principal Collections described herein under "The Pooling Agreement -- Shared Principal Collections" below, Shared Principal Collections for any Distribution Date will be allocated to Series 1999-1 in an amount equal to the product of (i) the aggregate amount of Shared Principal Collections with respect to all Series in Group One that are, pursuant to the Supplements therefor, entitled to receive Shared Principal Collections (each a "Principal Sharing Series") for such Distribution Date, and (ii) a fraction the numerator of which is the Series 1999-1 Principal Shortfall for such Distribution Date and the denominator of which is the Cumulative Principal Shortfall for such Distribution Date.

     A "Series 1999-1 Principal Shortfall" includes: (a) on any Distribution Date with respect to the Controlled Amortization Period, the amount by which the Controlled Payment Amount for the prior Due Period exceeds the amount of Available Principal Collections for such Distribution Date (excluding any portion thereof attributable to Shared Principal Collections); (b) on the Class B Expected Final Payment Date, the amount by which the Class B Investor Interest exceeds the amount of Available Principal Collections for such Distribution Date (excluding any portion thereof attributable to Shared Principal Collections); and (c) on any Distribution Date with respect to the Early Amortization Period, the amount by which the Series 1999-1 Investor Interest exceeds the Available Principal Collections for such Distribution Date (excluding any portion thereof attributable to Shared Principal Collections). The "Cumulative Principal Shortfall" means the sum of the Series 1999-1 Principal Shortfall plus the Principal Shortfalls (as such term is defined in each of the related Supplements or Receivables Purchase Agreements) for each other Series in Group One that is a Principal Sharing Series. Shared Principal Collections allocated to Series 1999-1 with respect to any Distribution Date will be treated as part of Available Principal Collections with respect to such Distribution Date and distributed among the holders of Series 1999-1 Certificates as described above under "-- Application of Collections -- Reallocations and Payments of Principal."

     On the second Business Day preceding each Distribution Date during the Controlled Amortization Period or during any Early Amortization Period, the Servicer will determine whether a Principal Shortfall exists for any Series. If a Principal Shortfall does exist, then the Servicer will instruct the Trustee to withdraw from the Excess Funding Account an amount equal to such Principal Shortfall on the succeeding Distribution Date and include such amount in Shared Principal Collections for such Distribution Date, to be distributed among each Certificate Series (including Series 1999-1) entitled to share in Shared Principal Collections on such Distribution Date.

     To the extent not needed to fund any Series 1999-1 Principal Shortfall amounts, Shared Principal Collections allocated to Series 1999-1 will be distributed to the holder of the Exchangeable Seller Certificate, except where necessary to fund a shortfall in the Excess Funding Account. See "The Pooling Agreement -- Excess Funding Account."

LOSS AMOUNTS; DILUTION AMOUNTS; INVESTOR CHARGE-OFFS

     On or before each Distribution Date, the Servicer will calculate the Loss Amount allocable to Series 1999-1 for the preceding Due Period (the "Series 1999-1 Investor Loss Amount") as the product of (i) the Floating Allocation Percentage with respect to such Due Period and (ii) the Loss Amount for such Due Period. The Series 1999-1 Investor Loss Amount for any Due Period will be allocated to each of the Class A Certificates (the "Class A Investor Loss Amount"), the Class B Certificates (the "Class B Investor Loss Amount"), the Class C Certificates (the "Class C Investor Loss Amount") and the Class D Certificate (the "Class D Investor Loss Amount") on the related Distribution Date in an amount equal to the product of such Series 1999-1 Investor Loss Amount and the Class A Floating Allocation, the Class B Floating Allocation, the Class C Floating Allocation and the Class D Floating Allocation, respectively, for the related Due Period.

     On or before each Distribution Date, the Servicer will also calculate the Series 1999-1 Dilution Amount allocable to the Series 1999-1 Certificates for the preceding Due Period (the "Series 1999-1 Investor Dilution Amount") as described in "The Pooling Agreement -- Loss Amounts; Dilution Amounts" below. The Series 1999-1 Investor Dilution Amount for any Due Period will be allocated to each of the Class A Certificates (the "Class A Investor Dilution Amount"), the Class B Certificates (the "Class B Investor Dilution Amount"), the Class C Certificates (the "Class C Investor Dilution Amount") and the Class D Certificate (the "Class D Investor Dilution Amount") on the related Distribution Date in an amount equal to the product of such Series 1999-1 Investor Dilution Amount and the Class A Floating Allocation, the Class B Floating Allocation, the Class C Floating Allocation and the Class D Floating Allocation, respectively, for the related Due Period.

     An amount equal to the sum of the Class A Investor Loss Amount and the Class A Investor Dilution Amount for each Due Period will be paid from Class A Available Funds, Excess Spread and Shared Excess Finance Charge Collections allocated to Series 1999-1 and from Reallocated Principal Collections, if applicable, and applied as described above under "-- Application of Collections." An amount equal to the sum of the Class B Investor Loss Amount and the Class B Investor Dilution Amount for each Due Period will be paid from Excess Spread and Shared Excess Finance Charge Collections allocated to Series 1999-1 and from Reallocated Class C Principal Collections and Reallocated Class D Principal Collections, if applicable, and applied as described above under "-- Application of Collections." An amount equal to the sum of the Class C Investor Loss Amount and the Class C Investor Dilution Amount will be paid from Excess Spread and Shared Excess Finance Charge Collections allocated to Series 1999-1 and from Reallocated Class D Principal Collections, if applicable, and applied as described above under "-- Application of Collections." An amount equal to the sum of the Class D Investor Loss Amount and the Class D Investor Dilution Amount will be paid solely from Excess Spread and Shared Excess Finance Charge Collections allocated to Series 1999-1.

     If on any Distribution Date the Class A Investor Loss Amount for the prior Due Period exceeds the sum of the amounts allocated with respect thereto from Class A Available Funds, Excess Spread and Shared Excess Finance Charge Collections and Reallocated Principal Collections with respect to such Due Period, then the Class D Investor Interest (after giving effect to reductions for any Class D Investor Charge-Offs and any Reallocated Class D Principal Collections on such Distribution Date) will be reduced by the amount of such excess. If such reduction would cause the Class D Investor Interest to be a negative number, then the Class D Investor Interest will be reduced to zero, and the Class C Investor Interest (after giving effect to reductions for any Class C Investor Charge-Offs and any Reallocated Class C Principal Collections on such Distribution Date) will be reduced by the amount by which the Class D Investor Interest would have been reduced below zero. If such reduction would cause the Class C Investor Interest to be a negative number, then the Class C Investor Interest will be reduced to zero, and the Class B Investor Interest (after giving effect to reductions for any Class B Investor Charge-Offs and any Reallocated Class B Principal Collections on such Distribution Date) will be reduced by the amount by which the Class C Investor

Interest would have been reduced below zero. If such reduction would cause the Class B Investor Interest to be a negative number, the Class B Investor Interest will be reduced to zero, and the Class A Investor Interest will be reduced by the amount by which the Class B Investor Interest would have been reduced below zero, but not by more than the Class A Investor Loss Amount. Additionally, the Class A Investor Interest will be reduced by the amount of any Unfunded Seller Dilution Amount remaining after giving effect to any related Class B Investor Charge-Off, Class C Investor Charge-Off and Class D Investor Charge-Off for such Distribution Date. These reductions to the Class A Investor are referred to as "Class A Investor Charge-Offs." If the Class A Investor Interest has been reduced by the amount of any Class A Investor Charge-Offs, it will be reimbursed on any Distribution Date (but not by an amount in excess of the aggregate Class A Investor Charge-Offs) by the amount of Excess Spread and Shared Excess Finance Charge Collections allocated and available for such purpose as described in clause (b) above under "-- Application of Collections -- Excess Spread; Shared Excess Finance Charge Collections."

     If on any Distribution Date the Class B Investor Loss Amount for the prior Due Period exceeds the sum of the amounts allocated with respect thereto from Excess Spread and Shared Excess Finance Charge Collections and Reallocated Principal Class C Principal Collections and Reallocated Class D Principal Collections with respect to such Due Period, then the Class D Investor Interest (after giving effect to reductions for any Class D Investor Charge-Offs, any Reallocated Class D Principal Collections and any reductions in the Class D Investor Interest pursuant to the preceding paragraph of this section on such Distribution Date) will be reduced by the amount of such excess. If such reduction would cause the Class D Investor Interest to be a negative number, then the Class D Investor Interest will be reduced to zero, and the Class C Investor Interest (after giving effect to reductions for any Class C Investor Charge-Offs, any Reallocated Class C Principal Collections and any reductions in the Class C Investor Interest pursuant to the preceding paragraph of this section on such Distribution Date) will be reduced by the amount by which the Class D Investor Interest would have been reduced below zero. If such reduction would cause the Class C Investor Interest to be a negative number, then the Class C Investor Interest will be reduced to zero, and the Class B Investor Interest will be reduced by the amount by which the Class C Investor Interest would have been reduced below zero, but not by more than the Class B Investor Loss Amount. Additionally, the Class B Investor Interest will be reduced by the amount of any Unfunded Seller Dilution Amount remaining after giving effect to any related Class C Investor Charge-Off and Class D Investor Charge-Off for such Distribution Date. These reductions, together with all reductions to the Class B Investor Interest referred to in the preceding paragraph are referred to as "Class B Investor Charge-Offs." If the Class B Investor Interest has been reduced by the amount of any Class B Investor Charge-Offs, it may be reimbursed on any Distribution Date (but not in excess of the unreimbursed amount of such reductions) by Excess Spread and Shared Excess Finance Charge Collections allocated and available for such purpose as described in clause (d) above under "-- Application of Collections -- Excess Spread; Shared Excess Finance Charge Collections."

     If on any Distribution Date the Class C Investor Loss Amount for the prior Due Period exceeds the sum of the amounts allocated with respect thereto from Excess Spread and Shared Excess Finance Charge Collections and Reallocated Class D Principal Collections with respect to such Due Period, then the Class D Investor Interest (after giving effect to reductions for any Class D Investor Charge-Offs, any Reallocated Class D Principal Collections and any reductions in the Class D Investor Interest pursuant to the two preceding paragraphs of this section on such Distribution Date) will be reduced by the amount of such excess. If such reduction would cause the Class D Investor Interest to be a negative number, then the Class D Investor Interest will be reduced to zero, and the Class C Investor Interest (after giving effect to reductions for any Class C Investor Charge-Offs, any Reallocated Class C Principal Collections and any reductions in the Class C Investor Interest pursuant to the two preceding paragraphs of this section on such Distribution Date) will be reduced by the amount by which the Class D Investor Interest would have been reduced below zero, but not by more than the Class C Investor Loss Amount. Additionally, the Class C Investor Interest will be reduced by the amount of any Unfunded Seller Dilution Amount remaining after giving effect to any related Class D Investor Charge-Off for such Distribution Date. These reductions, together with all reductions to the Class C Investor Interest referred to in the preceding two paragraphs are referred to as "Class C Investor Charge-Offs." If the Class C Investor Interest has been reduced by the amount of any Class C Investor Charge-Offs, it may be reimbursed on any Distribution Date (but not in excess of the unreimbursed amount of such reductions) by Excess Spread and Shared Excess Finance Charge Collections allocated and available for such purpose as described in clause (i) above under "-- Application of Collections
-- Excess Spread; Shared Excess Finance Charge Collections."

     If on any Distribution Date the Class D Investor Loss Amount for the prior Due Period exceeds the amount allocated thereto from Excess Spread and Shared Excess Finance Charge Collections, then the Class D Investor Interest will be reduced by the amount of such excess, but not by more than the Class D Investor Loss Amount. Additionally, the Class D Investor Interest will be reduced by the amount of any Unfunded Seller Dilution Amount for such Distribution Date. These reductions, together with all reductions to the Class D Investor Interest referred to in the preceding three paragraphs are referred to as "Class D Investor Charge-Offs." If the Class D Investor Interest has been reduced by the amount of any Class D Investor Charge-Offs, it will be reimbursed on any Distribution Date (but not in excess of the unreimbursed amount of such reductions) by the Excess Spread and Shared Excess Finance Charge Collections as described in clause (o) above under "-- Application of Collections -- Excess Spread; Shared Excess Finance Charge Collections."

     The Class A Investor Charge-Off, Class B Investor Charge-Off, Class C Investor Charge-Off and Class D Investor Charge-Off are referred to, collectively, as the "Charge-Offs."

PAIRED SERIES

     With the consent of the Class C Certificateholders, the Series 1999-1 Certificates may be paired with one or more other Series in Group One (such other Series a "Paired Series"). Such Paired Series will be either prefunded with an initial deposit to a prefunding account in an amount up to the initial principal balance of such Paired Series and primarily from the sale of such Paired Series, or will have a variable principal amount. Any such prefunding account will be held for the benefit of the Paired Series and not for the benefit of Series 1999-1 Certificateholders. As funds in the Collection Account are allocated for distribution as Available Principal Collections during the Early Amortization Period or Controlled Amortization Period, either (1) in the case of a prefunded Paired Series, an equal amount of funds in any prefunding account for such Paired Series will be released and distributed pursuant to the terms of the Paired Series, or (2) in the case of a Paired Series having a variable principal amount, an interest in such variable Paired Series in an equal to or lesser amount may be sold by the Trust and the proceeds thereof will be distributed pursuant to the terms of the Paired Series, and, in either case, the Series investor interest of such Paired Series will increase by a corresponding amount. Upon payment in full of the Series 1999-1 Certificates, assuming that there have been no unreimbursed Loss Amounts or Dilution Amounts with respect to any related Paired Series, the aggregate amount of such Paired Series will have been increased by an amount up to an aggregate amount equal to the Series 1999-1 Investor Interest paid to the Series 1999-1 Certificateholders after the Series 1999-1 Certificates were paired with the Paired Series (or such other amount as the holders of such Paired Series agree). The issuance of a Paired Series will be subject to the conditions described under "The Pooling Agreement -- Exchanges" herein. There can be no assurance, however, that the terms of any Paired Series might not have an impact on the calculation of the Fixed Allocation Percentage or the timing or amount of payments received by the Offered Certificateholders. The full extent by which the timing or amount of payments received by a Series 1999-1 Certificateholder may be affected will be dependent on a number of factors and will not be readily determinable by the change that may occur in the Fixed Allocation Percentage.

LIMITATIONS ON ADDITION OF ACCOUNTS

     In addition to such limitations on the Seller's ability to designate Additional Accounts as are set forth below under "The Pooling
Agreement -- Addition of Accounts," the Seller has agreed for the benefit of Series 1999-1 Certificateholders that it will not exercise its option to designate any Additional Accounts unless on or prior to the related Addition Date the Seller provides the Trustee and Class C Certificateholders with an officer's certificate to the effect that such designation of Additional Accounts to the Trust will not, as of the related Addition Date, (i) be reasonably expected by the Seller to result in a Rating Agency reducing or withdrawing its rating on any then outstanding Certificate Series or Receivables Purchase Series as to which it is a Rating Agency (such reduction or withdrawal, a "Ratings Effect") with respect to the Offered Certificates, (ii) cause the occurrence of a Series 1999-1

Early Amortization Event, or (iii) be reasonably expected by the Seller to materially adversely affect in any manner the timing or amount of payments to the Class C Certificateholders.

EARLY AMORTIZATION EVENTS

     An "Early Amortization Event" refers to any of the following events:

         (a) failure on the part of the Seller or the Originator (i) to make any payment or deposit required under the Pooling Agreement, the Series 1999-1 Supplement or the Purchase Agreement within five days after the date such payment is required to be made, or (ii) duly to observe or perform in any material respect any of its covenants or agreements set forth in the Pooling Agreement, the Series 1999-1 Supplement or the Purchase Agreement, which failure has a material adverse effect on the Series 1999-1 Certificateholders (determined without regard to the amount of the Class C Investor Interest or the Class D Investor Interest for such period) and which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, has been given to the Seller by the Trustee, or to the Seller and Trustee by the Controlling Certificateholders, and which continues to materially and adversely affect the interests of the Series 1999-1 Certificateholders for such period (determined without regard to the amount of the Class C Investor Interest or the Class D Investor Interest for such period);

         (b) any representation or warranty made by the Seller or the Originator in the Pooling Agreement, the Series 1999-1 Supplement or the Purchase Agreement, or any information required to be given by the Seller to the Trustee or by the Originator to the Seller to identify the Accounts (i) proves to have been incorrect in any material respect when made or when delivered and which continues to be incorrect in any material respect for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, has been given to the Seller by the Trustee, or to the Seller and Trustee by the Controlling Certificateholders, and (ii) as a result of which the interests of the Series 1999-1 Certificateholders are materially and adversely affected (determined without regard to the amount of the Class C Investor Interest or the Class D Investor Interest) and continue to be materially and adversely affected for such period; provided, however, that an Early Amortization Event pursuant to this subsection (b) will not be deemed to occur if the Seller has accepted reassignment of the related Receivable or all such Receivables, if applicable, during such period in accordance with the Pooling Agreement;

         (c) the average Portfolio Yield for any three consecutive Due Periods is reduced to a rate which is less than the average Base Rate for such period;

         (d) the Seller fails to convey Receivables arising under Additional Accounts to the Trust when required by the Pooling Agreement;

         (e) any Servicer Default occurs which would have a material adverse effect on the Class A Certificateholders or Class B Certificateholders;

         (f) the failure to pay in full the Class A Investor Interest on the Class A Expected Final Payment Date or the failure to pay in full the Class B Investor Interest on the Class B Expected Final Payment Date;

         (g) the failure on the part of any counterparty to an Interest Rate Cap Agreement with the Seller to make a Class A Cap Payment or a Class B Cap Payment, as applicable, in full within five calendar days of the date on which such Class A Cap Payment or Class B Cap Payment was due;

         (h) the failure on the part of the Servicer (and any counterparty to an Interest Rate Cap Agreement pursuant to its obligations thereunder), within 30 days of the withdrawal or reduction below A-1 in the unsecured, unguaranteed, short-term debt rating of such counterparty by Standard & Poor's or a withdrawal or reduction below P-1 in the unsecured, unguaranteed, short-term debt rating of such counterparty by Moody's, to
     (i) obtain a replacement interest rate cap agreement having substantially similar terms and conditions as the Interest Rate

     Cap Agreement being replaced, or (ii) enter into any other arrangement satisfactory to the applicable Rating Agency such that the rating of the Class A Certificates or Class B Certificates by the applicable Rating Agency will not be withdrawn or reduced;

         (i) the Seller, the Originator, the Servicer (if an affiliate of the Originator) or Charming Shoppes consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to all or substantially all of its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the Seller, the Originator or Charming Shoppes; or the Seller, the Originator or Charming Shoppes admits in writing its inability to pay its debts generally as they become due, commence or have commenced against it (unless dismissed within thirty days) as a debtor a proceeding under any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

         (j) the Originator becomes unable for any reason to convey Receivables to the Seller pursuant to the Purchase Agreement, or the Seller becomes unable for any reason to convey Receivables to the Trust pursuant to the Pooling Agreement; or

         (k) the Trust or the Seller becomes subject to regulation as an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     In the case of any event described in subsection (a), (b), (e), (g) or (h) above, an Early Amortization Event will be deemed to have occurred only if, after the applicable grace period set forth in such clauses, either the Trustee or the Controlling Certificateholders, by written notice to the Seller and the Servicer (and to the Trustee if given by the holders of Series 1999-1 Certificates) declare that an Early Amortization Event has occurred as of the date of such notice. In the case of any event described in subsection (c), (d) or (f) above, an Early Amortization Event with respect to only the Series 1999-1 Certificates, and in the case of any event described in subsection (i), (j) or
(k) above, an Early Amortization Event with respect to all Certificate Series and Receivables Purchase Series then outstanding, will be deemed to have occurred without any notice or other action on the part of the Trustee, any Series 1999-1 Certificateholders, or the holders of any Certificate Series or Receivables Purchase Series, immediately upon the occurrence of such event. The occurrence of any of the events in subsections (a) through (h) above will be referred to as a "Series 1999-1 Early Amortization Event."

     Upon the occurrence of any Early Amortization Event an Early Amortization Period will commence with regard to Series 1999-1, beginning as of the close of business on the Business Day immediately preceding the day that the Early Amortization Event occurred and ending on the Series 1999-1 Termination Date. During an Early Amortization Period, the Servicer will allocate and pay to the Series 1999-1 Certificateholders on each Distribution Date their share (based on the daily Floating Allocation Percentage) of collections of Finance Charge Receivables processed each day, plus their share (based on the daily Principal Allocation Percentage) of collections of Principal Receivables processed each day. At such time as the aggregate of such collections deposited into the Collection Account and allocated to the Series 1999-1 Certificateholders equals the then Series 1999-1 Investor Interest, all future allocations of Principal Receivables will be treated as Shared Principal Collections on the related Distribution Date. If, because of the occurrence of an Early Amortization Event, the Early Amortization Period begins earlier than the Class A Expected Final Payment Date or Class B Expected Final Payment Date, Offered Certificateholders will begin receiving distributions of principal earlier than they otherwise would have, which may shorten the average life of the Offered Certificates.

     For the purpose of the Early Amortization Event described in clause (d) above, the terms "Base Rate" and "Portfolio Yield" will be defined as follows with respect to the Series 1999-1 Certificates:

         "Base Rate" means, with respect to any Due Period, the product of 12 multiplied by a fraction, the numerator of which is the sum of the Monthly Interest for the related Distribution Date and the Series 1999-1 Servicing Fee for such Due Period, and the denominator of which is the Series 1999-1 Investor Interest as of the last day of the prior Due Period.

         "Controlling Certificateholders" means (a) on any date of determination on which the Class A Investor Interest or the Class B Investor Interest is greater than zero, the holders of Class A Certificates and Class B Certificates evidencing more than 50% of the sum of the Class A Investor Interest and the Class B Investor Interest, and (b) thereafter, the holders of Class C Certificates evidencing more than 50% of the Class C Investor Interest.

         "Monthly Interest" means, with respect to any Distribution Date, the sum of (a) the Class A Monthly Interest, the Class A Additional Interest, if any, and the unpaid Class A Deficiency Amount, if any; (b) the Class B Monthly Interest, the Class B Additional Interest, if any, and the unpaid Class B Deficiency Amount, if any, (c) the Class C Monthly Interest and the unpaid Class C Deficiency Amount, if any, and (d) the Class D Monthly Interest, each with respect to such Distribution Date.

         "Portfolio Yield" means, with respect to any Due Period, the annualized percentage equivalent of a fraction, the numerator of which is equal to the sum of (a) the Floating Allocation Percentage of collections of Finance Charge Receivables allocated to Series 1999-1 Certificates for such Due Period (including certain other amounts that are to be treated as collections of Finance Charge Receivables in accordance with the Pooling Agreement), plus (b) any Shared Excess Finance Charge Collections that are allocated to Series 1999-1 for the related Distribution Date, such sum to be calculated on a cash basis after subtracting the Series 1999-1 Investor Loss Amount for such Due Period, and the denominator of which is the Series 1999-1 Investor Interest as of the last day of the preceding Due Period (or with respect to the initial Due Period, the Series 1999-1 Initial Investor Interest).

     In addition to the consequences of an Early Amortization Event discussed above, if an Insolvency Event with respect to the Seller or the Originator occurs, the Seller will immediately cease to transfer Principal Receivables to the Trust and promptly give notice to the Trustee, the Rating Agencies, each provider of Enhancement to any Series (an "Enhancement Provider") and each Purchaser Representative of such event. Notwithstanding any such transfer termination, Finance Charge Receivables (whenever created) accrued in respect of Principal Receivables previously conveyed to the Trust will continue to be part of the assets of the Trust, with collections thereof to be allocated and distributed as provided in the Pooling Agreement and the Series 1999-1 Supplement. Within 15 days of such occurrence, the Trustee will publish and give to each Investor Certificateholder, to each Purchaser Representative and to each Enhancement Provider written notice of the Insolvency Event stating that the Trustee intends to sell, dispose of, or otherwise liquidate the Receivables in a commercially reasonable manner. Unless within 90 days from the day such notice is first published the Trustee is instructed by Investor Certificateholders representing more than 50% of the investor interest of each Certificate Series, by each Enhancement Provider who has outstanding an Enhancement Invested Amount with respect to any Certificate Series, and by each Purchaser Representative, that they wish to continue having Principal Receivables conveyed to the Trust as before such Insolvency Event, the Trustee will use its best efforts to sell, dispose of, or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms (including the solicitation of competitive bids). The proceeds from the sale, disposition or liquidation of the Receivables will be treated as collections of the Receivables and applied as provided in the Pooling Agreement, any Supplement and any Receivables Purchase Agreement; provided, that the Trustee will determine conclusively in its sole discretion the amount of such proceeds which are allocable to Finance Charge Receivables and the amount thereof allocable to Principal Receivables. Unless the Trustee receives written instructions from Investor Certificateholders, Enhancement Providers and Purchaser Representatives as provided in the preceding sentence, then on the day following the last Distribution Date in the Due Period during which such proceeds are distributed to the Investor Certificateholders of each Certificate Series and the Receivables Purchasers of each Receivables Purchase Series, the Trust will terminate.

     If the only Early Amortization Event to occur is either the insolvency of the Seller or the appointment of a conservator or receiver for the Seller, the conservator or receiver may have the power to prevent the early sale, liquidation or disposition of the Receivables and the commencement of the Early Amortization Period. In addition, a conservator or receiver may have the power to cause the early sale of the Receivables and the early retirement of the Series 1999-1 Certificates.

SERIES TERMINATION

     The right of Series 1999-1 Certificateholders to receive payments from the Trust will terminate on the first Business Day following the earliest to occur of (i) the Distribution Date on which the Series 1999-1 Certificates are paid in full, (ii) the [Month/Year] Distribution Date (the "Series 1999-1 Termination Date"), and (iii) the date of termination of the Trust in accordance with the Pooling Agreement. If the Series 1999-1 Termination Date occurs and the Series 1999-1 Investor Interest has not been paid in full, then the Trustee will sell, or cause to be sold, and will pay the proceeds to the Series 1999-1 Certificateholders pro rata in full and final payment of all principal and accrued interest on Series 1999-1 Certificates, and all accrued and unpaid fees and expenses and unreimbursed Loss Amounts and Dilution Amounts (to the extent reimbursable) under the Series 1999-1 Supplement, an amount of Principal Receivables and the related Finance Charge Receivables up to 110% of the Series 1999-1 Investor Interest at the close of business on such date. The Seller will be permitted to purchase such Receivables being sold, and will have a right of first refusal with respect thereto. See "The Pooling Agreement -- Optional Repurchase; Final Payment of Principal; Termination."


                              THE POOLING AGREEMENT

TRANSFER AND ASSIGNMENT OF RECEIVABLES

     On the Initial Closing Date, the Originator transferred and assigned to the Trust all of its right, title and interest in and to the Receivables in the Accounts designated as of the Initial Cut Off Date and all Receivables thereafter created in such Accounts. The Originator also transferred and assigned to the Trust all of its right, title and interest in and to the Receivables in certain Additional Accounts thereafter designated by it as such, and in all Receivables thereafter created in such Additional Accounts. In connection with the transfer of the Receivables to the Trust on the Initial Closing Date, the Originator indicated in its computer files that the Receivables had been conveyed to the Trust. In addition, the Originator provided to the Trustee computer files or microfiche lists containing a true and complete list showing each Account, identified by account number and by total outstanding Receivables balances on the relevant cut-off date.

     Pursuant to the Purchase Agreement, dated as of November 27, 1997 (the "Purchase Agreement"), between the Originator and the Seller, the Originator conveyed to the Seller all of its interest in the Receivables (subject to the prior right of the Trust therein), together with certain other assets of the Originator relating to its credit card business and its interest in the Trust, and the Seller assumed all of the Originator's duties under the Prior Pooling Agreement, except with respect to the Originator's duties thereunder as Servicer. See "Description of the Purchase Agreement -- Restructuring of Trust."

     The Seller will not deliver to the Trustee any other records or agreements relating to the Accounts or the Receivables, except in connection with additions or removals of Accounts. Except as stated above, the records and agreements relating to the Accounts and the Receivables maintained by the Seller or the Servicer are not segregated by the Seller or the Servicer from other documents and agreements relating to other credit card accounts and receivables and are not stamped or marked to reflect the transfer of the Receivables to the Trust, but the computer records of the Seller are required to be marked to evidence such transfer. The Originator has filed UCC financing statements with respect to the transfer of the Receivables by it to the Seller meeting the requirements of applicable state law, and the Seller has filed UCC financing statements with respect to the transfer of the Receivables by it to the Trust meeting the requirements of applicable state law. See "Risk Factors -- Insolvency Laws Affecting Transfers" and "Certain Legal Aspects of the Receivables."

EXCHANGES

     The Pooling Agreement provides for the Trust to issue two types of certificates: (i) one or more series of investor certificates (each, a "Certificate Series") which are transferable and have the characteristics described below and (ii) the Exchangeable Seller Certificate, a certificate which evidences the Seller Interest, which is currently held by the Seller and is transferable thereafter only as provided in the Pooling Agreement. The Pooling Agreement also provides that pursuant to any one or more Supplements the Seller may cause the Trust to issue one or more Certificate Series, which will be effected by an "Exchange" consisting of either (i) the holder of the Exchangeable Seller Certificate tendering the Exchangeable Seller Certificate to the Trustee for a reissued Exchangeable Seller Certificate, representing a reduced Seller Interest, and one or more newly issued Certificate Series, or
(ii) the Investor Certificateholders of a Certificate Series tendering their investor certificates and the holder of the Exchangeable Seller Certificate tendering the Exchangeable Seller Certificate to the Trustee for one or more newly issued Certificate Series and a reissued Exchangeable Seller Certificate. Under the Pooling Agreement, the Seller may define, with respect to any newly issued Certificate Series, certain terms including: (i) its name or designation;
(ii) its initial investor interest (or method for calculating such amount);
(iii) its certificate rate (or formula for the determination thereof); (iv) the closing date; (v) the rating agency or agencies, if any, rating the Certificate Series; (vi) the interest payment date or dates and the date or dates from which interest will accrue; (vii) the name of the clearing agency, if any; (viii) the method for allocating collections to Investor Certificateholders of such Certificate Series with respect to Principal Receivables, Finance Charge Receivables, Loss Amounts and Dilution Amounts and the method by which the principal amount of such Certificate Series will amortize or accrete; (ix) the names of any accounts to be used by such Certificate Series and the terms governing the operation of any such accounts; (x) the percentage used to calculate investor servicing fees; (xi) the Minimum Seller Interest (if any);
(xii) the Enhancement Provider, if applicable, and the terms of any Enhancement with respect to such Certificate Series; (xiii) the base rate applicable to such Certificate Series; (xiv) the terms on which the certificates of such Certificate Series may be repurchased or remarketed to other investors; (xv) the termination date of such Certificate Series; (xvi) any deposit into any account provided for such Certificate Series; (xvii) the priority of such Certificate Series with respect to any other Certificate Series; (xviii) the rights, if any, of the holder of the Exchangeable Seller Certificate that have been transferred to the holders of such Certificate Series; (xix) the pool factor (consisting of a seven-digit decimal expressing the ratio of the investor interest to the initial investor interest); (xx) whether such Certificate Series will be part of a group; and (xxi) any other relevant terms (including whether or not such Certificate Series will be pledged as collateral for an issuance of any other securities, including commercial paper) (all such terms, the "Principal Terms" of such Certificate Series). None of the Seller, the Servicer, the Trustee or the Trust is required or intends to obtain the consent of any Investor Certificateholder of any Series to issue any additional Certificate Series. However, as a condition of an Exchange, the Seller will deliver to the Trustee written confirmation that the Exchange will not result in any Rating Agency reducing or withdrawing its rating of any outstanding Certificate Series, including the Series 1999-1 Certificates, or Receivables Purchase Series as to which it is a Rating Agency. The Seller may offer any Certificate Series under an appropriate disclosure document in transactions either registered under the Securities Act of 1933, as amended (the "Securities Act") or exempt from registration thereunder directly, through one or more underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise. Any such Certificate Series may be issued in fully registered or book-entry form in minimum denominations determined by the Seller. The Seller expects to cause the Trust to offer, from time to time, additional Certificate Series.

     The term "Enhancement" means, with respect to any Certificate Series or Receivables Purchase Series, any cash collateral account, letter of credit, surety bond, guaranteed rate agreement, maturity guaranty facility, tax protection agreement, interest rate swap or other contract or agreement for the benefit of Investor Certificateholders or Receivables Purchasers of such Series (including any subordinated interest and any subordination of one Series to another), as designated in the applicable Supplement or Receivables Purchase Agreement. The benefits of any Enhancement issued with respect to any Series or class of Investor Certificateholders will not be available to the Investor Certificateholders of any other Series or class. The Series 1999-1 Certificates will not be entitled to the benefits of any Enhancement provided to any other Series. The Series 1999-1 Certificates will not be subordinated to any other Series, nor will the Investor Certificateholders or Receivables Purchasers of any other Series be entitled to the benefits of any Enhancement provided for the Series 1999-1 Certificates.

     The Pooling Agreement provides that the Seller may perform Exchanges and define Principal Terms such that each Certificate Series has a period during which amortization of the principal amount thereof is intended to occur which may have a different length and begin on a different date than such period for any other Certificate Series. Further, one or more Certificate Series may be in their amortization periods while other Certificate Series are not. Thus, certain Certificate Series may not be amortizing while other Certificate Series are amortizing. Moreover, each Certificate Series may have the benefit of an Enhancement which is available only to such Certificate Series. Under the Pooling Agreement, the Trustee will hold any such form of Enhancement only on behalf of the Certificate Series with respect to which it relates. Likewise, with respect to each such form of Enhancement, the Seller may deliver a different form of Enhancement agreement. The Pooling Agreement also provides that the Seller may specify different coupon rates and investor servicing fees with respect to each Certificate Series. Collections allocated to Finance Charge Receivables not used to pay interest on the certificates, the investor servicing fee, the investor default amount and the investor charge-offs with respect to any Certificate Series may be allocated as provided in such Enhancement agreement, if applicable. The Seller also has the option under the Pooling Agreement to vary between Certificate Series the terms upon which a Certificate Series may be repurchased by the Seller or remarketed to other investors. Additionally, certain Certificate Series may be subordinated to other Certificate Series. The Series 1999-1 Supplement does not permit the subordination of Series 1999-1 to any other Certificate Series which may be issued by the Trust. There is no limit to the number of Exchanges that may be performed under the Pooling Agreement. The Trust will terminate only as provided in the Pooling Agreement.

     Under the Pooling Agreement and pursuant to a Supplement thereto, an Exchange may only occur upon the satisfaction of certain conditions provided in the Pooling Agreement. Under the Pooling Agreement, the holder of the Exchangeable Seller Certificate may perform an Exchange by notifying the Trustee at least five days in advance of the date upon which the Exchange is to occur. Such notice will state the designation of any Certificate Series to be issued on the date of the Exchange and, with respect to each such Certificate Series: (a) its initial investor interest (or method for calculating such amount) which amount may not be greater than the current principal amount of the Exchangeable Seller Certificate, (b) its certificate rate (or method of calculating such rate) and (c) the provider of the Enhancement, if any, which is expected to provide credit support with respect to it. On the date of the Exchange, the Pooling Agreement provides that the Trustee will authenticate any such Certificate Series only upon delivery to it of the following materials, among others: (i) a supplement to the Pooling Agreement specifying the Principal Terms of such Certificate Series; (ii) if any Certificate Series or Receivables Purchase Series is outstanding, an opinion of counsel to the effect (A) that the issuance of such new Certificate Series will not cause the Trust to be treated as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes, and (B) that the issuance of such Certificate Series will not adversely affect the federal income tax characterization of any outstanding Certificate Series or Receivables Purchase Series; provided, that if any outstanding Series is rated then such opinion must be delivered to each Rating Agency as well; (iii) if required by the related Supplement, the applicable Enhancement and an appropriate Enhancement agreement with respect thereto executed by the Seller and the Enhancement Provider; (iv) written confirmation from each Rating Agency that the Exchange will not have a Ratings Effect; (v) the existing Exchangeable Seller Certificate and, if applicable, the investor certificates representing the Certificate Series to be exchanged; and
(vi) an officer's certificate of the Seller to the effect that on the date of the Exchange, after giving effect to the Exchange, the Seller Interest will be at least equal to the Aggregate Minimum Seller Interest. Upon satisfaction of such conditions, the Trustee will cancel the existing Exchangeable Seller Certificate and the investor certificates of the exchanged Certificate Series, if applicable, and authenticate the new Certificate Series and a new Exchangeable Seller Certificate.

RECEIVABLES PURCHASE SERIES

     The Trust, as a master trust, has previously sold, and may from time to time in the future sell, a series of Receivables purchase interests (a "Receivables Purchase Series") pursuant to the Pooling Agreement and a receivables purchase agreement (together with certain related documents, a "Receivables Purchase Agreement"). Receivables Purchase Series and Certificate Series are collectively referred to herein as "Series." Each Receivables Purchase Series represents a fluctuating undivided ownership interest in certain assets of the Trust (including the Receivables and certain accounts of the Trust) held by the related purchaser thereof or its permitted assigns (a "Receivables Purchaser") pursuant to the Pooling Agreement and the Receivables Purchase Agreement related


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thereto. Each Receivables Purchase Agreement will provide that no Investor
Certificateholder or Enhancement Provider will be a third-party beneficiary thereof or have any benefit or any legal or equitable right, remedy or claim under such Receivables Purchase Agreement. Conversely, no Receivables Purchase Series will represent any interest in any Enhancement for the benefit of any Certificate Series or in any Certificate Series account or, except as provided in the Supplement for a Certificate Series, in any collections allocated to that Certificate Series. Further, unless otherwise specifically provided for in the Supplement for any Certificate Series, no Certificate Series will be subordinated to or senior to any Receivables Purchase Series. The Series 1999-1 Certificates are not subordinated to any Certificate Series or Receivables Purchase Series.

     The Trustee, on behalf of the Trust, at the direction of the Servicer, may enter into a Receivables Purchase Agreement if the Servicer notifies the Trustee in writing at least five days in advance of the date upon which the initial conveyance of interests in such Receivables Purchase Series pursuant to the related Receivables Purchase Agreement will occur. On the date of the initial conveyance of interests in a Receivables Purchase Series, the Trustee will execute and deliver the related Receivables Purchase Agreement only upon delivery to it of: (a) a Receivables Purchase Agreement specifying the principal terms of the Receivables Purchase Series, (b) the applicable Enhancement, if any, and the agreement, if any, pursuant to which the Enhancement Provider agrees to provide the Enhancement, if any, (d) written confirmation from each Rating Agency that such conveyance of interests in a Receivables Purchase Series will not have a Ratings Effect, (e) an officer's certificate of the Seller, a copy of which is delivered to the Trustee and each Purchaser Representative, that on the date of conveyance, after giving effect to such conveyance, the Seller Interest will be at least equal to the Aggregate Minimum Seller Interest and (f) if any Certificate Series is then outstanding, an opinion of counsel that such conveyance will not adversely affect the federal income tax characterization of investor certificates of such Certificate Series. It is a condition to the sale of any Receivables Purchase Series that, if any Certificate Series or Receivables Purchase Series is outstanding, the Trustee and (if any outstanding Series is rated) each Rating Agency receive an opinion of counsel that the issuance of such new Receivables Purchase Series will not cause the Trust to be treated as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes, and that the issuance of such Receivables Purchase Series will not adversely affect the federal income tax characterization of any outstanding Certificate Series or Receivables Purchase Series.

BOOK-ENTRY REGISTRATION

     Certificate Owners may hold their interests in the Offered Certificates through DTC (in the United States) or Cedel or Euroclear (in Europe) if they are participants in such systems, or indirectly through organizations that are participants in such systems. Cede & Co. ("Cede"), as nominee for The Depository Trust Company ("DTC"), will hold the Offered Certificates. Cedel Bank, societe anonyme ("Cedel") and the Euroclear System ("Euroclear") will hold omnibus positions on behalf of the Cedel Participants and the Euroclear Participants, respectively, through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act of 1934, as amended (the "Exchange Act"). DTC holds securities for its Participants ("DTC Participants") and facilitates the clearance and settlement among DTC Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic book-entry changes in DTC Participants' accounts, thereby eliminating the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and DTC Participants are on file with the Securities and Exchange Commission.


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     Transfers between DTC Participants will occur in accordance with DTC rules.
Transfers between Cedel Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel participants or Euroclear Participants, on the other, will be effected by DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

     Because of time-zone differences, credits of securities in Cedel or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Cedel Participant or Euroclear Participant on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.

     Purchases of Offered Certificates under the DTC system must be made by or through DTC Participants, which will receive a credit for the Offered Certificates on DTC's records. The ownership interest of each actual Certificate Owner is in turn to be recorded on the DTC Participants' and Indirect Participants' records. Certificate Owners will not receive written confirmation from DTC of their purchase, but Certificate Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC Participant or Indirect Participant through which the Certificate Owner entered into the transaction. Transfers of ownership interests in the Offered Certificates are to be accomplished by entries made on the books of DTC Participants acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interest in Offered Certificates, except in the event that use of the book-entry system for the Offered Certificates is discontinued.

     To facilitate subsequent transfers, all securities deposited by DTC Participants with DTC are registered in the name of DTC's nominee, Cede. The deposit of securities with DTC and their registration in the name of Cede effects no change in beneficial ownership. DTC has no knowledge of the actual Certificate Owners of the Offered Certificates; DTC's records reflect only the identity of the DTC Participants to whose accounts such Offered Certificates are credited, which may or may not be the Certificate Owners. The DTC Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to DTC Participants, by DTC Participants to Indirect Participants, and by DTC Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Neither DTC nor Cede will consent or vote with respect to Offered Certificates. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date, which assigns Cede's consenting or voting rights to those DTC Participants to whose accounts the Offered Certificates are credited on the record date (identified in a listing attached thereto).

     Principal and interest payments on the Offered Certificates will be made to DTC. DTC's practice is to credit Participants' accounts on the applicable Distribution Date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such Distribution Date.


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

Payments by DTC Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name" and will be the responsibility of such DTC Participant and not of DTC, the Trustee or the Seller, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of the Trustee, disbursement of such payments to DTC Participants shall be the responsibility of DTC, and disbursement of such payments to Certificate Owners shall be the responsibility of DTC Participants and Indirect Participants.

     DTC may discontinue providing its services as securities depository with respect to the Offered Certificates at any time by giving reasonable notice to the Seller or the Trustee. Under such circumstances, in the event that a successor securities depository is not obtained, Definitive Certificates are required to be printed and delivered. The Seller and, upon the occurrence of a Servicer Default, a specified percentage of each class of Certificate Owners may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, Definitive Certificates will be delivered to Certificate Owners. See "--Definitive Certificates."

     DTC management is aware that some computer applications, systems, and the like for processing data ("Systems") that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter "Year 2000 problems." DTC has informed its participants and other members of the financial community (the "Industry") that it has developed and is implementing a program so that its Systems, as the same relate to the timely payment of distributions (including principal and income payments) to securityholders, book-entry deliveries, and settlement of trades within DTC ("DTC Services"), continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

     However, DTC's ability to perform properly its services is also dependent upon other parties, including, but not limited to, issuers and their agents, as well as DTC's direct and indirect participants and third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed the Industry that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to: (i) impress upon them the importance of such services being Year 2000 compliant; and (ii) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

     According to DTC, the foregoing information with respect to DTC has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

     Cedel is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 32 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

     The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates


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and any risk from lack of simultaneous transfers of securities and cash.
Transactions may now be settled in any of 32 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in 25 countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator"), under contract with Euroclear Clearance System, Societe Cooperative, a Belgium cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative Board establishes policy for the Euroclear System. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to the Euroclear System is also available to other firms that maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgium branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgium Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions with respect to Offered Certificates held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "U.S. Federal Income Tax Consequences." Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

     Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Offered Certificates among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DEFINITIVE CERTIFICATES

     The Offered Certificates will be issued in fully registered, certificated form to Certificate Owners or their nominees ("Definitive Certificates"), rather than to DTC or its nominees, only if (i) the Seller advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to the Offered Certificates, and the Trustee or the Seller is unable to locate a qualified successor, (ii) the Seller, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through DTC or (iii) after the occurrence of a Servicer Default, Series 1999-1 Certificate Owners representing more than 66-2/3% of the Class A Investor Interest or the Class B Investor Interest, as applicable, advise the Trustee and DTC through clearing agency participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of the Certificate Owners of Class A Certificates or the Certificate Owners of Class B Certificates, as applicable.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the definitive certificates representing the Offered Certificates and instructions for re-registration, the Trustee will issue


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the Offered Certificates as Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as the registered holders thereof under the Pooling Agreement.

     Definitive Certificates will be transferable and exchangeable at the offices of the Transfer Agent and Registrar, which is initially the Trustee. No service charge will be imposed for any registration of transfer or exchange, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith. The Transfer Agent and Registrar will not be required to register the transfer or exchange of Definitive Certificates for a period of fifteen days preceding the due date for any payment with respect to such Definitive Certificates.

REPRESENTATIONS AND WARRANTIES

     On the Closing Date the Seller will represent and warrant to the Trust, among other things, that as of the Initial Closing Date, as of the Closing Date and, with respect to any Additional Accounts, as of the related Addition Date
(a) each Receivable then existing has been conveyed to the Trust free and clear of any lien, mortgage, pledge, security interest or other encumbrance (each a "Lien") in favor of any Person claiming through or under the Seller, the Originator, or any of their affiliates and in compliance, in all material respects, with all requirements of law applicable to the Seller, and (b) each Receivable is the legal, valid and binding payment obligation of the account debtor thereon, enforceable against such account debtor in accordance with its terms, except as such enforceability may be affected by bankruptcy, liquidation, receivership, insolvency, reorganization or similar debtor relief laws from time to time affecting the rights of creditors, and general principals of equity ("Debtor Relief Laws"). In the event of a breach of either of these representations and warranties, the affected Receivable will be automatically removed from the Trust on the terms and conditions set forth in the succeeding paragraph upon the earlier to occur of the discovery of such breach or event by the Seller or the Servicer or receipt by the Seller of written notice of such breach or event given by the Trustee if any of the following three conditions are met: (i) as a result of such breach or event such Receivable is charged off as uncollectible or the Trust's rights in, to or under such Receivable or its proceeds are impaired or the proceeds of such Receivable are not available for any reason to the Trust free and clear of any Lien, (ii) the Lien upon the subject Receivable (A) arises in favor of the United States of America or any state or any agency or instrumentality thereof and involves taxes or liens arising under Title IV of ERISA, or (B) has been consented to by the Originator or the Seller, or (iii) the unsecured short-term debt rating of the Originator is not at least P-1 by Moody's and the Lien upon the subject Receivable ranks prior to the Lien created thereon pursuant to the Pooling Agreement. Notwithstanding the foregoing, if such Lien does not have a material adverse effect on the collectibility of the Receivables or on any holder of an interest in any Certificate Series or Receivables Purchase Series, or on any Enhancement Provider, then the Seller will have 10 days within which to remove any such Lien. The automatic removal of a Receivable from the Trust as described herein is the sole remedy respecting any breach of the representations and warranties set forth in this paragraph with respect to such Receivable available to the Series 1999-1 Certificateholders or the Trustee on behalf of the Series 1999-1 Certificateholders.

     On the Closing Date the Seller will further represent and warrant to the Trust, among other things, that as of the Initial Closing Date, as of the Closing Date and, with respect to any Additional Accounts, as of the related Addition Date (a) each Receivable is an Eligible Receivable (as defined below),
(b) all consents, licenses, approvals or authorizations of or registrations or declarations with any governmental authority required to be obtained, effected or given by the Seller in connection with the conveyance of such Receivable to the Trust have been duly obtained, effected or given and are in full force and effect, (c) as of the date of creation of any new Receivable, such Receivable
(i) is an Eligible Receivable, (ii) was conveyed to the Trust free and clear of any Lien, (iii) was conveyed with all required governmental authority approvals as described in clause (b) of this paragraph, and (iv) the representation and warranty set forth in clause (b) of the succeeding paragraph is true and correct with respect to such Receivable. In the event of a breach of any representation and warranty set forth in this paragraph as a result of which the Receivable becomes charged off as uncollectible, or the Trust's rights in, to or under the Receivable or its proceeds are impaired or the proceeds of such Receivable are not available for any reason to the Trust free and clear of any Lien, then upon the expiration of 60 days from the earlier to occur of the discovery of such breach by the Seller or the Servicer or receipt by the Seller of written notice of such breach given by the Trustee, then the Seller will accept reassignment of each Receivable as to which such breach relates (an "Ineligible Receivable") on the


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terms and conditions set forth below; provided, however, that no such reassignment will be required to be made with respect to such Ineligible Receivable if, on any day within the applicable period as if such Receivable had been created on such day, the representations and warranties with respect to such Ineligible Receivable are then true and correct in all material respects. The Seller will accept reassignment of each such Ineligible Receivable by directing the Servicer to deduct the amount of each such Ineligible Receivable from the aggregate amount of Principal Receivables used to calculate any Investor/Purchaser Percentage, the Seller Percentage or the Seller Interest and to decrease the Seller Interest by such amount (but not below zero). If the exclusion of an Ineligible Receivable from the calculation of the Seller Interest would cause the Seller Interest to be reduced below the Aggregate Minimum Seller Interest, the Seller will within ten Business Days of such event (or the next succeeding Distribution Date, if earlier) make a deposit in the Excess Funding Account (except that the portion of such amount allocable to any Receivables Purchase Series will be deposited in the Collection Account for the benefit of such Receivables Purchase Series) in immediately available funds in an amount equal to the amount by which the Seller Interest would be reduced below the Aggregate Minimum Seller Interest. Any such deduction or deposit will be considered a repayment in full of the Ineligible Receivable. The obligation of the Seller to accept reassignment of any Ineligible Receivable is the sole remedy respecting any breach of the representations and warranties set forth in this paragraph with respect to such Receivable available to the Series 1999-1 Certificateholders or the Trustee on behalf of Series 1999-1 Certificateholders.

     In addition to the foregoing, the Seller will represent and warrant to the Trust to the effect, among other things, that (a) as of the Initial Closing Date and as of the date of issuance of each Certificate Series or sale of each Receivables Purchase Series, the Pooling Agreement, the Purchase Agreement, the Security Agreement, each Supplement, each Receivables Purchase Agreement, and all documents and instruments executed in connection therewith (collectively, the "Transaction Documents") each constituted a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as such enforceability may be affected by Debtor Relief Laws, and
(b) as of the Initial Closing Date and as of the Closing Date, and with respect to Receivables in Additional Accounts, as of the Addition Date, the transfer of Receivables by it to the Trust under the Pooling Agreement constituted either
(i) a valid sale to the Trust of all right, title and interest of the Seller in and to the Receivables, whether then existing or thereafter created and arising from time to time in connection with the Accounts until termination of the Trust, all monies due or to become due with respect thereto, all amounts received in respect of the Receivables, all Recoveries, all rights, remedies, powers and privileges with respect to the Receivables or under the Purchase Agreement, and all proceeds of the foregoing, free and clear of any Lien of any person or entity claiming through or under the Seller or any of its affiliates, or (ii) the grant of a perfected security interest in such Receivables and such other property (except for certain permitted Liens) and the proceeds thereof (including amounts in any of the accounts established for the benefit of certificateholders), which is effective as to each such Receivable and such other property upon the creation thereof. In the event of a breach of any of the representations and warranties described in this paragraph, any of the Trustee or Investor Certificateholders whose certificates evidence undivided interests in the Trust aggregating more than 50% of the aggregate investor interest of all Certificate Series outstanding or any Purchaser Representative, by written notice to the Seller (and to the Trustee and the Servicer if given by the requisite percentage of Investor Certificateholders or any Purchaser Representative), may direct an entity designated by the Seller to accept reassignment of Receivables within 60 days of such notice; or within such longer period specified in such notice. Such designee will be obligated to accept reassignment of such Receivables on a Distribution Date occurring within such applicable period. Such reassignment will not be required to be made, however, if at any time during such applicable period, the representations and warranties are then true and correct in all material respects. The deposit amount for such reassignment will be an amount equal to the amounts specified therefor with respect to each outstanding Certificate Series or Receivables Purchase Series in the related Supplement or Receivables Purchase Agreement. Unless otherwise specified in any Supplement, the deposit amount for such reassignment with respect to each Certificate Series of investor certificates will be equal to the investor interest for such Certificate Series and, if applicable the Enhancement Invested Amount, required to be repurchased on the last day of the Due Period preceding the Distribution Date on which the reassignment is scheduled to be made less the amount, if any, previously allocated for payment of principal to such Investor Certificateholders on the related Distribution Date, plus an amount equal to all interest accrued but unpaid on such investor certificates (and, if applicable, enhancement investor amount) of such Series at the applicable certificate rate through the last day of such Due Period. The payment of the reassignment deposit amount will be considered a


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payment in full of the investor interest for all Certificate Series of investor certificates required to be repurchased and will be distributed upon presentation and surrender of the investor certificates for each such Certificate Series. If the Trustee or Investor Certificateholders give a notice as provided above, the obligation of the Seller to make any such deposit will constitute the sole remedy respecting a breach of the representations and warranties available to the Trustee or such Investor Certificateholders.

     Under the terms of the Purchase Agreement the Originator has made substantially similar representations and warranties to the Seller regarding the Receivables as the Seller has made to the Trust as described in the foregoing paragraphs, and the Originator has agreed to accept the reassignment from the Seller of any Receivable with respect to which any of the Originator's representations and warranties were false. Any such reassignment of a Receivable by the Seller to the Originator will be made on substantially similar terms on which the Trust has made a reassignment thereof to the Seller as set forth in the preceding paragraphs. The Seller has assigned to the Trust all of the Seller's rights under the Purchase Agreement, thereby permitting the Trust to enforce, for the Trust's benefit, the Seller's reassignment rights against the Originator. See "Description of the Purchase Agreement -- Representations and Warranties."

     It is not required or anticipated that the Trustee will make any initial or periodic general examination of the Receivables or any records relating to the Receivables for the purpose of establishing the presence or absence of defects, compliance with the Seller's representations and warranties or for any other purpose. The Servicer, however, will deliver to the Trustee on or before March 31 of each year an opinion of counsel with respect to the validity of the security interest of the Trust in and to the Receivables and certain other components of the Trust.

ELIGIBLE ACCOUNTS; ELIGIBLE RECEIVABLES

     An "Eligible Account" means, as of the Initial Cut Off Date (or, with respect to Additional Accounts, as of their date of designation for inclusion in the Trust Portfolio), each Account (a) which is payable in United States dollars, (b) which is a Specified Program Account, (c) which has not been classified by the Originator on its electronic records as canceled, counterfeit or fraudulent, and with respect to which any credit card issued in connection therewith has not been stolen or lost, (d) which has not been charged off by the Originator in its customary and usual manner for charging off such Accounts as of the Initial Cut Off Date or, with respect to Additional Accounts, as of the relevant Addition Cut Off Date inclusion in the Trust Portfolio, (e) the obligor on which has provided, as his or her most recent billing address, an address that is located in the United States; provided that an Account the obligor on which has provided, as his or her most recent billing address, an address that is located in Canada, will be an Eligible Account only to the extent that the aggregate amount of Principal Receivables in all such Accounts is less than 1.0% of the aggregate Principal Receivables of all Accounts averaged as of the last day of any two consecutive Due Periods; provided further, that the Receivables of any such Account will not be treated as Receivables for purposes of calculating the Seller Interest, Aggregate Minimum Seller Interest or the Investor/Purchaser percentage for any Certificate Series or Receivables Purchase Series, and (f) with respect to which all filings, consents, licenses, approvals or authorizations of, or registrations or declarations with, any United States federal, state or local governmental authority required to be obtained, effected or given by the Originator in connection with the creation of the underlying Receivable in such Account or the execution, delivery and performance by the Originator of the cardholder agreement pursuant to which such underlying Receivable was created, have been duly obtained, effected or given and are in full force and effect as of such date of creation.

     With respect to inclusion as an Eligible Account, a "Specified Program Account" is any Account which has been originated in connection with the extension of credit through a Specified Program to an Obligor whose application for the extension of credit was processed through the Originator or an affiliate thereof or which has been acquired by the Originator from a third party and determined by the Originator to be in compliance with the Originator's cardholder guidelines relating to operation of its credit card business ("Cardholder Guidelines"), including those relating to the extension of credit; provided, that an Account originated in a Specified Program other than the Private Label Program will be an Eligible Account only if its designation as such will not have a Ratings Effect.


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     The "Specified Programs" consist of the Originator's Private Label Program, its Co-Branded Program, its Secured Account Program and its Unaffiliated
Retailer Program, each as specified in the Cardholder Guidelines, together with any other credit card origination programs initiated by the Originator. Only Receivables generated under the Private Label Program are currently included as Trust Assets. The "Private Label Program" is a program of the Originator to originate private label credit card receivables primarily from sales at Fashion Bug and Fashion Bug Plus stores. The "Secured Account Program" is a credit card program of the Originator under which the Obligors are required to maintain a security deposit against amounts charged. Although the Secured Account Program is operational, Receivables generated under this program are not currently included as Trust Assets. The "Co-Branded Program" is a program contemplated by the Originator to originate charges on a general purpose credit card under the Visa or MasterCard system, which credit card will be co-branded with Fashion
Bug. The "Unaffiliated Retailer Program" is a program contemplated by the Originator to allow holders of its private label Fashion Bug credit card to use the card at unaffiliated retail locations. Receivables generated under the Secured Account Program, the Co-Branded Program and the Unaffiliated Retailer Program will not be included as Trust Assets unless the Seller receives confirmation from the Rating Agencies that their inclusion would not cause a Ratings Effect.

     An "Eligible Receivable" means each Receivable (a) which has arisen under an Eligible Account, (b) which was created in compliance, in all material respects, with all requirements of law applicable to the Originator, and pursuant to a credit card agreement which complies in all material respects with all requirements of law applicable to the Originator, (c) as to which, at the time of and at all times after the creation of such Receivable, the Originator, the Seller or the Trust had good and marketable title free and clear of all Liens arising under or through the Originator, the Seller or any of their affiliates (other than certain permitted Liens), (d) which is the legal, valid and binding payment obligation of the Obligor thereon, enforceable against such Obligor in accordance with its terms (subject to Debtor Relief Laws), and (e) which constitutes an "account" or a "general intangible" under Article 9 of the UCC as then in effect in any applicable jurisdiction.

ADDITION OF ACCOUNTS

     As described above in "The Receivables," the Seller has the right, and in some circumstances is obligated, to designate from time to time Additional Accounts to be included as Accounts. The Seller will convey to the Trust its interest in all Receivables of such Additional Accounts, whether such Receivables are then existing or thereafter created, subject to the conditions specified below. If on the last Business Day of any Due Period (i) the average of the Seller Interest over the 30-day period then ended is less than the Aggregate Minimum Seller Interest (the "Seller Interest Test") then on or prior to the close of business on the 10th Business Day following the last day of such Due Period (the "Required Designation Date"), unless the Seller Interest exceeds the Aggregate Minimum Seller Interest as of the close of business on any Business Day after the last Business Day of such Due Period and prior to the related Required Designation Date, the Seller will designate additional Eligible Accounts to be included as Accounts (the "Additional Accounts") effective as of the Required Designation Date or any earlier date (the "Addition Date") in a sufficient amount such that after giving effect to such addition the Seller Interest as of the close of business on the Addition Date is at least equal to the Aggregate Minimum Seller Interest on the Addition Date. The failure by the Seller to transfer Receivables to the Trust as provided in this paragraph solely as a result of the unavailability of a sufficient amount of Eligible Receivables will not constitute a breach of the Pooling Agreement, but will (unless timely cured) constitute an Early Amortization Event with respect to Series 1999-1.

     The "Aggregate Minimum Seller Interest" is the greater of (i) the sum of the Minimum Seller Interests specified for each Series in the applicable Supplement and Receivables Purchase Agreement (each a "Minimum Seller Interest"), and (ii) zero.

     Because the Seller Interest includes amounts on deposit in the Excess Funding Account, the Servicer will deposit collections of Principal Receivables payable to the Holder of the Exchangeable Seller Certificate into the Excess Funding Account if the Seller does not designate Additional Accounts in order to meet the Seller Interest Test and thereby forestall the occurrence of an Early Amortization Event.


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

     The Seller may designate, from time to time at its sole discretion, Eligible Accounts to be included as Accounts ("Automatic Additional Accounts"), subject to the limitation that, unless each Rating Agency otherwise consents, the Automatic Additional Accounts plus the Receivables in Additional Accounts added pursuant to the first paragraph under this Section, without the Seller receiving written evidence that such additions will not cause a Ratings Effect, will not exceed during any calendar quarter an amount of Receivables equal to 10% of the Receivables as of the first day of the calendar year in which such calendar quarter commences, and during each 12 month period ending as of the most recent Addition Date will not exceed an amount of Receivables equal to 15% of the Receivables as of the first day of such 12 month period (collectively, the "Aggregate Addition Limit"). The Aggregate Addition Limit is intended to limit the extent to which the Seller, by designating Automatic Additional Accounts, may alter the composition of the Accounts without Rating Agency confirmation or consent of Enhancement Providers. If the aggregate number of Automatic Additional Accounts designated to be included as Accounts plus the number of Accounts added pursuant to the first paragraph under this Section without prior review by each Rating Agency with respect to any of the periods specified in the Pooling Agreement would exceed the Aggregate Additional Limit, then no Automatic Additional Accounts may be added during such periods without the consent of each Rating Agency and Enhancement Provider. On or before each Addition Date (or such later time as may be permitted under the Pooling Agreement), the Seller will deliver to the Trustee an opinion of outside counsel addressed to the Trustee, each Rating Agency, Purchaser Representative and Enhancement Provider with respect to the Automatic Additional Accounts included as Accounts during the preceding Due Period (or such other time period as may be permitted under the Pooling Agreement) confirming the validity and perfection of each transfer of Receivables arising from such Automatic Additional Accounts. If such opinion of counsel with respect to any Automatic Additional Accounts is not so received, the ability of the Seller to designate Automatic Additional Accounts will be suspended until such time as the Rating Agency otherwise consents in writing. In addition, the ability of the Seller to designate Additional Accounts is limited under the terms of the Series 1999-1 Supplement. See "Description of the Certificates -- Limitation on Addition of Accounts."

     In connection with an Additional Account, the Seller will convey to the Trust the Receivables arising in such Additional Account subject to the following conditions, among others (provided that the conditions set forth in clauses (a) and (c) will not apply to the transfer to the Trust of Receivables in Automatic Additional Accounts): (a) on or before the 10th Business Day immediately preceding the addition of any Additional Account, the Seller has given the Trustee, the Servicer, the Rating Agencies, each Purchaser Representative, and each Enhancement Provider written notice that the Receivables arising in the Additional Accounts will be conveyed to the Trust;
(b) on or before the date on which any such Receivables are added to the Trust, the Seller has delivered to the Trustee a written assignment and the Servicer has indicated in its computer files that such conveyance has been effected, and within 5 business days thereafter the Servicer (on behalf of the Seller) has delivered to the Trustee a computer file or microfiche or written list containing a true and complete list of the related Additional Accounts, specifying for each such Account its account number, the aggregate amount outstanding in such Account and the aggregate amount of Principal Receivables outstanding in such Account; (c) the Seller has received confirmation from each Rating Agency that such addition of Accounts will not have a Ratings Effect; (d) prior to or on the date any such Receivables are added to the Trust, the Seller has delivered to the Trustee a certificate of an authorized officer stating that
(i) any related Additional Accounts are Eligible Accounts, (ii) that the Seller reasonably believes that such Addition will not cause an early amortization event to occur with respect to any Certificate Series, and (iii) that no selection procedure was utilized by the Seller that would result in a selection of Additional Accounts (from the available Eligible Accounts owned by the Seller) that would be materially adverse to the interests of the Investor Certificateholders of any Certificate Series, any Receivables Purchasers or any Enhancement Provider; and (e) the Seller has delivered an opinion of outside counsel with respect to the Receivables in such Additional Accounts confirming the validity and perfection of the transfer of such Receivables at such times as are required by the Pooling Agreement.

     Each Additional Account must be an Eligible Account at the time of its designation. However, Additional Accounts may not be of the same credit quality as the initial Accounts. Additional Accounts may have been originated by the Seller using credit criteria different from those which were applied by the Seller to the initial Accounts or may have been acquired by the Seller from a third-party who had different credit criteria. In addition, there is no assurance that the Seller will be able to designate Additional Accounts to be included as Accounts.


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

     The Originator has recently developed a secured card program and is currently contemplating the development of certain other new products, including (but not limited to) a co-branded VISA or MasterCard, and a credit card that may be used at stores other than Fashion Bug. In addition, the Seller is considering acquiring receivables originated through such new products and transferring them to the Trust. Receivables from such new accounts will not be transferred to the Trust, however, unless the Trustee receives prior written confirmation from the Rating Agencies that such addition will not have a Ratings Effect. See "--Eligible Accounts; Eligible Receivables."

REMOVAL OF ACCOUNTS

     Subject to the conditions set forth in the next succeeding sentence, the Seller may, but is not obligated to, designate from time to time all Receivables from certain Accounts to be deleted and removed from the Trust and reassigned to the Seller (such Accounts, the "Removed Accounts"); provided, however, that the Seller may not make more than one such designation in any Due Period. The Seller will be permitted to designate and require reassignment to it of the Receivables from Removed Accounts only upon satisfaction of the following conditions: (i) the removal of any Receivables of any Removed Accounts will not, in the reasonable belief of the Seller, cause an Early Amortization Event to occur, or result in the failure to make any payment specified in the related Supplement or Receivables Purchase Agreement with respect to any Certificate Series or Receivable Purchase Series; (ii) the Seller has delivered to the Trustee (with a copy to each Purchaser Representative) for execution a written assignment, together with a computer file or microfiche or written list containing a true and complete list of all Removed Accounts identified by account number and the aggregate amount of the Receivables in such Removed Accounts; (iii) the Seller will represent and warrant that no selection procedures believed by the Seller to be materially adverse to the interests of the holders of an interest in any Certificate Series or Receivables Purchaser Series, or to the interests of any Enhancement Provider, were utilized in selecting the Removed Accounts to be removed from the Trust; (iv) each Rating Agency has received notice of such proposed removal of Accounts and the Seller has received written evidence from each Rating Agency that such proposed removal will not have a Ratings Effect;
(v) the Seller has delivered to the Trustee, each Purchaser Representative and each Enhancement Provider an officer's certificate confirming the items set forth in clauses (i) through (iii) above; and (vi) no Early Amortization Event has occurred with respect to any Certificate Series or Receivable Purchase Series or, as a result of such removal, will occur.

COLLECTION AND OTHER SERVICING PROCEDURES

     Pursuant to the Pooling Agreement, the Servicer will be responsible for servicing and administering the Receivables in accordance with the Servicer's customary and usual procedures for servicing credit card receivables comparable to the Receivables and in accordance with the Cardholder Guidelines. The Servicer has entered into a multi-year agreement with the Subservicer to handle a portion of the Servicer's account maintenance and service administration responsibilities. See "Spirit of America's Credit Card Activities -- Description of Subservicer."

COLLECTION ACCOUNT

     The Servicer has established and maintains, in the name of the Trust and for the benefit of all Investor Certificateholders and Receivables Purchasers, a "Collection Account," which is a segregated account established and maintained with a "Qualified Depository Institution," defined as the Trustee or a depository institution or trust company organized under the laws of the United States or any one of the states thereof or the District or Columbia (or the domestic branch of a foreign depository institution), the short-term deposits of which have a rating of P-1 by Moody's and of A-1+ by Standard & Poor's and deposit insurance provided by either the Bank Insurance Fund ("BIF") or the Savings Association Insurance Fund ("SAIF"), each administered by the FDIC. Funds in the Collection Account will be invested, at the direction of the Servicer, in (i) direct obligations of and obligations fully guaranteed by the United States of America, (ii) (A) demand or time deposits in, certificates of deposit of, bankers' acceptance issued by, or federal funds sold by, any depository institution or trust company (including the Trustee or any agent of the Trustee acting in their respective commercial capacities) incorporated under the laws of the United States of America, any state thereof or the District of Columbia or any foreign depository institution with a branch or agency licensed under the laws of the United States of America or any state, subject to supervision and examination


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

by federal or state banking authorities and having a short-term rating of P-1 by Moody's and A-1+ by Standard & Poor's at the time of investment or contractual commitment providing for such investment or otherwise approved in writing by each Rating Agency and each Purchaser Representative or (B) any other demand or time deposit that is fully insured by the FDIC, (iii) repurchase obligations with respect to (A) any security described in clause (i) above or (B) any other security issued or guaranteed by an agency or instrumentality of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (ii) (A) above, (iv) short term securities bearing interest or sold at a discount issued by any corporation incorporated under the United States of America or any state, the short-term unsecured obligations of which are rated P-1 by Moody's and A-1+ by Standard & Poor's at the time of investment, subject to a ten percent concentration limit in any one corporation, (v) commercial paper having, at the time of the Trust's investment, a rating of P-1 by Moody's and A-1+ by Standard & Poor's, and (vi) any other investment approved in writing by each Rating Agency and each Purchaser Representative (such investments, "Permitted Investments"). Any earnings (net of losses and investment expenses) on funds in the Collection Account will be treated as collections of Finance Charge Receivables. The Servicer has the revocable power to instruct any Qualified Depository Institution to make withdrawals and payments from the Collection Account for the purpose of carrying out the Servicer's duties under the Pooling Agreement, the Supplements and the Receivables Purchase Agreements. The Paying Agent has the revocable power to withdraw funds from the Collection Account for the purpose of making distributions to the Series 1999-1 Certificateholders.
The Trustee is the initial Paying Agent.

DEPOSITS IN COLLECTION ACCOUNT

     The Seller and the Servicer have agreed in the Pooling Agreement (i) (A) to cause all collections on the Receivables that may be sent by accountholders by mail to be delivered to the Subservicer, (B) to cause the Subservicer to deposit all such collections into a lockbox account within two Business Days of receipt by the Subservicer, and (C) upon the occurrence of an early amortization event with respect to any Certificate Series or Receivables Purchase Series, to cause all such collections to be deposited into an account established for the deposit of collections (the "Collection Account") within two Business Days of deposit of such payment into a lockbox account; and (ii)(A) to cause all payments by accountholders on account of a Receivable made by means of cash or check delivered in person by such accountholder to an employee at any Fashion Bug Store to be deposited into a deposit account established by such Fashion Bug Store (a "Store Account") for the purpose of collecting such payments ("Store Payments"), (B) to cause all such Store Payments to be deposited into a lockbox account within two Business Days of deposit of such payments into a Store Account, and (C) upon the occurrence of an early amortization event with respect to any Certificate Series or Receivables Purchase Series, to cause all such Store Payments to be deposited into the Collection Account within two Business Days of deposit of such Store Payments into a lockbox account. Notwithstanding the above, unless the Servicer has and maintains a certificate of deposit, short-term deposit or commercial paper rating of P-1 by Moody's and of A-1+ by Standard & Poor's or a commercial paper rating of A-1 by Standard & Poor's, and a long-term unsecured debt obligation rating of at least Aa3 by Moody's and AA-by Standard & Poor's, all amounts deposited into the lockbox account on any Business Day will on the same Business Day be withdrawn from the lockbox account and deposited into the Collection Account.

     Throughout the existence of the Trust, unless otherwise stated in the Pooling Agreement, in any Supplement or in any Receivables Purchase Agreement, the Servicer will pay to the holder of the Exchangeable Seller Certificate an amount equal to the sum of (i) the product of the Seller Percentage and the aggregate amount of collections on Principal Receivables and Finance Charge Receivables and (ii) any additional amounts that pursuant to the Supplements and the Receivables Purchase Agreements are allocated to the holder of the Exchangeable Seller Certificate. Collections of Finance Charge Receivables so payable to the Seller as holder of the Exchangeable Seller Certificate may instead under certain circumstances be paid to any other person then entitled to such amount.

     Collections of Receivables deposited into the Collection Account will not include Insurance Proceeds and other amounts constituting Recoveries to the extent that the aggregate Insurance Proceeds and other Recoveries received in respect of Receivables during any Due Period exceed the Loss Amount for such Due Period and any prior Due Periods, which excess will be distributed to the Seller on the Distribution Date related to such Due Period. A


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collection processed on an Account in excess of the aggregate amount of
Receivables in such Account as of the date of receipt by the Originator, Seller, Servicer or Trustee of such collection will be deemed to be a payment in respect of Principal Receivables to the extent of such excess.

SHARED EXCESS FINANCE CHARGE COLLECTIONS

     Any Certificate Series may be included in a group of Certificate Series. Upon issuance of the Series 1999-1 Certificates, Group One will consist solely of Series 1999-1, Series 1997-1 and Series 1994-2, the last of which is scheduled to be paid in full and terminated on the May 1999 Distribution Date. Each Certificate Series in Group One will be entitled to share Shared Excess Finance Charge Collections in the manner, and to the extent, described below with each other Certificate Series, if any, in Group One. All or some of the subsequently issued Certificate Series may also be included in Group One. Collections of Finance Charge Receivables and certain other amounts allocable to the investor interest of any Certificate Series which is included in Group One in excess of the amounts necessary to make required payments with respect to such Certificate Series (including payments to any related Enhancement Provider) that are payable out of collections of Finance Charge Receivables ("Shared Excess Finance Charge Collections") will be applied to cover any shortfalls with respect to amounts payable from collections of Finance Charge Receivables allocable to any other Certificate Series included in Group One, pro rata based upon the amount of the shortfall, if any, with respect to each other Certificate Series in Group One, provided, however, that the sharing of Shared Excess Finance Charge Collections among Certificate Series in Group One will continue only until such time, if any, at which the Seller delivers to the Trustee a certificate of an authorized officer to the effect that, in the reasonable belief of the Seller or its counsel, the continued sharing of Shared Excess Finance Charge Collections among Certificate Series in any Group would have adverse regulatory implications with respect to the Seller or the Originator. Following the delivery by the Seller of any such certificate to the Trustee there will not be any further sharing of Shared Excess Finance Charge Collections among the Certificate Series in Group One. In all cases, any Shared Excess Finance Charge Collections remaining after covering shortfalls with respect to all outstanding Certificate Series in Group One will be paid to the holder of the Exchangeable Seller Certificate or any other person then entitled to such amounts. While any Certificate Series may be included in Group One, there can be no assurance that (i) any other Certificate Series will be included in Group One, (ii) there will be any Shared Excess Finance Charge Collections with respect to Group One for any Due Period, or (iii) the Seller will not at any time deliver a certificate as described above. While the Seller believes that, based upon applicable rules and regulations as currently in effect, the sharing of Shared Excess Finance Charge Collections among Certificate Series in Group One will not have adverse regulatory implications for it or the Originator, there can be no assurance that this will continue to be true in the future.

SHARED PRINCIPAL COLLECTIONS

     Collections of Principal Receivables and certain other amounts for any Due Period allocated to the investor interest of any Certificate Series in Group One will first be used to cover certain amounts described in the related Supplements (including any required deposits into a principal funding account or required distributions to Investor Certificateholders of such Certificate Series). The Servicer will determine the amount of collections of Principal Receivables for any Due Period (plus certain other amounts required by the related Supplement) allocated to each Certificate Series remaining after covering such required deposits and distributions and any similar amount remaining for Certificate Series in Group One that the applicable Supplements for such Series specify are to be treated as "Shared Principal Collections" (collectively, "Shared Principal Collections"), and will allocate the Shared Principal Collections to cover any principal distributions to Investor Certificateholders and deposits to principal funding accounts for any Certificate Series in Group One which are either scheduled or permitted and which have not been covered out of the investor principal collections and certain other amounts for such Certificate Series, provided that the Supplement for such Certificate Series so provides ("Principal Shortfalls"). If Principal Shortfalls exceed Shared Principal Collections for any Due Period, Shared Principal Collections will be allocated pro rata among the Certificate Series in Group One entitled to the benefits thereof based on the respective Principal Shortfalls of such Certificate Series. To the extent that Shared Principal Collections exceed Principal Shortfalls, the balance will be allocated to the holder of the Exchangeable Seller Certificate, provided, however, that such Shared Principal Collections will be distributed to the holder of the Exchangeable Seller Certificate only to the extent the Seller


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Interest is greater than the Aggregate Minimum Seller Interest. Any such reallocation of collections of Principal Receivables and other amounts will not result in a reduction in the investor interest of the Certificate Series to which such collections were initially allocated. There can be no assurance that
(i) any future Certificate Series will be included in Group One or (ii) there will be any Shared Principal Collections with respect to Group One for any Due Period.

EXCESS FUNDING ACCOUNT

     If on any date the Seller Interest is less than the Aggregate Minimum Seller Interest, the Servicer will not distribute to the holder of the Exchangeable Seller Certificate any collections of Principal Receivables that otherwise would be distributed to the holder of the Exchangeable Seller Certificate, but will rather deposit such funds in a deposit account established and maintained by the Servicer for the benefit of the Investor Certificateholders of each Certificate Series entitled to the benefits thereof, in the name of the Trustee, on behalf of the Trust, with the Trustee or a Qualified Depository Institution and bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Investor Certificateholders of each Certificate Series (the "Excess Funding Account"). Funds on deposit in the Excess Funding Account will be withdrawn and paid to the holder of the Exchangeable Seller Certificate on any Distribution Date to the extent that the Seller Interest exceeds the Aggregate Minimum Seller Interest on such date; provided, however, that if an accumulation period, controlled amortization period or early amortization period commences with respect to any Certificate Series in Group One entitled to the benefits of Shared Principal Collections, any funds on deposit in the Excess Funding Account will be released and treated as Shared Principal Collections to the extent needed to cover principal payments due to or for the benefit of such Certificate Series, if the Supplement with respect to such Certificate Series so provides.

     Funds on deposit in the Excess Funding Account will be invested by the Trustee, at the direction of the Servicer, in Permitted Investments. Any earnings (net of losses and investment expenses) earned on amounts on deposit in the Excess Funding Account during any Due Period will be withdrawn from the Excess Funding Account and applied as collections of Finance Charge Receivables with respect to such Due Period (allocable to the Certificate Series pro rata based on the Investor/Purchaser Percentage of each Certificate Series until paid in full).

LOSS AMOUNT; DILUTION AMOUNTS

     "Defaulted Receivables" for any Due Period are Principal Receivables that were charged off as uncollectible in such Due Period, or consistent with the Cardholder Guidelines should have been written off as uncollectible in such Due Period, in accordance with the Servicer's customary and usual servicing procedures for servicing its consumer revolving credit account receivables.

     The "Loss Amount" for any Due Period will be an amount (not less than zero) equal to (a) the aggregate principal balance of Accounts, or any portion thereof, which became Defaulted Receivables for such Due Period minus (b) the aggregate amount of Recoveries received in such Due Period with respect to both Finance Charge Receivables and Principal Receivables previously charged off as uncollectible, or as otherwise defined in the applicable Series Supplement. The current policy of the Seller is to charge off as uncollectible an account 180 days after a customer has failed to make the minimum payment due, unless the Seller receives notice that (i) the accountholder is the subject of a bankruptcy filing, (ii) the accountholder is deceased or imprisoned, or (iii) there has been fraudulent activity in connection with such account, in which case the Seller will charge off such account as soon as practicable but generally no later than five business days after the Seller receives such notice.

     The Servicer may adjust downward the amount of any Principal Receivable (other than Ineligible Receivables which have been, or are to be, reassigned to the Seller) because of a rebate, refund, chargeback, or error, or such Principal Receivable was created as a result of a fraudulent or counterfeit charge or in respect of merchandise which was refused or returned by an accountholder or as to which the accountholder thereunder has asserted a counterclaim or defense, or the Servicer otherwise adjusts downward the amount of any Principal Receivable without receiving collections therefor or charging off such amount as uncollectible. The aggregate amount of such reductions in Principal Receivables for any Due Period is referred to herein as the "Dilution Amount" for such Due Period.


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

     The Dilution Amount for any Due Period will be initially allocated to the Seller Interest if and to the extent that as of the last day of such Due Period, the Seller Interest is greater than the Aggregate Minimum Seller Interest, and the aggregate amount of Principal Receivables used to calculate the Seller Interest will be reduced by an amount equal to the Dilution Amount so allocated.

     Any remaining Dilution Amount will be allocated to each Certificate Series and Receivable Purchase Series based upon the percentage equivalent of a fraction, the numerator of which is the adjusted investor interest or Receivables purchase interest, as the case may be, for such Certificate Series or Receivables Purchase Series as of the last day of the immediately preceding Due Period and the denominator of which is the sum of the adjusted investor interests and Receivables purchase interests for all Certificate Series and Receivables Purchase Series outstanding, in each case as of the last day of the immediately preceding Due Period.

     The Dilution Amount so allocated to Series 1999-1(the "Series 1999-1 Dilution Amount"), will be allocated among each Class as described in "Description of the Certificates--Loss Amount; Dilution Amounts; Investor Charge-Offs."

     If Available Funds, Reallocated Principal Collections, Excess Spread and Shared Excess Finance Charge Collections allocated and available to make payments on Series 1999-1 Certificates on any Distribution Date are insufficient to cover the Series 1999-1 Dilution Amount on such Distribution Date, the remaining Series 1999-1 Dilution Amount will be allocated to the Seller Interest.

     Because such allocation will cause the Seller Interest to be less than the Aggregate Minimum Seller Interest, the Seller, on or prior to the Required Designation Date, will be required to make a payment to the Trust in the amount of such deficiency by (i) making a deposit in the Excess Funding Account in immediately available funds, (ii) conveying Receivables arising in Additional Accounts to the Trust, and/or (iii) instructing the Servicer to deposit (or cause to be deposited) all or a portion of the Seller allocations in the Excess Funding Account such that, upon such deposit or conveyance, the Seller Interest will be at least equal to the Aggregate Minimum Seller Interest. See "--Addition of Accounts." If the Seller fails to make all or a portion of such payment, the unpaid portion thereof (the "Unfunded Seller Dilution Amount") shall cause an Investor Charge-Off as described in "Description of the Certificates--Loss Amount; Dilution Amounts; Investor Charge-Offs" above.

DISCOUNT OPTION

     The Pooling Agreement provides that the Seller may at any time designate a fixed or variable percentage of up to 4% (the "Discount Percentage") of the amount of Principal Receivables arising in the Accounts on and after the date such option is exercised that otherwise would be treated as Principal Receivables to be treated as Finance Charge Receivables (the "Discount Option Receivables"). Any Discount Option Receivables will be subtracted from the total amount of Principal Receivables in the Trust Portfolio. The Seller must provide 30 days' prior written notice to the Servicer, the Trustee, each Purchaser Representative, each Enhancement Provider, and each Rating Agency of any such designation, and such designation will become effective on the date specified therein only if (i) in the reasonable belief of the Seller such designation would not cause an early amortization event to occur or an event which, with notice or the lapse of time or both, would constitute an early amortization event in either case with respect to any Certificate Series or Receivables Purchase Series, and (ii) each Rating Agency confirms in writing that such designation will not have a Ratings Effect on any outstanding Certificate Series. On the date of processing of any collections, the product of the Discount Percentage and collections of Receivables that arise in the Accounts on such day on or after the date such option is exercised that otherwise would be Principal Receivables will be deemed "Discount Option Receivables Collections." An amount equal to the product of (i) the Investor/Purchaser Percentage with respect to Finance Charge Receivables for each Certificate Series issued and outstanding and (ii) the amount of such Discount Option Receivables Collections will be deposited by the Seller into the Collection Account and an amount equal to the product of (iii) the Seller Percentage and (iv) the amount of the Discount Option Receivables Collections will be paid to the holder of the Exchangeable Seller Certificate. The former amount deposited into the Collection Account will be deemed collections of Finance Charge Receivables and applied as


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

provided above under "-- Application of Collections -- Available Funds" regarding distribution of Finance Charge Receivables.

DEFEASANCE

     Pursuant to the Pooling Agreement, the Seller and any affiliate of the Seller that is a holder of the Exchangeable Seller Certificate may, at the Seller's option, terminate its substantive obligations under the Pooling Agreement in respect of a Certificate Series, including Series 1999-1 (the "Defeased Series"), by depositing with the Trustee, under the terms of an irrevocable trust agreement satisfactory to the Trustee, from amounts representing or acquired with collections on the Receivables (allocable to the Defeased Series and available to purchase additional Receivables) monies or Permitted Investments sufficient to make all remaining scheduled interest and principal payments on the Defeased Series on the dates scheduled for such payments and to pay all amounts owing to any Enhancement Provider with respect thereto. To achieve that end, the Seller has the right to use collections on Receivables to purchase Permitted Investments rather than additional Receivables. Prior to its first exercise of its right to substitute monies or Permitted Investments for Receivables, the Seller must deliver to the Trustee an opinion of tax counsel that such deposit and termination of obligations will not adversely affect the federal income tax characterization of investor certificates of any outstanding Certificate Series that were characterized as debt at the time of their issuance, and to the Servicer and the Trustee written notice from each Rating Agency that such transaction will not have a Ratings Effect. In addition, the Seller must comply with certain other requirements set forth in the Pooling Agreement, including requirements that the Seller deliver to the Trustee an opinion of counsel to the effect that the deposit and termination of obligations will not require the Trust to register as an "investment company" with the meaning of the Investment Company Act of 1940, as amended, and that the Seller deliver to the Trustee and each Enhancement Provider a certificate of an authorized officer stating that, based on the facts known to such officer at the time, in the reasonable opinion of the Seller, such deposit and termination of obligations will not at the time of its occurrence cause an early amortization event or an event that, after the giving of notice or the lapse of time, would constitute an early amortization event, to occur with respect to any Certificate Series or Receivable Purchase Series. If the Seller discharges its substantive obligations in respect of the Defeased Series, any Enhancement for the affected Certificate Series might no longer be available to make payments with respect thereto.

OPTIONAL REPURCHASE; FINAL PAYMENT OF PRINCIPAL; TERMINATION

     The Series 1999-1 Certificates will be subject to optional repurchase by the Seller on any Distribution Date on or after the Distribution Date on which the Series 1999-1 Investor Interest is reduced to an amount less than or equal to 10% of the Series 1999-1 Initial Investor Interest, if the Seller deposits into the Collection Account, not later than such Distribution Date, for final payment on the Series 1999-1 Certificates, an amount equal to the sum of the Series 1999-1 Investor Interest plus accrued and unpaid interest on the Series 1999-1 Certificates through the day preceding the Distribution Date on which the optional repurchase occurs. The Series 1999-1 Certificates will be retired on the day following the Distribution Date on which the final payment of principal is made to the Series 1999-1 Certificateholders, whether as a result of optional repurchase by the Seller or otherwise. The investor interest of each Certificate Series which is redeemed by the Trust, and of each Receivables purchase interest which is repurchased by the Trust, will, for purposes of the definition of "Seller Interest," be deemed to be equal to zero on the Distribution Date following the making of the deposit, and the Seller Interest will thereupon be deemed to have been increased by the investor interest of such Certificate Series or repurchased Receivables purchase interest.

     Unless the Servicer and the holder of the Exchangeable Seller Certificate instruct the Trustee otherwise, the Trust will terminate on the earlier of (a) the day following the last Distribution Date in the Due Period during which the proceeds of the sale, disposition or liquidation of Receivables required pursuant to the Pooling Agreement upon the occurrence of certain Insolvency Events with respect to the Originator or the Seller have been distributed to the Investor Certificateholders and Receivables Purchasers, unless the Investor Certificateholders, Enhancement Providers and Purchaser Representatives provide otherwise as described under "Description of the Certificates--Early Amortization Events," (b) the day after the Distribution Date with respect to any Certificate Series or Receivables Purchase Series following the date on which funds have been deposited in the Collection Account for the payment to certificateholders of each Certificate Series outstanding sufficient to pay in full the aggregate investor


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

interest of all Certificate Series outstanding plus interest thereon at the applicable certificate rates through the end of the related Due Period (and including any Enhancement Invested Amount and unreimbursed Loss Amounts and Dilution Amounts) and all amounts required to be paid with respect to all Receivables Purchase Series have been paid, and (c) December 24, 2007. Upon the termination of the Trust and the surrender of the Exchangeable Seller Certificate, the Trustee will convey to the holder of the Exchangeable Seller Certificate all right, title and interest of the Trust in and to the Receivables and other funds of the Trust (other than funds on deposit in bank accounts of the Trust designated under any Certificate Series).

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The Servicer's compensation for its servicing activities and reimbursement for its expenses will take the form of the payment to it of a monthly servicing fee. The monthly servicing fee will be allocated between the Seller Interest and the investor interest for all Certificate Series and Receivables Purchase Series (including Series 1999-1). The portion of the monthly servicing payable by Series 1999-1 for each month to the Servicer on each Distribution Date will be funded from collections of Finance Charge Receivables allocated to Series 1999-1, and will be paid each month from the amount so allocated and on deposit in the Collection Account. The portion of the Investor Servicing Fee to be paid by Series 1999-1 Certificateholders is described under "Description of the Certificates--Servicing Fees" above. The remainder of the servicing fee will be allocable to the Seller Interest and the investor interests of other Certificate Series and Receivables Purchase Series. Neither the Trust nor the Series 1999-1 Certificateholders will have any obligation to pay the portion of the servicing fee allocable to the Seller Interest or any other Certificate Series or Receivables Purchase Series.

     The Servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the Receivables including, without limitation, payment of the fees and disbursements of the Trustee and the Subservicer and independent public accountants and other fees which are not expressly stated in the Pooling Agreement to be payable by the Trust or the Series 1999-1 Certificateholders or the Investor Certificateholders of any other Certificate Series or the Receivables Purchasers other than federal, state and local income and franchise taxes, if any, of the Trust.

CERTAIN MATTERS REGARDING THE SELLER AND THE SERVICER

     The Servicer may not resign from its obligations and duties under the Pooling Agreement, except upon determination that performance of its duties is no longer permissible under applicable law, and that there is no reasonable action which the Servicer could take to make the performance of its duties permissible under applicable law. No such resignation will become effective until the Trustee or a successor to the Servicer has assumed the Servicer's responsibilities and obligations under the Pooling Agreement. Spirit of America, Inc. as Servicer, has delegated some of its servicing duties to the Subservicer; however, such delegation will not relieve it of its obligation to perform such duties in accordance with the Pooling Agreement.

     The Pooling Agreement provides that the Servicer will indemnify the Trust and the Trustee, its officers, directors, employees and agents, from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any acts or omissions or alleged acts or omissions of the Servicer with respect to the activities of the Trust or the Trustee; provided, however, that the Servicer will not indemnify (a) the Trustee for liabilities imposed by reason of fraud, gross negligence, or willful misconduct by the Trustee, (b) the Trust, the Series 1999-1 Certificateholders or the Certificate Owners for liabilities arising from actions taken by the Trustee at the request of Series 1999-1 Certificateholders (which costs, expenses or other liabilities will be the expense of the Series 1999-1 Certificateholders or Certificate Owners, as applicable), (c) the Trust for any liabilities, costs or expenses of the Trust with respect to any action taken by the Trustee at the request of any other Investor Certificateholders, or any Receivables Purchasers or any Purchaser Representative (which costs, expenses or other liabilities will be the expense of such other Investor Certificateholders, Receivables Purchasers or Purchaser Representative, as applicable), or (d) the Trust or the Trustee for any liabilities, costs or expenses of the Trust arising under any tax law, including without limitation, any federal, state or local income or franchise tax or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith)


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

required to be paid by the Trust in connection with the Pooling Agreement to any taxing authority. Any such indemnification will not be payable from the assets of the Trust.

     In addition, the Pooling Agreement provides that, subject to certain exceptions, the Seller will indemnify the Trust and the Trustee, its officers, directors, employees and agents, from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any acts or omissions or alleged acts or omissions arising out of or based upon the arrangement created by the Pooling Agreement, any Supplement or any Receivables Purchase Agreement arising out of any third-party action, claim, suit or proceeding, including in connection with the defense of any actual or threatened claim that the Pooling Agreement created a partnership under the New York Uniform Partnership Law in which the Seller is a general partner. Notwithstanding the foregoing, the Seller will not indemnify (a) the Trustee if such acts, omissions or alleged acts or omissions constitute or are caused by fraud, gross negligence, or willful misconduct by the Trustee, (b) the Trust or the Trustee for any liabilities, costs or expenses with respect to any action taken by the Trustee at the request of the Investor Certificateholders or Receivables Purchasers, and (c) the Trust or the Trustee for any liabilities, costs or expenses of the Trust or the Trustee arising under any tax law, including without limitation any federal, state, local or foreign income or franchise taxes or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith) required to be paid by the Trust in connection herewith to any taxing authority. Any such indemnification will not be payable from the assets of the Trust.

     The Pooling Agreement provides that neither the Seller nor the Servicer nor any of their respective directors, officers, employees or agents will be under any other liability to the Trust, the Trustee, the Series 1999-1 Certificateholders, any Enhancement Provider, any Receivables Purchaser or any other person for any action taken, or for refraining from taking any action, in good faith pursuant to the Pooling Agreement. Neither the Seller, the Servicer, nor any of their respective directors, officers, employees or agents will be protected against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence of the Seller, the Servicer or any such person in the performance of its duties or, with respect to the Servicer and its directors, officers, employees or agents, by reason of reckless disregard of obligations and duties thereunder. In addition, the Pooling Agreement provides that the Servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the Pooling Agreement and which in its opinion only exposes it to any expense or liability.

     The Pooling Agreement provides that, except for Exchanges, the Exchangeable Seller Certificate or any interest therein may not be transferred to any person (other than the Seller or any of its affiliates) unless the Seller has consented in writing to such transfer, and the Trustee has received a written opinion of counsel to the effect that for United States federal income tax purposes such action will not adversely affect the federal income tax characterization of the certificates of any outstanding Certificate Series.

     Any person into which, in accordance with the Pooling Agreement, the Seller or the Servicer may be merged or consolidated or any person resulting from any merger or consolidation to which the Seller or the Servicer is a party, or any person succeeding to the business of the Seller or the Servicer, upon execution of a supplement to the Pooling Agreement and delivery of an opinion of counsel with respect to the compliance of the transaction with the applicable provisions of the Pooling Agreement, will be the successor to the Seller or the Servicer, as the case may be, under the Pooling Agreement.

SERVICER DEFAULT

     If any Servicer Default occurs and is continuing, (i) the Trustee or (ii) Investor Certificateholders and Purchaser Representatives representing undivided Trust interests aggregating more than 66 2/3% of an amount (the "Aggregate Investor Purchaser Interest") equal to the sum of the aggregate investor interests for all outstanding Certificate Series, the aggregate Enhancement Invested Amounts (if any) and the aggregate amount of receivables purchase interests of all outstanding Receivables Purchase Series, by written notice to the Servicer and each Purchaser Representative (and to the Trustee if given by the Investor Certificateholders or the Purchaser Representatives), may terminate all of the rights and obligations of the Servicer as Servicer under the Pooling Agreement and the Trustee


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may appoint a new Servicer (a "Servicer Transfer"). The rights and interest of the Seller under the Pooling Agreement will not be affected by such Termination. The Trustee will as promptly as possible appoint a successor Servicer. Any successor Servicer may not be an affiliate of any Purchaser Representative so long as any Certificate Series is outstanding. If no such Servicer has been appointed and has accepted such appointment by the time the Servicer ceases to act as Servicer, all authority, power and obligations of the Servicer under the Pooling Agreement will pass to and be vested in the Trustee. If the Trustee is unable to obtain any bids from eligible servicers and the Servicer delivers an officer's certificate to the effect that it cannot in good faith cure the Servicer Default which gave rise to a transfer of servicing, and if the Trustee is legally unable to act as successor Servicer, then the Trustee will notify each Investor Certificateholder, Purchaser Representative and Enhancement Provider of the proposed sale of Receivables, and will provide each Receivables Purchaser and Enhancement Provider with an opportunity to bid on the Receivables, and will offer the Seller a right of first refusal to purchase the Receivables on terms equivalent to the best purchase Offer. The purchase price for the Receivables may not be less than an amount equal to the Aggregate Investor Purchaser Interest on the date of such purchase (including any Loss Amounts and Dilution Amounts required to be reimbursed pursuant to any Supplement or Receivables Purchase Agreement), plus all accrued and unpaid interest on all outstanding certificates and receivables purchase interests, and all unpaid fees and expenses under any Supplement or Receivables Purchase Agreement.

A "Servicer Default" means any of the following events:

         (a) failure by the Servicer to make any payment, transfer or deposit, or to give instructions or notice to the Trustee to make certain payments, transfers or deposits, or to instruct the Trustee to make any required drawing, withdrawal or payment under any Enhancement, in each case within one Business Day after the date of the receipt by the Servicer of written notice from the Trustee or any Purchaser Representative that such payment, transfer, deposit, withdrawal or drawing or such instruction or notice is required to be made or given, as the case may be, under the Pooling Agreement, any Supplement or any Receivables Purchase Agreement;

         (b) failure on the part of the Servicer duly to observe or perform in any respect any other covenants or agreements of the Servicer set forth in the Pooling Agreement, any Supplement or any Receivables Purchase Agreement which has a material adverse effect on (i) the Servicer's ability to collect the Receivables or otherwise perform its obligations under the Pooling Agreement, any Supplement or any Receivables Purchase Agreement or
     (ii) the collectibility or value of the Receivables, and which continues unremedied for a period of 45 days after written notice of such failure, requiring the same to be remedied, has been given to the Servicer by the Trustee, any Enhancement Provider, or any Purchaser Representative, or to the Servicer and the Trustee by Investor Certificateholders whose investor certificates evidence not less than 25% of the investor interest of any Certificate Series, or an Enhancement Provider, and which material adverse effect continues for such period; or the delegation by the Servicer of its duties under the Pooling Agreement, except as specifically permitted thereunder;

         (c) any representation, warranty or certification made by the Servicer in the Pooling Agreement, any Supplement or any Receivables Purchase Agreement, or in any certificate delivered pursuant to any of the foregoing, proves to have been incorrect when made which has a material adverse effect on (i) the Servicer's ability to collect the Receivables or otherwise perform its obligations under the Pooling Agreement, any Supplement or any Receivables Purchase Agreement or (ii) the collectibility or value of the Receivables, and which continues to be incorrect in any material respect for a period of 45 days after written notice of such failure, requiring the same to be remedied, has been given to the Servicer by the Trustee, any Enhancement Provider, or any Purchaser Representative, or to the Servicer and the Trustee by Investor Certificateholders whose investor certificates evidence not less than 25% of the investor interest of any Certificate Series, or an Enhancement Provider, and which material adverse effect continues for such period; or

         (d) the occurrence of certain events of bankruptcy, insolvency or receivership of the Servicer.

     Notwithstanding the foregoing, a delay in or failure of performance referred to in clause (a) above for a period of 10 Business Days, or referred to under clause (b) or (c) for a cumulative period of 60 business days, will not


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constitute a Servicer Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by certain natural and man-made disasters. In addition, if there is a Total Systems Failure, the Distribution Date may be postponed for not more than 10 Business Days. A "Total Systems Failure" means a total failure of the computer system (including off-site backup systems) of the Servicer or the Subservicer that contains records relating to the Receivables, the effect of which would make it impossible or impracticable for the Servicer or the Subservicer to perform the acts required to be performed on or in anticipation of a Distribution Date. Upon the occurrence of any of the foregoing events, the Servicer will not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the Pooling Agreement, and the Servicer will provide the Trustee, any Enhancement Provider, and each Purchaser Representative prompt notice of such failure or delay by it, together with a description of the cause of such failure or delay and its efforts to perform its obligations.

     In the event of a Servicer Default, if a conservator or receiver is appointed for the Servicer and no Servicer Default other than such conservatorship or receivership or the insolvency of the Servicer exists, the conservator or receiver may have the power to prevent either the Trustee or the required percentage of the Investor Certificateholders and Receivables Purchasers from effecting a Servicer Transfer.

REPORTS TO SERIES 1999-1 CERTIFICATEHOLDERS

     On each Distribution Date, the paying agent (appointed under the Pooling Agreement, and who will initially be the Trustee, the "Paying Agent") will forward to each Series 1999-1 Certificateholder and each Rating Agency a statement prepared by the Servicer setting forth, among other things: (a) the amount of the distribution on such Distribution Date allocable to principal on the Series 1999-1 Certificates, (b) the amount of such distribution allocable to interest on the Series 1999-1 Certificates, (c) the amount of collections of Principal Receivables and Finance Charge Receivables processed during the preceding Due Period and the amount allocated in respect of the Series 1999-1 Certificates, (d) the Series 1999-1 Investor Interest, the investor interests for each class of Series 1999-1, and various of the allocation percentages described under "Description of the Certificates - Allocation Percentages", (e) the aggregate outstanding balance of Accounts which were 30 to 59, 60 to 89, 90 to 119, and 120 or more days past due as of the end of the last day of the preceding Due Period, (f) the Series 1999-1 Investor Loss Amount and the Series 1999-1 Investor Dilution Amount, and the amounts thereof allocated to each class of Series 1999-1 for the preceding Due Period, (g) the amount of Charge-Offs, the amount thereof allocated to each class of Series 1999-1 for the preceding Due Period, the amount of reimbursements of previous Charge-Offs for the preceding Distribution Date and the aggregate amount of unreimbursed Investor Charge-Offs incurred because of Unfunded Seller Dilution Amounts, (h) the amount of the Investor Servicing Fee, and amount allocated to each class of Series 1999-1, for the preceding Due Period, (i) the Reallocated Principal Collections, and amounts allocated to the Class B Certificates, the Class C Certificates and the Class D Certificate, (j) the Portfolio Yield for the preceding Due Period,
(k) LIBOR on such Distribution Date, and (l) the Available Funds allocable to each class of Series 1999-1.

     On or before January 31 of each calendar year, beginning in the year 2000, the Trustee will furnish to each person who at any time during the preceding calendar year was an Offered Certificateholder of record a statement prepared by the Servicer containing the information required to be contained in the regular monthly report to Offered Certificateholders, as set forth in clauses (a) and
(b) of the foregoing paragraph, aggregated for such calendar year or the applicable portion thereof during which such person was a Series 1999-1 Certificateholder, together with such other customary information (consistent with the treatment of the Offered Certificates as debt) as the Servicer deems necessary or desirable to enable the Offered Certificateholders to prepare their tax returns.

EVIDENCE AS TO COMPLIANCE

     The Pooling Agreement provides that on or before May 30 of each calendar year the Servicer will cause a firm of independent certified public accountants (who may also render other services to the Servicer, the Seller and the Originator) to furnish a report to the Trustee to the effect that such accounting firm has made a study and evaluation of the Servicer's internal accounting controls relative to the servicing of the Accounts for the prior calendar year and


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that, on the basis of such examination, such firm is of the opinion that, assuming the accuracy of reports by the Servicer's third party agents, the system of internal accounting controls in effect on the date of such statement relating to servicing procedures performed by the Servicer, taken as a whole, was sufficient for the prevention and detection of errors in amounts that would be material to the financial statements of Charming Shoppes or the assets of the Trust and that such servicing was conducted in compliance with the sections of the Pooling Agreement with which the independent certified public accountants possess adequate professional knowledge and which are reasonably subject to positive assurance by them, except for such exceptions or errors as such firm believes to be immaterial and such other exceptions as are set forth in such statement. A copy of such report may be obtained by any Investor Certificateholder upon written request to the Trustee.

     The Pooling Agreement provides for delivery to the Trustee on or before May 30 of each calendar year, of an annual statement signed by an officer of the Servicer to the effect that, to the best of such officer's knowledge, the Servicer has fully performed its obligations under the Pooling Agreement throughout the preceding year, or, if there has been a default in the performance of any such obligation, specifying the nature and status of the default.

AMENDMENTS

     The Pooling Agreement and any Supplement (including the Series 1999-1 Supplement) may be amended in writing by the Seller, the Servicer, the holder of the Exchangeable Seller Certificate and the Trustee, upon 10 Business Days' notice to each Purchaser Representative (along with a copy of the form of the proposed amendment), without the consent of Investor Certificateholders of any Certificate Series then outstanding or any Purchaser Representative or Receivables Purchaser, for any purpose; provided, that (a) (i) the Seller delivers an opinion of counsel acceptable to the Trustee and each Purchaser Representative to the effect that such amendment will not adversely affect in any material respect the interest of any Investor Certificateholder, any Receivables Purchaser, or any Enhancement Provider, and (ii) such amendment will not have a Ratings Effect on any outstanding Certificate Series or (b) such amendment is to the Series 1999-1 Supplement and is made to conform the terms of such Supplement to the terms described in this Prospectus.

     The Pooling Agreement and any Supplement may be amended by the Seller, the Servicer, the holder of the Exchangeable Seller Certificate and the Trustee upon 10 Business Days' notice to each Purchaser Representative (along with a copy of the form of the proposed amendment) with the consent of Investor Certificateholders holding investor certificates evidencing undivided Trust interests aggregating not less than 66 2/3% of the investor interests of each Certificate Series adversely affected by such amendment, for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of the Pooling Agreement or any Supplement or modifying in any manner the rights of Investor Certificateholders of any then outstanding Certificate Series; provided, that if any such amendment adversely affects any Receivables Purchase Series, such amendment will require the consent of the related Purchaser Representative. No such amendment, however, may (a) reduce in any manner the amount of, or delay the timing of, distributions required to be made on any such Certificate Series, (b) change the definition of or the manner of calculating the interest, the Loss Amount or the Investor/Purchaser Percentage of any Investor Certificateholder of such Certificate Series, or (c) reduce the aforesaid percentage of undivided interests the holders of which are required to consent to any such amendment, in each case without the consent of all Investor Certificateholders of all Certificate Series adversely affected. Promptly following the execution of any amendment to the Pooling Agreement or any Supplement, the Servicer will furnish written notice of the substance of such amendment to each Investor Certificateholder of each Certificate Series adversely affected thereby, as well as to each Enhancement Provider, each Rating Agency and each Purchaser Representative. Any Supplement or Receivables Purchase Agreement entered into in accordance with the terms of the Pooling Agreement, and any amendments regarding the addition or removal of Receivables from the Trust will not be considered an amendment requiring Investor Certificateholder consent under the provisions of the Pooling Agreement and any Supplement.

     In addition, the Pooling Agreement or any Supplement may also be amended in writing from time to time by the Servicer, the Seller, the holder of the Exchangeable Seller Certificate and the Trustee upon 10 Business Days' notice to each Purchaser Representative (along with a copy of the form of the proposed amendment), without the consent of any Purchaser Representative, Investor Certificateholder or Receivables Purchaser, if the Seller provides the Trustee


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

with: (i) an opinion of counsel to the effect that such amendment or modification would (A) permit the Trust or a relevant portion thereof to be treated as a FASIT, and (B)(1) would not cause the Trust to be classified, for United States Federal income tax purposes, as an association (or publicly traded partnership) taxable as a corporation, and (2) would not cause or constitute an event in which gain or loss would be recognized by any Investor Certificateholder; (ii) a certificate that such amendment or modification would not materially and adversely affect any Investor Certificateholder, Receivables Purchaser or any Enhancement Provider; provided that no such amendment will be deemed effective without the Trustee's consent, if the Trustee's rights, duties and obligations thereunder are thereby modified; and (iii) evidence of that there would be no Ratings Effect as to the investor certificates of any Certificate Series.

LIST OF INVESTOR CERTIFICATEHOLDERS

     Upon written request of Series 1999-1 Certificateholders of record representing undivided interests in the Trust aggregating not less than 10% of the Series 1999-1 Investor Interest, the Trustee, after having been adequately indemnified by such Investor Certificateholders for its costs and expenses, and having given the Servicer notice that such request has been made, will afford such Investor Certificateholders access during business hours to the current list of Investor Certificateholders of the Trust for purposes of communicating with other Investor Certificateholders with respect to their rights under the Pooling Agreement. See "--Book-Entry Registration" and "--Definitive Certificates" above.

THE TRUSTEE

     First Union National Bank is the Trustee under the Pooling Agreement. The Corporate Trust Department of First Union National Bank is located at 123 S. Broad Street, Philadelphia, Pennsylvania 19109, telephone number (215) 985-7585. The Seller, the Servicer and their respective affiliates may from time to time enter into normal banking and trustee relationships with the Trustee and its affiliates. The Trustee, the Seller, the Servicer and any of their respective affiliates may hold Series 1999-1 Certificates in their own names. In addition, for purposes of meeting the legal requirements of certain local jurisdictions, the Trustee will have the power to appoint a co-trustee or separate trustees of all or any part of the Trust. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Pooling Agreement will be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee is incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee, who will exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

     The Trustee may resign at any time, in which event the Servicer will be obligated to appoint a successor Trustee. The Servicer may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Pooling Agreement or if the Trustee becomes insolvent. In such circumstances, the Seller or the Servicer will be obligated to appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee does not become effective until acceptance of the appointment by the successor Trustee.


                      DESCRIPTION OF THE PURCHASE AGREEMENT

RESTRUCTURING OF TRUST

     Upon formation of the Trust pursuant to the Pooling and Servicing Agreement (the "Prior Pooling Agreement") dated as of December 24, 1992 (the "Initial Closing Date"), the Originator conveyed to the Trust, without recourse (except as expressly provided in the Prior Pooling Agreement), all of its right, title and interest in and to (i) the Receivables then existing and thereafter created and arising from time to time in connection with the Accounts, until the termination of the Trust, and (ii) the following assets with respect thereto (collectively, the "Related Assets"): all monies due or to become due with respect thereto, all amounts received in respect thereof, all Recoveries (including all Insurance Proceeds) relating to such Receivables, all rights, remedies, powers and privileges with respect to the Receivables, and all proceeds of the foregoing.


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

     In November of 1997, the current Pooling Agreement was executed to, among other things, cause transfers from the Originator to be made initially to the Seller rather than the Trust. In connection with such restructuring, the Originator conveyed to the Seller pursuant to the Purchase Agreement, without recourse (except as expressly provided in the Purchase Agreement), all of the Originator's right, title and interest in and to (i) the Receivables then existing and arising from the Accounts, all Related Assets with respect thereto (subject, in each case, to the prior rights of the Trust therein pursuant to the Prior Pooling Agreement), the Exchangeable Seller Certificate, and all of its right, title and interest in its capacity as seller (but not as servicer) under the Prior Pooling Agreement (collectively, the "Existing Assets"), and (ii) all Receivables then existing and arising from time to time from the Accounts and Related Assets with respect thereto (other than the Existing Assets), other than Principal Receivables originated after the Purchase Termination Date or the occurrence of certain Insolvency Events with respect to the Seller.

     In connection with such conveyance to the Seller, the Originator has filed such financing statements and has agreed to file continuation statements with respect thereto as are necessary to perfect the conveyance to the Seller of the Receivables then existing and thereafter created and the first priority nature of the Seller's interest therein. In addition, the Originator has (a) indicated in its computerized pool index file (identifying revolving credit card accounts of the Originator) that Receivables created in connection with the Accounts have been conveyed to the Seller pursuant to the Purchase Agreement and conveyed by the Seller to the Trustee pursuant to the Pooling Agreement, and (b) delivered to the Seller and the Trustee a computer file or microfiche or written list containing a true and complete list of all such Accounts, identified by account number, obligor name and address, and setting forth the Receivables balance as of a specified date. The Originator has agreed not to alter its pool index file with respect to any Account during the term of the Purchase Agreement unless and until such Account becomes a Removed Account.

     The Originator and the Seller intend under the Purchase Agreement that if, and to the extent that, such conveyance of assets pursuant to the Purchase Agreement is not deemed to be a sale of such assets, then the Originator will deemed thereunder to have granted to the Seller a first priority perfected security interest in all of the Originator's right, title and interest in, to and under the Receivables then existing and thereafter created and arising from time to time in connection with the Accounts, all monies due or to become due with respect thereto, all amounts received in respect of the Receivables, all Recoveries, all rights, remedies, powers and privileges with respect to the Receivables, and all proceeds of the foregoing.

PURCHASE PRICE FOR RECEIVABLES

     The purchase price for each Receivable (and the Related Assets with respect thereto) conveyed to the Seller will be calculated to provide the Originator with a reasonable return on the sale of such Receivable.

     On each Distribution Date, the Originator and the Seller settle as to the purchase price for Receivables and Related Assets conveyed to the Seller during the related Due Period. If, on any Distribution Date, the amount of cash available to the Seller to pay the purchase price owed to the Originator on that day is less than such purchase price, then the Seller will account for such amount on its books and records as deferred purchase price payable to the Originator. Such deferred purchase price, along with any accrued interest thereon will be paid on the next Distribution Date on which the Seller has cash available prior to any payment with respect to Receivables conveyed to the Seller during the Due Period related to such Distribution Date. The Seller will pay interest on the deferred purchase price outstanding from time to time under the Purchase Agreement at a variable rate per annum equal to the rate of interest published in The Wall Street Journal as the "prime rate" as of the last Business Day of the most recent Due Period. Such interest will be computed on the basis of the actual number of days elapsed and a 365-day year.

     With respect to each Due Period, the purchase price that otherwise would be paid to the Originator with respect to Receivables subsequently generated by the Originator will be decreased by an amount equal to the Dilution Amount. If any decrease is required in the purchase price with respect to subsequently generated Receivables pursuant to the preceding sentence at any time (i) when an Early Amortization Event exists or (ii) on or after the


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

Purchase Termination Date, then, in lieu of such reduction, the amount by which the purchase price due to the Originator should have been so reduced will be deposited by the Originator in same day funds into the Collection Account for application by the Servicer to the same extent as if collections of the applicable Receivable in such amount had actually been received on such date.

REPRESENTATIONS AND WARRANTIES

     The Originator will represent and warrant to the Seller as of the Initial Closing Date and as of the Closing Date that, among other things, (a) the Originator is a national banking association duly organized and validly existing under the laws of the United States of America and has full corporate power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under the Purchase Agreement and each other Transaction Document to which it is a party; (b) the execution and delivery by the Originator of the Purchase Agreement and each other Transaction Document to which it is a party and the consummation of the transactions provided for thereunder have been duly authorized by the Originator by all necessary corporate action, and the Purchase Agreement and each other Transaction Document will remain, from the time of its execution, an official record of the Originator, and will constitute a legal, valid and binding obligation of the Originator, enforceable against the Originator in accordance with its terms, except as such enforceability may be limited by applicable Debtor Relief Laws; (c) the execution, delivery and performance by the Originator of the Purchase Agreement and each other Transaction Document will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which the Originator is a party or by which it or any of its properties are bound, and will not conflict with or violate in any material respect any legal requirements applicable to the Originator; (d) all appraisals, authorizations, consents, orders or other actions of any person or of any governmental body or official required in connection with the execution, delivery and performance by the Originator of the Purchase Agreement and each other Transaction Document have been obtained; (e) as of the Initial Cut Off Date (or in the case of an Additional Account, the applicable cut off date therefor (the "Addition Cut Off Date")), each Account was an Eligible Account and no selection procedures adverse to Investor Certificateholders (including Series 1999-1 Certificateholders) or Receivables Purchasers have been employed by the Originator in selecting the Accounts from among the Eligible Accounts in the Originator's credit card account portfolio; (f) as of the Initial Closing Date and as of the Closing Date, deposits in the Originator's deposit accounts were insured to the limits provided by law by the Bank Insurance Fund administered by the FDIC; and (g) the Originator is not insolvent and no Insolvency Event with respect to the Originator has occurred, and the transfer of Receivables by the Originator has not been made in anticipation of any such insolvency or Insolvency Event. "Insolvency Event" means the occurrence of certain events of bankruptcy, insolvency or receivership, subject to grace periods in the case of involuntary events.

     In addition, the Originator will represent and warrant to the Seller as of the Initial Closing Date, as of the Closing Date, and with respect to any Additional Accounts as of the related Addition Date, that the Purchase Agreement constitutes either (a) a valid sale to the Seller of all right, title and interest of the Originator in and to the Receivables then existing and thereafter created and arising from time to time in connection with the Accounts, all monies due or to become due with respect thereto, all amounts received in respect of the Receivables, all Recoveries, all rights, remedies, powers and privileges with respect to the Receivables, and all proceeds of the foregoing, and such property will be held by the Seller free and clear of any Lien of any person claiming through or under the Originator or any of its affiliates, or (b) a grant of a security interest (as defined in the UCC as in effect in any applicable jurisdiction) in such property to the Seller, which is enforceable with respect to the Receivables then existing and thereafter created and arising from time to time in connection with the Accounts, all monies due or to become due with respect thereto, all amounts received in respect of the Receivables, all Recoveries, all rights, remedies, powers and privileges with respect to the Receivables, and all proceeds of the foregoing, upon such creation. The Originator will further represent and warrant that to the extent the Purchase Agreement constitutes the grant of a security interest to the Seller in such property, the Seller has a first priority perfected security interest in such property (subject to applicable provisions of the UCC relating to perfected security interests in proceeds). See "Certain Legal Aspects of the Receivables" and "Risk Factors."


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

     The Originator will further represent and warrant to the Seller as of the Initial Closing Date, as of the Closing Date, and with respect to any Additional Accounts as of the related Addition Date, that (a) each Receivable then existing has been conveyed to the Seller free and clear of any Lien of any person claiming through or under the Originator or any of its affiliates and in compliance, in all material respects, with all legal requirements applicable to the Originator; (b) with respect to each Receivable, all consents, licenses, approvals or authorizations of or registrations or declarations with any governmental authority required to be obtained, effected or given by the Originator in connection with the conveyance of such Receivable to the Seller have been duly obtained, effected or given and are in full force and effect; (c) on each day on which any new Receivable is created, that (i) each Receivable created on such day is an Eligible Receivable, (ii) each Receivable created on such day has been conveyed to the Purchaser in compliance, in all material respects, with all legal requirements applicable to the Originator, (iii) with respect to each such Receivable, all consents, licenses, approvals or authorizations of or registrations or declarations with, any governmental authority required to be obtained, effected or given by the Originator in connection with the conveyance of such Receivable to the Seller have been duly obtained, effected or given and are in full force and effect, and (iv) the representations and warranties set forth in the preceding paragraph are true and correct with respect to each Receivable created on such day as if made on such day; and (d) as of the Initial Cut Off Date, and with respect to Additional Accounts as of the related Addition Cut Off Date, the schedules to the Purchase Agreement and the related computer file or microfiche or written list delivered to Seller in connection therewith is an accurate and complete listing in all material respects of all of the Accounts, and the information contained therein with respect to the identity of such Accounts and the Receivables existing thereunder is true and correct in all material respects as of the Initial Cut Off Date or such applicable Addition Cut Off Date.

     The foregoing representations and warranties of the Originator under the Purchase Agreement are substantially similar to the representations and warranties that will be made by the Seller to the Trust under the terms of the Pooling Agreement. If the Seller has an obligation under the Pooling Agreement to remove Receivables for breaches of certain of its representations and warranties with respect thereto, or in some cases to accept reassignment of the entire Trust Portfolio, the Originator will have a corresponding obligation under the Purchase Agreement to accept the reassignment of such Receivables or reassignment of the entire Trust Portfolio, as the case may be. In each such case, this will constitute the Seller's sole remedy in the event of a breach by the Originator of such representations and warranties. See "The Pooling Agreement -- Representations and Warranties." If any Receivables (but less than the entire Trust Portfolio) are to be reassigned to the Originator, the Originator will pay to the Seller an amount equal to the outstanding unpaid balance for the Receivable so reassigned. The Originator will make such payment in cash if the Seller is obligated to pay the Trust in cash therefor under the Pooling Agreement, with such payment to be made directly by the Originator into the Collection Account; otherwise, the Originator will make payment for reassigned Receivables by reducing the purchase price that the Seller must pay for new Receivables or the amount then owing with respect to any deferred purchase price; provided, that if such amount is paid to in cash, then the Originator will deposit such amount to the Collection Account in immediately available funds no later than the date on which the Seller is required to make cash payment with respect to such ineligible Receivables pursuant to the Pooling and Servicing Agreement. If the Originator is required to accept the reassignment of the entire Trust Portfolio, then it will deposit into the Collection Account the entire outstanding unpaid balance of the Receivables being so reassigned.

CERTAIN COVENANTS

     The Originator agrees in the Purchase Agreement that it will comply with and perform its obligations under the cardholder agreements relating to the Accounts and the Cardholder Guidelines except insofar as any failure to comply or perform would not materially and adversely affect the rights of the Seller, Trust, the Investor Certificateholders, any Enhancement Provider or any Receivables Purchasers. The Originator may change the terms and provisions of the cardholder agreements or the Cardholder Guidelines in any respect (including, without limitation, the reduction of the required minimum monthly payment, the calculation of the amount, or the timing, of charge-offs and the periodic finance charges and other fees to be assessed thereon), unless such change would have a material adverse effect on the collectibility of the Receivables; provided, however, that the Originator may not change the required minimum monthly payment or periodic finance charge unless, after five Business Days' prior


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

written notice to the Rating Agency of any such change, the Rating Agency has provided written notice to the Originator that there will be no Ratings Effect or unless such change is mandated by applicable law.

     Following the Purchase Termination Date and to the extent permitted by applicable law, the Originator agrees that payments on each Account with respect to the principal balance of such Account will be allocated first to the oldest principal balance of such Account. The Originator and Seller have agreed that Finance Charge Receivables, whenever created or accrued in respect of Principal Receivables which have been conveyed to the Seller (and by the Seller to the Trust) will continue to be a part of the Trust notwithstanding any cessation of the transfer of additional Principal Receivables to the Seller, and collections with respect thereto will continue to be allocated and paid in accordance with the Pooling Agreement and the Series 1999-1 Supplement.

     In addition to the foregoing covenants, the Originator has covenanted with the Seller in the Purchase Agreement that, among other things, that (a) the Originator will take no action to cause any Receivable to be evidenced by any instrument (as defined in the UCC as in effect in any applicable jurisdiction); each Receivable is payable pursuant to a contract which does not create a Lien on any goods purchased thereunder; and the Originator will take no action to cause any Receivable to be anything other than an "account," or a "general intangible" or the "proceeds" of either for purposes of the UCC as in effect in any applicable jurisdiction; (b) except for the conveyances contemplated in the Purchase Agreement, the Originator will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any Receivable, whether then existing or thereafter created, or any interest therein; the Originator will promptly notify the Seller of the existence of any Lien on any Receivable; and the Originator will defend the right, title and interest of the Seller in, to and under the Receivables, whether then existing or thereafter created, against all claims of third parties claiming through or under the Originator, subject in each case to certain permitted liens; (c) the Originator agrees to pay to the Servicer all payments received by the Originator in respect of the Receivables as soon as practicable after receipt thereof by the Originator; (d) the Originator covenants and agrees that it will not convey the Accounts to any person prior to the termination of the Purchase Agreement and the Pooling Agreement; (e) the Originator will keep its principal place of business and chief executive office and the office where it keeps its records concerning the Receivables at the address of the Originator set forth in the Purchase Agreement or, upon 30 days' prior written notice to the Seller, the Trustee and each Purchaser Representative, at any other locations in jurisdictions where all actions reasonably requested by the Seller or the Trustee to protect and perfect the interest in the Receivables have been taken and completed; and (f) the Originator will take all reasonable steps to maintain its existence as a corporation separate and apart from the Seller and to make it apparent to third persons that the Originator is an entity with assets and liabilities distinct from those of the Seller and that the Seller is not a division of the Originator.

ADDITION AND REMOVAL OF ACCOUNTS

     In the event the Seller is required under the Pooling Agreement to designate additional Eligible Accounts as Additional Accounts, the Originator (if it so elects) will designate such Eligible Accounts as Additional Accounts and will convey to the Seller Receivables in such Additional Accounts subject to the same qualifications and restrictions as are set forth in the Pooling Agreement with respect to the Seller; provided, that the failure of the Originator to transfer Receivables to the Seller solely as a result of the unavailability of a sufficient amount of Eligible Receivables will not constitute a breach of the Purchase Agreement; provided further, that any such failure which has not been timely cured will nevertheless result in the occurrence of an Early Amortization Event with respect to each Series for which, pursuant to a supplement to the Pooling Agreement (a "Supplement") the Supplement therefor, a failure by the Seller to timely convey Receivables in Additional Accounts to the Trust constitutes a "Series Early Amortization Event" (as defined in such Supplement).

     On any day of any Due Period if so requested by the Originator (such day, a "Removal Date"), and if such request is permitted under the Pooling Agreement, the Seller will require the reassignment to it, which the Seller will reassign to a person designated by the Originator, of all of the Seller's and the Trustee's right, title and interest in, to and under the Receivables in the Removed Accounts, upon satisfaction of the following conditions: (i) the removal of any Receivables of any Removed Accounts on any Removal Date will not, in the reasonable belief of the Originator, cause an Early Amortization Event to occur, or result in the failure of the Seller to make any payment


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

specified in the related Supplement or Receivables Purchase Agreement with respect to any Series; (ii) on or prior to the date of removal, the Originator has delivered to the Seller and the Trustee (with a copy to each Purchaser Representative) for execution a written assignment, together with a computer file or microfiche or written list containing a true and complete list of all Removed Accounts identified by account number and the aggregate amount of Receivables in such Removed Accounts; (iii) the Originator will represent and warrant that no selection procedures believed by it to be materially adverse to the Investor Certificateholders or any Receivables Purchasers or any Enhancement Provider were utilized in selecting the Removal Accounts; (iv) the Originator has provided to the Seller such information, certificates, opinions and other materials as are reasonably necessary to enable the Seller to satisfy its obligations under the Pooling Agreement with respect to such Removed Accounts;
(v) the Originator has delivered to the Seller, the Trustee, each Purchaser Representative and each Enhancement Provider an officer's certificate confirming the items set forth in clauses (i) through (iii) above; and (vi) no Early Amortization Event has occurred with respect to any Series.

     The Originator will pay the Seller, for each Receivable arising in the Removed Accounts, a reassignment price equal to the unpaid amount owed in respect of each such Receivable, which payment will be made in cash in immediately available funds by the Originator depositing such funds to the Collection Account no later than the time such reassignments become effective. No Account may be reassigned under the Purchase Agreement if such removal would be prohibited by or inconsistent with the terms of any Supplement or Receivables Purchase Agreement.

TERMINATION OF PURCHASE AGREEMENT

     So long as no Series is outstanding, the Originator may terminate its agreement to sell Receivables under the Purchase Agreement to the Seller by giving Seller and the Trustee not less than 15 days' prior written notice (or such shorter time as is acceptable to the Trustee) of its election not to continue to sell Receivables to the Seller; provided, that such notice specifies the effective date of such termination.

     Unless otherwise agreed to by the Originator and the Seller in writing, the agreement of the Originator to sell Receivables under the Purchase Agreement, and the agreement of the Seller to purchase Receivables from the Originator under the Purchase Agreement, will terminate automatically upon the termination of the Trust as provided under the Pooling Agreement. Also, Principal Receivables originated after the occurrence of an Insolvency Event with respect to the Originator will not be conveyed to the Seller under the Purchase Agreement.

     The "Purchase Termination Date" means the earlier to occur of the (a) the date specified by the Originator pursuant to the first paragraph of this section, or (b) any event referred to in the second paragraph of this section.


                      DESCRIPTION OF THE SECURITY AGREEMENT

     As additional protection for the Series 1999-1 Certificateholders if the transfers effected pursuant to the Purchase Agreement are characterized as other than an absolute sale of Receivables (whether in the context of insolvency, liquidation or similar proceedings regarding the Originator or otherwise), the Originator has executed a Security Agreement in favor of the Trustee (the "Security Agreement") pursuant to which the Originator granted to the Trustee, for the benefit of all Secured Parties, a security interest in its right, title and interest in the Receivables then existing and thereafter arising, all collections due or to become due with respect thereto, including, without limitation, Recoveries, all rights, remedies, powers and privileges with respect to the Receivables, and all proceeds of the foregoing, to secure the Secured Obligations.

     A "Secured Party" is any Investor Certificateholder (including any Series 1999-1 Certificateholder), any Receivables Purchaser, and any Enhancement Provider, other than, in each case, any person that is an affiliate of the Originator.


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
      "Secured Obligations" means (a) the rights of each Secured Party (i) if an Investor Certificateholder (including a Series 1999-1 Certificateholder), to be paid its share of the applicable series investor interest under the applicable Supplement (in the case of Series 1999-1, the Series 1999-1 Investor Interest), interest thereon at the rate specified in such Supplement, and any other amounts owed to it under the terms of such Supplement, (ii) if a Receivables Purchaser or a Purchaser Representative, to be paid an amount equal to the interest in the Receivables Purchase Series held by it, yield on such interest at the rate specified in the applicable Receivables Purchase Agreement and other amounts owed to it under such Receivables Purchase Agreement, and (iii) if an Enhancement Provider, to be paid any Enhancement Invested Amount specified in the applicable Supplement, yield thereon as provided in such Supplement and other amounts payable to the Enhancement Provider under such Supplement, and (b) all other obligations of the Originator under the Transaction Documents if such obligations are to or for the benefit of any Secured Party; provided, however, that no holder of a Secured Obligation will be entitled to receive proceeds of the security interest created under the Security Agreement in excess of the amount such holder would have received if the transfer of assets under the Purchase Agreement were determined to be an absolute sale of such assets by the Originator to the Seller.


                      CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

INSOLVENCY LAWS AFFECTING TRANSFERS

      In connection with the Purchase Agreement and the Pooling Agreement, there are three transfers of Receivables to consider: the transfer by the Originator to the Seller pursuant to the Purchase Agreement; the transfer by the Seller to the Trustee pursuant to the Pooling Agreement; and the transfer by the Originator to the Trustee pursuant to the Security Agreement. While the Originator and the Seller intend the transfer from the Originator to the Seller pursuant to the Purchase Agreement to be an absolute conveyance, it is possible that creditors or other persons (including a trustee, receiver or conservator of the Originator, or the Originator as debtor-in-possession) could take the position that such transfer instead constituted a grant of a security interest in the Receivables. The Seller intends the transfer of Receivables to the Trustee to be either an absolute conveyance or the grant of a security interest. The transfer by the Originator to the Trustee under the Security Agreement is intended to be characterized as the grant of a security interest. The effect of characterizing any of the foregoing transfers as the grant of a security interest is discussed below.

      Transfers by the Originator. Under the Federal Deposit Insurance Act, as amended, a conservator or receiver for a federally insured bank can avoid certain security interests granted by the bank. In its 1993 policy statement regarding security interests, the FDIC indicated that it would not seek to avoid a security interest that was validly perfected before the insolvency of the bank if certain other conditions were satisfied, including that such security interest was not granted or taken in contemplation of insolvency or with the intent to hinder, delay or defraud such bank or its creditors. One of such conditions was that the security interest not be granted for the benefit of any affiliate of the bank. Consequently, if the transfer by the Originator to the Seller under the Purchase Agreement were characterized as the grant of a security interest, it may not benefit from the policy statement. To provide additional protection to holders of Series 1999-1 Certificates (and to carry out the intent of the parties), the Originator has granted a security interest directly to the Trustee under the Security Agreement for the benefit of (among others) the Series 1999-1 Certificateholders (other than affiliates of the Originator). It is possible, however, that a conservator or receiver for the Originator could assert a position contrary to the policy statement and seek to avoid the security interest and/or recover payments to the Seller or the Trustee with respect to Receivables. In addition, a conservator or receiver would require the Seller or the Trustee to establish its right to payments on the Receivables by submitting to and completing the administration claims procedures under the FDIA, or may request a stay of proceedings with respect to the Originator as provided under the FDIA. In any or all of such events, delays in payments on the Series 1999-1 Certificates and possible reductions in the amount of those payments could occur.

      Notwithstanding the foregoing, the FDIC may repudiate contracts determined by it to be burdensome and, in such case, claims (and therefore any security interests securing such claims) would be limited to "actual direct compensatory damages". While a 1990 policy statement of the RTC regarding direct collateralized borrowings of


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
savings associations indicated that "actual direct compensatory damages" would include outstanding principal plus interest accrued to the date of payment in the case of a secured loan, in one case a federal district court held that such damages constituted the fair market value of the repudiated bonds as of the date of repudiation in the case of a direct issuance by a bank of securities. The FDIC has not adopted a policy statement on direct collateralized borrowings by banks. However, the FDIC in its 1993 policy statement regarding security interests, indicated that in the case of repudiation of a secured obligation by the FDIC, as conservator or receiver, the liability for such repudiation is limited to actual direct compensatory damages, as provided in the FDIA, determined as of the date of appointment.

      In addition, the appointment of a receiver or conservator could result in administrative expenses of the receiver or conservator having priority over the interests of the Seller or the Trustee in the Receivables. The FDIC, as conservator or receiver, would also have the rights and powers conferred under applicable federal or state laws. If the FDIC were appointed as conservator or receiver of the Originator, certain administrative expenses of the conservator, receiver or banking authorities may have priority over the interest of the Seller or the Trustee in the Receivables.

      If the only triggering event to occur is the insolvency of the Seller or the appointment of a conservator or receiver for the Originator, the FDIC, as conservator or receiver of the Originator, would have the power to prevent the early sale, liquidation or disposition of the Receivables. The conservator or receiver may also have the power to cause the early sale of the Receivables and therefore the early retirement of the Series 1999-1 Certificates, and to prohibit the continued transfer of Receivables to the Seller.

      Transfers by the Seller. The Seller will warrant in the Pooling Agreement that the transfer of the Receivables is either a sale to the Trustee or a grant of a first priority perfected security interest in the Receivables to the Trustee. The Seller will take certain actions under the UCC in effect in Delaware (the principal place of business of the Seller) to perfect the Trustee's interest in the Receivables. Nevertheless, a tax or other statutory or nonconsensual lien on the property of the Originator or the Seller arising before an interest in a Receivable is transferred to the Trustee may have priority over the Trustee's interest in such Receivable. If the Seller were to become a debtor in a bankruptcy case and a bankruptcy trustee or creditor of the Seller were to take the position that the transfer of an interest in the Receivables to the Trustee should be recharacterized as a pledge of such Receivables, then delays in distributions on the Series 1999-1 Certificates or reductions in such distributions could result.

      Upon the occurrence of an Early Amortization Event, if the Seller were the subject of bankruptcy or insolvency proceedings, the bankruptcy court may have the power to prevent the early sale, liquidation or disposition of the Receivables and the commencement of an Early Amortization Period.

OTHER ISSUES UNDER INSOLVENCY LAWS

      While the Originator or any of its affiliates is the Servicer, cash collections held by such entity may, subject to certain conditions, be commingled and used for the benefit of such entity prior to the date on which such collections are required to be deposited in the Collection Account. In the event of the insolvency or receivership of such servicing entity or, in certain circumstances, the lapse of certain time periods provided for in the UCC, the Trust may not have a perfected interest in such collections and, in such event, the Trust may suffer a loss of all or part of such collections which may result in a loss to Series 1999-1 Certificateholders.

      If an Insolvency Event were to occur with respect to the Originator or the Seller, then an Early Amortization Event would occur with respect to each Series and, pursuant to the terms of the Pooling Agreement, new Principal Receivables would not be transferred to the Trust and the Trustee would sell the Receivables (unless Investor Certificateholders holding certificates of each Certificate Series evidencing more than 50% of the aggregate unpaid principal amount of each such Certificate Series and, in the case of any Certificate Series with respect to which there is an Enhancement Invested Amount, any Enhancement Provider with respect thereto, and each Purchaser Representative instruct otherwise), thereby causing early termination of the Trust. The proceeds of the sale of Receivables will be treated as collections on the Receivables and allocated accordingly among the investor certificates of each Certificate Series, the Receivables Purchase Series and the Exchangeable Seller Certificate.


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
Series 1999-1 Certificateholders will experience a loss if the sum of (a) the portion of the proceeds of such sale allocable to the Series 1999-1 Certificateholders and (b) the proceeds of any collections on the Receivables in the Collection Account allocated to the Series 1999-1 Certificates is insufficient to pay such Series 1999-1 Certificateholders in full. Upon the occurrence of an Insolvency Event with respect to the Originator or the Seller, if no Early Amortization Event other than such Insolvency Event with respect to the Originator or the Seller exists, the FDIC or the relevant court may have the power to continue to require the Originator to transfer new Principal Receivables to the Seller (and require the Seller to transfer such Receivables to the Trust) and to prevent the early sale, liquidation or disposition of the Receivables and the commencement of the Early Amortization Period.

      In the event of a Servicer Default, if a conservator, receiver or liquidator is appointed for the Servicer, and no Servicer Default other than such conservatorship, receivership, liquidation or insolvency of the Servicer exists, the conservator, receiver or liquidator may have the power to prevent either the Trustee, Investor Certificateholders and Receivables Purchasers from appointing a successor Servicer.

      Application of Federal and state bankruptcy and debtor relief laws would affect the interest of Series 1999-1 Certificateholders in the Receivables if such laws result in any Receivables being charged off as uncollectible.

CONSUMER PROTECTION LAWS

      The Accounts and Receivables are subject to numerous Federal and state consumer protection laws which impose requirements on the making, enforcement and collection of consumer loans. The United States Congress and the states may enact laws and amendments to existing laws to regulate further the credit card and consumer revolving loan industry or to reduce finance charges or other fees or charges applicable to credit card and other consumer revolving loan accounts. Such laws, as well as any new laws or rulings which may be adopted, may adversely affect the Servicer's ability to collect on the Receivables or maintain the current level of periodic rate finance charges and other fees and charges with respect to the Accounts. In addition, failure by the Servicer to comply with such requirements could adversely affect the Servicer's ability to enforce the Receivables.

      Pursuant to the Pooling Agreement and the Purchase Agreement, the Seller and the Originator, respectively, make certain representations and warranties relating to the validity and enforceability of the Accounts and the Receivables. The Trustee will not, however, make any examination of the Receivables or the records relating thereto for purposes of establishing the presence or absence of defects, compliance with such representations or warranties, or for any other purpose. The sole remedy if any such representation or warranty is breached, and such breach continues beyond the applicable cure period, is that the Receivables affected thereby will be reassigned to the Seller under the Pooling Agreement for reassignment, in turn, by the Seller to the Originator under the Purchase Agreement. In addition, in the event of the breach of certain representations and warranties the Seller and Originator may be obligated to accept the reassignment of the entire Trust portfolio of Receivables. Payments made in respect of any such reassignment of Receivables by the Seller or the Originator may be recoverable by or on behalf of the payor thereof in the event of the payor's bankruptcy, where such payments were made within one year prior to the filing of a bankruptcy case with respect to such payor.


                      U.S. FEDERAL INCOME TAX CONSEQUENCES

GENERAL

      The following discussion, summarizing the material Federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates, is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), proposed, temporary and final Treasury regulations thereunder, and published rulings and court decisions in effect as of the date hereof, all of which are subject to change, possibly retroactively. To the extent that the following summary relates to matters of law or legal conclusions with respect thereto, such summary represents the opinion of Mayer, Brown & Platt, special United States Federal tax counsel for the Seller subject to the qualifications set forth herein. Mayer, Brown & Platt have prepared or reviewed the statements in this


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
prospectus under the heading "U.S. Federal Income Tax Consequences," and are of the opinion that such statements are correct in all material respects. This discussion does not address every aspect of the Federal income tax laws that may be relevant to holders of Offered Certificates in light of their personal investment circumstances or to certain types of Certificate Owners subject to special treatment under the Federal income tax laws such as banks, insurance companies, holders that will hold the Offered Certificates as a position in a "straddle" for tax purposes or as a part of a "synthetic security" or "conversion transaction" or other integrated investment comprised of the Offered Certificates and one or more other investments, certain financial institutions, dealers in securities, or holders that have a functional currency other than the United States dollar. Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service (the "IRS") with respect to any of the federal income tax consequences discussed below and no assurance can be given that the IRS will not take contrary positions. Accordingly, investors should consult their own tax advisors regarding Federal, state, local, foreign and any other tax consequences to them of any investment in the Offered Certificates. PROSPECTIVE INVESTORS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS WITH REGARD TO THE FEDERAL TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, OR DISPOSITION OF INTERESTS IN SERIES 1999-1 SENIOR CERTIFICATES, AS WELL AS THE TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, FOREIGN COUNTRY, OR OTHER TAXING JURISDICTION.

CHARACTERIZATION OF THE CERTIFICATES AS INDEBTEDNESS

      Mayer, Brown & Platt will act as special tax counsel to the Seller ("Special Tax Counsel") and will, upon issuance of Offered Certificates, render an opinion to the Seller based on the assumptions and qualifications set forth therein that, although no transaction closely comparable to that contemplated herein has been the subject of any Treasury regulation, revenue ruling or judicial decision, the Offered Certificates will be treated as indebtedness for United States Federal income tax purposes. A copy of such opinion will be available to investors in Offered Certificates upon request. However, opinions of counsel are not binding on the Internal Revenue Service (the "IRS"), and there can be no assurance that the IRS could not successfully challenge this conclusion.

      The Seller expresses in the Pooling Agreement its intent that for United States federal, state and local income and franchise tax purposes, the Offered Certificates will be indebtedness. The Seller, the Servicer and each Offered Certificateholder and Certificate Owner, by acquiring an interest in a Series 1999-1 Certificate, agrees or will be deemed to agree to treat the Series 1999-1 Certificates as indebtedness for United States Federal, state and local income or franchise tax purposes. However, because different criteria are used to determine the non-tax accounting characterization of the transactions contemplated by the Pooling Agreement, the Seller expects to treat such transactions, for regulatory and financial accounting purposes, as a sale of an ownership interest in the Receivables and not as a debt obligation.

      In general, whether for Federal income tax purposes a transaction constitutes a sale of property or a loan, the repayment of which is secured by the property, is a question of fact, the resolution of which is based upon the economic substance of the transaction rather than its form or the manner in which it is labeled and the substance of the transaction in which the Series 1999-1 Certificates are issued is consistent with the treatment of the Series 1999-1 Certificates as debt for United States federal income tax purposes.
While the IRS and the courts have set forth several factors to be taken into account in determining whether the substance of a transaction is a sale of property or a secured indebtedness for Federal income tax purposes, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership thereof. Special Tax Counsel has concluded that the characterization of the Series 1999-1 Certificates, for United States federal income tax purposes, would be governed by the substance of the transaction, which is the issuance of debt.

      Although there are certain judicial precedents holding that, under appropriate circumstances, a taxpayer should be required to treat a transaction in accordance with the form chosen by the taxpayer, regardless of the transaction's substance, Special Tax Counsel has concluded that these authorities should not be applied to the Offered Certificates in this case to require the issuance of such Certificates to be treated as a sale rather than as an issuance of indebtedness.


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
      Except as otherwise expressly indicated, the balance of this discussion assumes that the Offered Certificates will be treated as debt obligations for federal income tax purposes.

TAXATION OF INTEREST INCOME OF CERTIFICATEHOLDERS

      As set forth above, Special Tax Counsel will render an opinion to the Seller that the Offered Certificates will constitute indebtedness for United States Federal income tax purposes, and accordingly, interest thereon generally will be includible in income by the holders thereof as ordinary income when received (in the case of a cash basis taxpayer) or accrued (in the case of an accrual basis taxpayer) in accordance with their respective methods of tax accounting. Interest received on the Offered Certificates may also constitute "investment income" for purposes of certain limitations of the Code concerning the deductibility of investment interest expense.

      It is not anticipated that the Offered Certificates will be issued with original issue discount ("OID") within the meaning of Section 1273 of the Code. If, however, the Offered Certificates are issued at a greater than de minimis discount or are treated as having been issued with OID under the Treasury Regulations, then the following rules will apply. The excess of the payments other than "qualified stated interest" with respect to the Offered Certificates over their original issue price (in this case, the initial offering price at which a substantial amount of the Offered Certificates are sold to the public) will constitute OID. Qualified stated interest generally includes stated interest that is payable unconditionally at least annually at a single fixed rate that appropriately takes into account the length of the interval between payments. The owner of an Offered Certificate must include OID in income as interest over the term of the certificate under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income. Accordingly, cash basis taxpayers would effectively be treated as being on the accrual method and therefore be required to include interest in income prior to the receipt of cash representing that income. Under the Code, special rules relating to original issue discount, market discount and acquisition premium apply with respect to debt obligations that are subject to acceleration as a result of prepayments of other obligations securing the debt obligation. It is uncertain whether such special rules apply to the Offered Certificates. If they were to apply, the Seller would calculate and report original issue discount, if any, based upon a reasonable prepayment assumption.

      A holder who purchases an Offered Certificate at a discount from its adjusted issue price may be subject to the "market discount" rules of the Code. These rules provide, in part, for the treatment of gain attributable to accrued market discount as ordinary income upon the receipt of partial principal payments or on the sale or other disposition of the Offered Certificate, and for the deferral of interest deductions with respect to debt incurred to acquire or carry the Offered Certificate.

      A subsequent holder who purchases an Offered Certificate at a premium may elect to amortize and deduct this premium over the remaining term of the Offered Certificate in accordance with rules set forth in Section 171 of the Code.

SALE OF A CERTIFICATE

      In general, a Certificate Owner will recognize gain or loss upon the sale, exchange, redemption, or other taxable disposition of an Offered Certificate measured by the difference between (i) the amount of cash and the fair market value of any property received (other than amounts attributable to, and taxable as, accrued interest) and (ii) the Certificate Owner's tax basis in the Offered Certificate (as increased by any OID or market discount previously included in income by the holder and decreased by any deductions previously allowed for amortizable bond premium and by any payments reflecting principal or OID received with respect to such certificate). Subject to the market discount rules discussed above, any such gain or loss generally will be long-term capital gain or loss, provided that the Offered Certificate was held for more than one year and was held as a capital asset. The maximum ordinary income rate for individuals, estates, and trusts exceeds the maximum long-term capital gains rate for such taxpayers. In addition, any capital losses realized generally may be used by a corporate taxpayer only to offset capital gains and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.


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
TAX CLASSIFICATION OF TRUST

      In connection with the issuance of the Offered Certificates, Special Tax Counsel will render an opinion to the Seller, based on the assumptions and qualifications set forth therein, that under current law the issuance of the Offered Certificates will not cause the Trust to be classified for United States federal income tax purposes as an association (or publicly traded partnership) taxable as a corporation.

FASIT LEGISLATION

      Recent legislation created a new type of entity for United States Federal income tax purposes called a "financial asset securitization investment trust" or "FASIT." Certain arrangements similar to the Trust may elect to be treated as a FASIT, which would enable it to avoid United States Federal income taxation and to issue securities substantially similar to the Offered Certificates, and those securities would be treated as debt for United States Federal income tax purposes. If so specified in the related Supplement, the Trust may make an election for the newly-authorized Trust interests to be treated as a FASIT. The Pooling Agreement may contain any such terms and provide for the issuance of certificates in any newly-authorized Certificate Series on such terms and conditions as are permitted to a FASIT and described in the related Supplement. In addition, from and after the Series termination date for any Certificate Series outstanding on the Closing Date, the Seller, Servicer, the holder of the Exchangeable Seller Certificate and the Trustee may amend the Pooling Agreement or any Supplement (including the Series 1999-1 Supplement) in order to enable all or a portion of the Trust to qualify as a FASIT and to permit a FASIT election to be made with respect thereto, and to make such modifications to the Pooling Agreement and any Supplement as may be permitted by reason of the making of such an election. However, there can be no assurance that the Seller will or will not cause any permissible FASIT election to be made with respect to the Trust or any Certificate Series thereof, or amend the Pooling Agreement or any Supplement in connection with any election. As a condition to making an FASIT election, the Seller will provide the Trustee with (1) an opinion of counsel to the effect that such amendment (a) would permit the Trust or a relevant portion thereof to be treated as a FASIT, (b) would not cause the Trust to be classified as an association (or publicly traded partnership) taxable as a corporation for United States Federal income tax purposes, and (c) would not cause or constitute an event in which gain or loss would be recognized by any holder of investor certificates in the Trust (including Offered Certificateholders), and (2) a certificate that such amendment would not materially and adversely affect any holder of an interest in any Certificate Series, Receivables Purchase Series or any Enhancement Provider. Additionally, any such election and any related amendments to the Pooling Agreement or any Supplement may have other tax and non-tax consequences to Series 1999-1 Senior Certificateholders. Accordingly, prospective purchasers of Offered Certificates should consult their tax advisors with regard to the effects of any such election and any permitted related amendments on them in their particular circumstances.

POSSIBLE CLASSIFICATION AS A PARTNERSHIP OR AS AN ASSOCIATION TAXABLE AS A CORPORATION

      The opinion of Special Tax Counsel with respect to Offered Certificates will not be binding on the courts or the IRS. It is possible that the IRS could assert that, for purposes of the Code, the transactions contemplated by the Transaction Documents constitute a sale of the Receivables (or an interest therein) to the Certificate Owners and that the proper classification of the legal relationship between the Seller and some or all of the Offered Certificateholders resulting from such transactions is that of a partnership (including a publicly traded partnership) or a publicly traded partnership taxable as a corporation. The Seller currently does not intend to comply with the United States Federal income tax reporting requirements that would apply if any Offered Certificates were treated as interests in a partnership or a publicly traded partnership or an association taxable as a corporation.

      If the Transaction Documents were treated as creating a partnership between the Seller and Offered Certificateholders, the partnership itself would not be subject to Federal income tax (unless it were to be characterized as a publicly traded partnership taxable as a corporation); rather, the partners of such partnership, including the Certificate Owners or Offered Certificateholders, would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deductions of a Certificate Owner could differ if the Offered Certificates were held to constitute


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
partnership interests, rather than indebtedness. Moreover, unless the partnership were treated as engaged in a trade or business, an individual's share of expenses of the partnership would be miscellaneous itemized deductions that, in the aggregate, are allowed as deductions only to the extent they exceed two percent of the individual's adjusted gross income, and would be subject to reduction under Section 68 of the Code if the individual's adjusted gross income exceeded certain limits. Furthermore, such deductions would be eliminated altogether for purposes of the alternative minimum tax. As a result, the individual might be taxed on a greater amount of income than the stated rate on the Offered Certificates. Finally, assuming the Transaction Documents were treated as creating a partnership, all or a portion of any taxable income allocated to a Certificate Owner that is a pension, profit-sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) may, under certain circumstances, constitute "unrelated business taxable income" which generally would be taxable to the holder under the Code.

      If it were determined that a transaction created an entity classified as a publicly traded partnership taxable as a corporation, the Trust would be subject to United States Federal income tax at corporate income tax rates on the income it derives from the Receivables, which would reduce the amounts available for distribution to the Certificate Owners. If the Offered Certificates were treated as partnership interests in a publicly traded partnership or as equity interests in such an association, distributions to the Offered Certificateholders generally would not be deductible in computing the taxable income of the publicly traded partnership or association. Such classification may also have adverse state and local tax consequences that would reduce amounts available for distribution to Certificate Owners. Cash distributions to the Certificate Owners (except any class thereof not recharacterized as an equity interest) generally would be treated as dividends for tax purposes to the extent of such deemed corporation's earnings and profits.

FOREIGN INVESTORS

      As set forth above, Special Tax Counsel will render an opinion, upon issuance, that the Offered Certificates will be treated as debt for U.S. Federal income tax purposes. The following information describes the United States Federal income tax treatment of investors that are not United States persons ("Foreign Investors") if the Offered Certificates are treated as debt. The term "Foreign Investor" means any person other than (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof, or
(iii) an estate or trust the income of which is includible in gross income for United States Federal income tax purposes, regardless of its source.

      Interest, including OID, paid to a Foreign Investor will be subject to United States withholding taxes at a rate of 30% (unless such rate is reduced under an applicable treaty) unless (i) the income is "effectively connected" with the conduct by such Foreign Investor of a trade or business in the United States as evidenced by IRS Form 4224, signed by the Certificate Owner or its agent, claiming exemption from withholding tax on income effectively connected with the conduct of a trade or business in the United States; (ii) the Foreign Investor delivers IRS Form 1001, signed by the Certificate Owner or its agent, claiming exemption from withholding under an applicable tax treaty; or (iii) the Foreign Investor and each securities clearing organization, bank, or other financial institution that holds the Offered Certificates on behalf of the customer in the ordinary course of its trade or business, in the chain between the Certificate Owner and the United States person otherwise required to withhold the United States tax, complies with applicable identification requirements and the Certificate Owner does not actually or constructively own 10% or more of the voting stock of the Seller (or, upon the issuance of an interest in the Trust that is treated as a partnership interest, any holder of such interest) and is not a controlled foreign corporation with respect to the holder of such Offered Certificates. Applicable identification requirements generally will be satisfied if there is delivered to a securities clearing organization and to the United States entity otherwise required to withhold tax an IRS Form W- 8 signed under penalties of perjury by the Certificate Owner, stating that such Certificate Owner is not a United States person and providing such Certificate Owner's name and address. In the case of (i), (ii) or (iii) above, the appropriate form will be effective provided, that (x) the applicable form is delivered pursuant to applicable procedures and is properly transmitted to the United States entity otherwise required to withhold tax, and (y) none of the entities receiving the form has actual knowledge that the Certificate Owner is a United States person.


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
      A Certificate Owner that is a nonresident alien or foreign corporation will not be subject to United States Federal income tax on gain realized upon the sale, exchange, or redemption of an Offered Certificate, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States, (ii) in the case of a Certificate Owner that is an individual, such Certificate Owner is not present in the United States for 183 days or more during the taxable year in which such sale, exchange, or redemption occurs, and (iii) in the case of gain representing accrued interest, the conditions described in the immediately preceding paragraph are satisfied.

      If the interests of a Certificate Owner in the Trust were reclassified as interests in a partnership (not taxable as a corporation), a Certificate Owner that is a Foreign Investor might be required to file a United States federal income tax return and pay tax on its share of partnership income at regular United States rates, including the branch profits tax in the case of an Certificate Owner that is a corporation, and would be subject to withholding tax (currently at a rate of 39.6% in the case of individuals and 35% in the case of corporations) on its share of the partnership's "effectively connected taxable income." If the Series 1999-1 Certificates were recharacterized as equity interests in an association taxable as a corporation or in a publicly traded partnership taxable as a corporation, distributions on the Series 1999-1 Certificates treated as dividends generally would be subject to withholding tax on the gross amount of such dividends at the rate of 30% unless such rate were reduced by an applicable treaty or another exemption applied.

      New Withholding Regulations. The Treasury Department has issued new regulations (the "New Regulations") which make certain modifications to the withholding, backup withholding and information reporting rules described herein. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors are urged to consult their tax advisors regarding the New Regulations.

BACKUP WITHHOLDING

      A Certificate Owner may be subject to backup withholding at the rate of 31% with respect to interest paid (and original issue discount accrued, if any) on the Offered Certificates if the Certificate Owner, upon issuance, fails to supply the Trustee or its broker with its taxpayer identification number, fails to report interest, dividends, or other "reportable payments" (as defined in the Code) properly, or under certain circumstances, fails to provide the Trustee or its broker with a certified statement, under penalty of perjury, that it is not subject to backup withholding. Information returns will be sent annually to the IRS and to each Certificate Owner setting forth the amount of interest paid (and original issue discount accrued, if any) on the Offered Certificates and the amount of tax withheld thereon.


                              ERISA CONSIDERATIONS

      Offered Certificates may not be acquired by or for the account of any employee benefit plan, trust or account (including an individual retirement account) that is subject to the requirements of Title I of the Employee Retirement Income Security Act of 1974 or that is described in Section 4975(e)(1) of the Internal Revenue Code of 1986 (each a "Benefit Plan"), or by or for the account of any entity whose underlying assets include any Benefit Plan assets by reason of a Benefit Plan's investment in such entity. By accepting and holding any Offered Certificate, the holder thereof will be deemed to have represented and warranted that either (i) it is not a Benefit Plan, and that its acquisition and holding thereof is in compliance with the foregoing restrictions on Benefit Plan assets or (ii) it is an insurance company purchasing the Offered Certificates with assets of its general account, and at the time of acquisition and throughout the period of holding, (A) it meets all of the requirements of and is eligible for exemptive relief under Prohibited Transaction Class Exemption 95-60 and (B) less than 25% of the assets of such account are Benefit Plan assets.

                                  UNDERWRITING

   Under the terms and subject to the conditions set forth in the underwriting agreement (the "Underwriting Agreement") for the sale of the Offered Certificates, (x) the Seller has agreed to sell and Bear, Stearns & Co., Inc. and [Others] (the "Class A Underwriters") have agreed to purchase the principal amount of the Class A Certificates set forth opposite their names below and (y) the Seller has agreed to sell and Bear, Stearns & Co., Inc. (the "Class B Underwriter," and together with the Class A Underwriter, the "Underwriters") has agreed to purchase the entire principal amount of the Class B Certificates.

                                         Principal Amount of            Underwriter'      Price to
Underwriters of Class A Certificates     Class A Certificates            Commission        Public
------------------------------------     --------------------            ----------        ------
Bear, Stearns & Co. Inc.
[Others]


                                         Principal Amount of            Underwriter'      Price to
Underwriters of Class B Certificates     Class B Certificates            Commission        Public
------------------------------------     --------------------            ----------        ------
Bear, Stearns & Co. Inc.


      In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Offered Certificates offered hereby if any of the Offered Certificates are purchased.

      The Seller has been advised by Bear, Stearns & Co. Inc., as representative of the Class A Underwriters, that the Class A Underwriters propose initially to offer the Class A Certificates to the public at the public offering price set forth on the cover page of this Prospectus, and to certain dealers at such price, less a concession not in excess of [____]% per Class A Certificate. The Class A Underwriters may allow, and such dealers may reallow, concessions not in excess of [____]% of the principal amount of the Class A Certificates to certain brokers and dealers.

      The Seller has been advised by the Class B Underwriter, that the Class B Underwriter proposes initially to offer the Class B Certificates to the public at the public offering price set forth on the cover page of this Prospectus, and to certain dealers at such price, less a concession not in excess of [____]% per Class B Certificate. The Class B Underwriter may allow, and such dealers may reallow, concessions not in excess of [____]% of the principal amount of the Class B Certificates to certain brokers and dealers.

      Additional offering expenses are estimated to be $[____________].

      The Seller and the Originator will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments the Underwriters may be required to make in respect thereof.

   The Trust has been advised by the Underwriters that the Underwriters presently intend to make a market in the Offered Certificates, as permitted by applicable laws and regulations. The Underwriters are not obligated, however, to make a market in the Offered Certificates and any such market making may be discontinued at any time at the sole discretion of either Underwriter. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Offered Certificates.

      The Underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the Offered Certificates in accordance with Regulation M under the Exchange Act. Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the Offered Certificates so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the

Offered Certificates in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the Underwriters to reclaim a selling concession from a syndicate member when the Offered Certificates originally sold by such syndicate member are purchased in a syndicate covering transaction. Such over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the Offered Certificates to be higher than they would otherwise be in the absence of such transactions. Neither the Seller nor any of the Underwriters represent that the Underwriters will engage in any such transactions or that such transactions, once commenced, will not be discontinued without notice at any time.


                                  LEGAL MATTERS

      Certain legal matters relating to the issuance of the Offered Certificates will be passed upon for the Seller by Colin D. Stern, Executive Vice President and General Counsel of Charming Shoppes, and by Mayer, Brown & Platt, Chicago, Illinois, special counsel to the Seller. Certain legal matters relating to the federal tax consequences of the issuance of the Offered Certificates will be passed upon for the Seller by Mayer, Brown & Platt. Certain legal matters relating to the issuance of the Offered Certificates will be passed upon for the Underwriters by Orrick, Herrington & Sutcliffe LLP, Washington, D.C.


                               CERTIFICATE RATINGS

      Any rating of your certificates by a Rating Agency will indicate:

      - its view on the likelihood that you will receive interest payments and principal payments by the Series 1999-1 Termination Date; and

      - its evaluation of the Receivables and the availability of the credit enhancement for your certificates.

      Among the things a rating will not indicate are:


      - the likelihood that principal payments will be paid on a scheduled date prior to the Series 1999-1 Termination Date;

      -     the likelihood that an early amortization event will occur;

      - the likelihood that a United States withholding tax will be imposed on non-U.S. certificateholders;

      -     the marketability of your certificates;

      -     the market price of your certificates; or

      - whether your certificates are an appropriate investment for any purchaser.

      A rating will not be a recommendation to buy, sell or hold the certificates. A rating may be lowered or withdrawn at any time by a Rating Agency.

      The Seller will request a rating of the Class A and Class B Certificates from at least one Rating Agency. Rating agencies other than those requested could assign a rating to the certificates and such a rating could be lower than any rating assigned by a Rating Agency chosen by the Seller.


                          REPORTS TO CERTIFICATEHOLDERS

      The Servicer will prepare monthly and annual reports that will contain information about the Trust. The financial information contained in the reports will not be prepared in accordance with generally accepted accounting principals. Unless and until Definitive Certificates are issued, the reports will be sent to Cede & Co., the nominee of DTC and the registered holder of the Certificates. No financial reports will be sent to you. See "Description of the Certificates--Book-Entry Registration," and "-- Reports to Series 1999-1 Certificateholders."

                       WHERE YOU CAN FIND MORE INFORMATION

      We filed a registration statement relating to the certificates with the SEC. This prospectus is part of the registration statement, but the registration statement includes additional information.

      The Servicer will file with the SEC all required annual, monthly and special SEC reports and other information about the Trust.

      You may read and copy any reports, statements or other information we file at the SEC's public reference room in Washington, D.C. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC internet site (http://www.sec.gov).

                               INDEX OF DEFINED TERMS

                                                                            PAGE
                                                                            ----
Accounts ................................................................     29
Addition Cut Off Date ...................................................     82
Addition Date ...........................................................     67
Additional Accounts .....................................................     67
Aggregate Addition Limit ................................................     68
Aggregate Investor Purchaser Interest ...................................     76
Aggregate Minimum Seller Interest .......................................     67
Allocated Class B Principal Collections .................................     47
Allocated Class C Principal Collections .................................     47
Allocated Class D Principal Collections .................................     47
Automatic Additional Accounts ...........................................     68
Available Funds .........................................................     50
Available Principal Collections .........................................     21
Average Principal Balance ...............................................     40
Base Rate ...............................................................     56
Benefit Plan ............................................................     93
BIF .....................................................................     69
Business Day ............................................................     29
Cardholder Guidelines ...................................................     66
Cede ....................................................................     34,60
Cedel ...................................................................     60
Cedel Participants ......................................................     62
Certificate Owners ......................................................     34
Certificate Purchase Agreement ..........................................     36
Certificate Series ......................................................     58
Charge-Offs .............................................................     53
Charming Shoppes ........................................................     33
Class A Additional Interest .............................................     35
Class A Available Funds .................................................     42
Class A Cap Agreement ...................................................     37
Class A Cap Payment .....................................................     37
Class A Certificate Rate ................................................     35
Class A Certificateholders ..............................................     20
Class A Certificates ....................................................     20
Class A Deficiency Amount ...............................................     35
Class A Expected Final Payment Date .....................................     35
Class A Fixed Allocation ................................................     41
Class A Floating Allocation .............................................     40
Class A Initial Investor Interest .......................................     40
Class A Investor Allocation .............................................     40
Class A Investor Charge-Off .............................................     52
Class A Investor Dilution Amount ........................................     51
Class A Investor Interest ...............................................     20
Class A Investor Loss Amount ............................................     51
Class A Monthly Interest ................................................     35
Class A Monthly Principal ...............................................     38
Class A Required Amount .................................................     42
Class A Servicing Fee ...................................................     43
Class A Spread ..........................................................     35

                                                                            PAGE
                                                                            ----
Class A Underwriters ....................................................     94
Class B Additional Interest .............................................     36
Class B Available Funds .................................................     43
Class B Cap Agreement ...................................................     37
Class B Cap Payment .....................................................     37
Class B Certificate Rate ................................................     36
Class B Certificateholders ..............................................     20
Class B Certificates ....................................................     20
Class B Deficiency Amount ...............................................     36
Class B Expected Final Payment Date .....................................     36
Class B Fixed Allocation ................................................     41
Class B Floating  Allocation ............................................     41
Class B Initial Investor Interest .......................................     40
Class B Investor Allocation .............................................     41
Class B Investor Charge-Off .............................................     52
Class B Investor Dilution Amount ........................................     51
Class B Investor Interest ...............................................     22
Class B Investor Loss Amount ............................................     51
Class B Monthly Interest ................................................     36
Class B Monthly Principal ...............................................     38
Class B Required Amount .................................................     42
Class B Servicing Fee ...................................................     43
Class B Spread ..........................................................     36
Class B Underwriter .....................................................     94
Class C Available Funds .................................................     45
Class C Certificate Rate ................................................     36
Class C Certificates ....................................................     20
Class C Deficiency Amount ...............................................     36
Class C Fixed Allocation ................................................     41
Class C Floating Allocation .............................................     41
Class C Initial Investor Interest .......................................     40
Class C Investor Allocation .............................................     41
Class C Investor Charge-Off .............................................     52
Class C Investor Dilution Amount ........................................     51
Class C Investor Interest ...............................................     22
Class C Investor Loss Amount ............................................     51
Class C Monthly Interest ................................................     36
Class C Required Amount .................................................     48
Class D Available Funds .................................................     45
Class D Certificate .....................................................     20
Class D Certificate Rate ................................................     36
Class D Fixed Allocation ................................................     42
Class D Floating Allocation .............................................     42
Class D Initial Investor Interest .......................................     40
Class D Investor Allocation .............................................     42
Class D Investor Charge-Off .............................................     53
Class D Investor Dilution Amount ........................................     51
Class D Investor Interest ...............................................     22
Class D Investor Loss Amount ............................................     51
Class D Monthly Interest ................................................     36
Closing Date ............................................................     20

                                                                            PAGE
                                                                            ----

Co-Branded Program ......................................................     67
Code ....................................................................     88
Collection Account ......................................................     70
Controlled Amortization Amount ..........................................     22
Controlled Amortization Period ..........................................     20
Controlled Payment Amount ...............................................     22
Controlling Certificateholders ..........................................     56
Cooperative .............................................................     63
Cumulative Principal Shortfall ..........................................     50
Debtor Relief Laws ......................................................     64
Defaulted Receivables ...................................................     72
Defeased Series .........................................................     74
Definitive Certificates .................................................     63
Depositaries ............................................................     60
Dilution Amount .........................................................     72
Dilution Payment ........................................................     73
Discount Option Receivables .............................................     73
Discount Option Receivables Collections .................................     73
Discount Percentage .....................................................     73
Distribution Date .......................................................     35
DTC .....................................................................     60
DTC Participants ........................................................     60
DTC Services ............................................................     62
Due Period ..............................................................     20
Early Amortization Event ................................................     54
Early Amortization Period ...............................................     23
Eligible Account ........................................................     66
Eligible Receivable .....................................................     67
Enhancement .............................................................     58
Enhancement Provider ....................................................     56
Euroclear ...............................................................     60,63
Euroclear Operator ......................................................     63
Euroclear Participants ..................................................     62
Excess Funding Account ..................................................     72
Excess Spread ...........................................................     45
Exchange Act ............................................................     60
Existing Assets .........................................................     81
Fashion Bug Stores ......................................................     23
FASIT ...................................................................     91
FDIA ....................................................................     12
FDIC ....................................................................     12
Finance Charge Receivables ..............................................     29
Finance Charge Shortfall ................................................     50
Fiscal 1997 .............................................................     33
Fiscal 2000 .............................................................     33
Fixed Allocation Percentage .............................................     40
Fixed Principal Allocation Date .........................................     40
Floating Allocation Percentage ..........................................     39
Foreign Investor ........................................................     92
Foreign Investors .......................................................     92
Group One ...............................................................     22

                                                                            PAGE
                                                                            ----

Indirect Participants ...................................................     60
Industry ................................................................     62
Ineligible Receivable ...................................................     64
Initial Closing Date ....................................................     80
Initial Cut Off Date ....................................................     28
Insolvency Event ........................................................     82
Insurance Proceeds ......................................................     49
Interest Period .........................................................     35
Interest Rate Cap Agreements ............................................     37
Investor Certificateholders .............................................     20
Investor/Purchaser Percentage ...........................................     39
IRS .....................................................................     89
LIBOR ...................................................................     36
LIBOR Determination Date ................................................     37
Lien ....................................................................     64
Loss Amount .............................................................     72
Minimum Seller Interest .................................................     67
Monthly Interest ........................................................     56
Moody's .................................................................     37
New Regulations .........................................................     93
Offered Certificateholders ..............................................     21
Offered Certificates ....................................................     34
OID .....................................................................     90
Originator ..............................................................     20
Paired Series ...........................................................     53
Paying Agent ............................................................     78
Permitted Investments ...................................................     70
Pooling Agreement .......................................................     20
Portfolio Yield .........................................................     56
Principal Allocation Percentage .........................................     40
Principal Receivables ...................................................     29
Principal Sharing Series ................................................     50
Principal Shortfalls ....................................................     71
Principal Terms .........................................................     58
Prior Pooling Agreement .................................................     80
Private Label Program ...................................................     67
Purchase Agreement ......................................................     57
Purchase Termination Date ...............................................     85
Qualified Depository Institution ........................................     69
Rating Agency ...........................................................     10
Ratings Effect ..........................................................     53
Reallocated Class B Principal Collections ...............................     48
Reallocated Class C Principal Collections ...............................     48
Reallocated Class D Principal Collections ...............................     48
Reallocated Principal Collections .......................................     48
Receivables .............................................................     28
Receivables Purchase Agreement ..........................................     59
Receivables Purchase Series .............................................     59
Receivables Purchaser ...................................................     59
Record Date .............................................................     34
Recoveries ..............................................................     49

                                                                            PAGE
                                                                            ----
Reference Banks .........................................................     37
Related Assets ..........................................................     80
Removal Date ............................................................     84
Removed Accounts ........................................................     69
Required Designation Date ...............................................     67
Revolving Period ........................................................     21
SAIF ....................................................................     69
Secured Account Program .................................................     67
Secured Obligations .....................................................     86
Secured Party ...........................................................     85
Securities Act ..........................................................     58
Security Agreement ......................................................     85
Seller ..................................................................     20
Seller Interest .........................................................     21
Seller Interest Test ....................................................     67
Seller Percentage .......................................................     34
Series ..................................................................     59
Series 1999-1 Certificateholders ........................................     21
Series 1999-1 Certificates ..............................................     20
Series 1999-1 Dilution Amount ...........................................     73
Series 1999-1 Early Amortization Event ..................................     55
Series 1999-1 Finance Charge Shortfall ..................................     50
Series 1999-1 Initial Investor Interest .................................     40
Series 1999-1 Investor Dilution Amount ..................................     51
Series 1999-1 Investor Interest .........................................     29
Series 1999-1 Investor Loss Amount ......................................     51
Series 1999-1 Minimum Seller Interest ...................................     29
Series 1999-1 Principal Shortfall .......................................     50
Series 1999-1 Servicing Fee .............................................     43
Series 1999-1 Supplement ................................................     20
Series 1999-1 Termination Date ..........................................     22,57
Servicer ................................................................     20
Servicer Default ........................................................     77
Servicer Transfer .......................................................     77
Shared Excess Finance Charge Collections ................................     71
Shared Principal Collections ............................................     71
SOAI ....................................................................     20
Special Tax Counsel .....................................................     89
Specified Program Account ...............................................     66
Specified Programs ......................................................     67
Store Account ...........................................................     70
Store Payments ..........................................................     70
Subservicer .............................................................     25
Supplement ..............................................................     84
Systems .................................................................     62
Telerate Page 3750 ......................................................     36
Terms and Conditions ....................................................     63
Total Systems Failure ...................................................     78
Transaction Documents ...................................................     65
Trust ...................................................................     20
Trust Portfolio .........................................................     21

                                                                            PAGE
                                                                            ----
Trustee .................................................................     20
UCC .....................................................................     13
Unaffiliated Retailer Program ...........................................     67
Underwriters ............................................................     94
Underwriting Agreement ..................................................     94
Unfunded Seller Dilution Amount .........................................     73

                                                                         ANNEX I

                            OTHER SERIES OUTSTANDING

   The table below sets forth the principal characteristics of the three other series previously issued by the Trust, Series 1994-2, Series 1997-1 and the 1996 Receivables Purchase Series, as well as Series 1999-2, being issued concurrently with Series 1999-1. Each of these series are in Group One for purposes of sharing Shared Excess Finance Charge Collections and Shared Excess Principal Collections. For more specific information with respect to any series, any prospective investor should contact Charming Shoppes at [_________]. An asterisk appearing before any series name or any class was issued in a private transaction, thus limiting the disclosure we have made available for such series.

    1.*SERIES 1994-2

         Initial Investor Interest..................................$13,250,000
         Expected Final Payment Date.................May 1999 Distribution Date
         Series 1994-2 Termination Date............April 2003 Distribution Date
         Series Issuance Date...................................August 15, 1994
         Minimum Required Seller Interest..............................$280,000

    2.*SERIES 1997-1

         Class A Initial Investor Interest..........................$56,000,000
         Class B Initial Investor Interest............................$8,500,000
         Class C Initial Investor Interest............................$9,500,000
         Class D Initial Investor Interest............................$9.500,000
         Class A Expected Final Payment Date.....December 2002 Distribution Date
         Class B Expected Final Payment Date......January 2003 Distribution Date
         Class C Expected Final Payment Date........March 2003 Distribution Date
         Class D Expected Final Payment Date........April 2003 Distribution Date
         Series 1997-1 Termination Date.............April 2006 Distribution Date
         Series Issuance Date..................................November 25, 1997
         Minimum Required Seller Interest....2% of outstanding investor interest

    3.*1996 RECEIVABLES PURCHASE SERIES

         Maximum Investor Interest...................................$50,000,000
         Current outstanding amount..................................$
         Minimum Required Seller Interest....2% of outstanding investor interest

    4.*SERIES 1999-1 (VARIABLE FUNDING SERIES)

         Maximum Investor Interest..................................$50,000,000
         Current outstanding amount..........................................$0
         Minimum Required Seller Interest.[2% of outstanding investor interest]

                                                                        ANNEX II

               GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION
                                   PROCEDURES

    Except in certain limited circumstances, Offered Certificates (the "Global Certificates") will be available only in book-entry form. Certificate Owners in the Global Certificates may hold such Global Certificates through any of DT, Cedel or Euroclear. The Global Certificates will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

    Secondary market trading between investors holding Global Certificates through Cedel and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

    Secondary market trading between investors holding Global Certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

    Secondary cross-market trading between Cedel or Euroclear and DTC Participants holding Global Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Cedel and Euroclear (in such capacity) and as DTC Participants.

    Non-U.S. holders (as described below) of Global Certificates will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

    All Global Certificates will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Certificate Owners' interests in the Global Certificates will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

    Certificate Owners electing to hold their Global Certificates through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Certificate Owner securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

    Certificate Owners electing to hold their Global Certificates through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Certificates will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

    Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

    Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

    Trading between Cedel and/or Euroclear Participants. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

    Trading between DTC seller and Cedel or Euroclear purchaser. When Global Certificates are to be transferred from the account of a DTC Participant to the account of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. Cedel or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Certificates against payment. Payment will include interest accrued on the Global Certificates from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Global Certificates. After settlement has been completed, the Global Certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The Global Certificates credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Certificates will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debit will be valued instead as of the actual settlement date.

    Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Certificates are credited to their accounts one day later.

    As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Certificates were credited to their accounts. However, interest on the Global Certificates would accrue from the value date. Therefore, in many cases the investment income on the Global Certificates earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds.

    Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Certificates to the respective Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

    Trading between Cedel or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Certificates are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Cedel or Euroclear will instruct the respective Depositary, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Certificates from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date. Finally, day traders that use Cedel or Euroclear and that purchase Global Certificates from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

       (a) borrowing through Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

       (b) borrowing the Global Certificates in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Certificates sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

       (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

    A beneficial owner of Global Certificates holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

    Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Global Certificates that are non-U.S. Persons can obtain a complete exemption form the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

    Exemption for non-U.S. Persons with effectively connected income (Form
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

    Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are beneficial owners of Global Certificates residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owner or his agent.

    Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

    U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a Global Certificate or in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

    The term "U.S. Person" means (i) a citizen or resident of the United States,
(ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate or trust the income of which is includible in gross income for United States tax purposes, regardless of its source. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Certificates. Certificate Owners are advised to consult their own tax advisers for specific tax advice concerning their holding and disposing of the Global Certificates.

                          CHARMING SHOPPES MASTER TRUST
                                     ISSUER
                       CHARMING SHOPPES RECEIVABLES CORP.
                                     SELLER
                             SPIRIT OF AMERICA INC.
                                    SERVICER

                                  SERIES 1999-1

          $[_________] FLOATING RATE CLASS A ASSET BACKED CERTIFICATES $[_________] FLOATING RATE CLASS B ASSET BACKED CERTIFICATES


                            ------------------------


                                   PROSPECTUS

                            ------------------------



                    UNDERWRITERS OF THE CLASS A CERTIFICATES

                            BEAR, STEARNS & CO. INC.
                                    [OTHERS]


                     UNDERWRITER OF THE CLASS B CERTIFICATES

                            BEAR, STEARNS & CO. INC.






   You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information.

   We are not offering the Class A Certificates or the Class B Certificates in any state where the offer is not permitted.

   Dealers will deliver a prospectus when acting as underwriters of the Class A Certificates or the Class B Certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Class A or the Class B Certificates will deliver a prospectus until [___________, 1999].

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      Expenses in connection with the offering of the Certificates being registered herein are estimated as follows:


      SEC registration fee           $[_________]
      Legal fees and expenses         [_________]
      Accounting fees and expenses    [_________]
      Blue sky fees and expenses      [_________]
      Rating agency fees              [_________]
      Trustee fees and expenses       [_________]
      Printing                        [_________]
      Miscellaneous                   [_________]

      Total                          $[_________]


ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      The Registrant is incorporated under the laws of Delaware. Section 145 of the General Corporation Law of Delaware provides that a Delaware corporation may indemnify any director or officer who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was an officer or director of the corporation, or is or was serving at the request of the corporation as an officer or director of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. A corporation may also indemnify any officer or director in an action by or in the right of the corporation under the same conditions, except that no such indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. If an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify such person against the expenses (including attorneys' fees) actually and reasonably incurred by such officer or director in connection therewith.

      The Certificate of Incorporation of the Registrant provides that the Registrant will indemnify its officers and directors to the fullest extent permitted by Delaware General Corporation Law.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

      None.


ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

      (a) A list of exhibits filed herewith is contained in the Exhibit Index, which is incorporated herein by reference.

      (b)  Financial Statement Schedules:

            Not applicable.

ITEM 17.  UNDERTAKINGS.

      The undersigned Registrants hereby undertakes as follows:

      (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by a registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      (b) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.

      (c) For purposes of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

      PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT ON FORM S-1 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BENSALEM AND STATE OF PENNSYLVANIA, ON THE 4TH DAY OF FEBRUARY, 1999.

                                    CHARMING SHOPPES RECEIVABLES CORP.,

                                    By: /s/ Eric M. Specter
                                    Name: Eric M. Specter
                                    Title: President and Assistant Secretary
                                    (Principal Financial and Accounting Officer)



                                POWER OF ATTORNEY

       KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kirk R. Simme and Colin D. Stern and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Charming Shoppes Receivables Corp.), to sign and file any and all amendments (including post-effective amendments) to this registration statement or any registration statement relating to this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters as he might or could do in person and hereby ratifying and confirming all that each such attorney-in-fact and agent or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT ON FORM S-1 HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.



           SIGNATURE                       TITLE                                DATE
           ---------                       -----                                ----
/s/ Eric M. Specter                    Director, President and Assistant        February 4, 1999
                                       Secretary (Principal Executive
                                       Officer and Principal Financial and
                                       Accounting Officer)

/s/ Kirk R. Simme                      Director                                 February 4, 1999


/s/ Colin D. Stern                     Director                                 February 4, 1999

                                    EXHIBIT INDEX

EXHIBIT         DESCRIPTION
-------         -----------
 1.1*  --       Form of Underwriting Agreement

 3.1   --       Certificate of Incorporation of Charming Shoppes Receivables
                Corp.

 3.2   --       Bylaws of Charming Shoppes Receivables Corp.

 4.1*  --       Second Amended and Restated Pooling and Servicing Agreement,
                as amended, among Charming Shoppes Master Trust, Spirit of
                America, Inc., as successor Servicer, and First Union National
                Bank, as the Trustee

4.3*   --       Form of Series 1999-1 Supplement between Charming Shoppes Master
                Trust, Spirit of America, Inc., as Servicer, and First Union
                National Bank, as the Trustee

4.3*   --       Form of Series 1999-1 Floating Rate Class A Asset Backed
                Certificate (included in Exhibit 4.3)

4.3*  --        Form of Series 1999-1 Floating Rate Class B Asset Backed
                Certificate (included in Exhibit 4.3)

5.1*  --        Opinion of Mayer, Brown & Platt with respect to the validity of the securities being offered

8.1*   --       Opinion of Mayer, Brown & Platt with respect to federal income tax matters

10.1*  --       Purchase and Sale Agreement between Spirit of America National
                Bank and Charming Shoppes Receivables Corp.

10.2*  --       Class A Interest Rate Cap Agreement.

10.3*  --       Class B Interest Rate Cap Agreement.

23.1* --        Consent of Mayer, Brown & Platt (included in Exhibit 5.1)

24     --       Powers of attorney (contained on the signature page to this
                Registration Statement)

---------------

*      To be filed by amendment.